    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1998

                                                     REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        EL CONQUISTADOR PARTNERSHIP L.P.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                            ------------------------

                     EL CONQUISTADOR RESORT & COUNTRY CLUB
                          1000 EL CONQUISTADOR AVENUE
                           FAJARDO, PUERTO RICO 00738
                                 (787) 863-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               NOEL VERA-RAMIREZ
                                WYNDHAM RESORTS
                          6063 EAST ISLA VERDE AVENUE
                          CAROLINA, PUERTO RICO 00979
                                 (787) 791-2000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

      JAIME E. SANTOS, ESQ.                JULIO L. AGUIRRE, ESQ.           PAMELA E. FLAHERTY, ESQ.    JULIO PIETRANTONI, ESQ.
PIETRANTONI MENDEZ & ALVAREZ        FIDDLER GONZALEZ & RODRIGUEZ, LLP       SHACK & SIEGEL, P.C.           McCONNELL VALDES
BANCO POPULAR CENTER, SUITE 1901           254 MUNOZ RIVERA AVENUE              530 FIFTH AVENUE        270 MUNOZ RIVERA AVENUE
   SAN JUAN, PUERTO RICO 00918           SAN JUAN, PUERTO RICO 00918        NEW YORK, NEW YORK 10036  SAN JUAN, PUERTO RICO 00918


                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
                                                            AMOUNT BEING     OFFERING PRICE         OFFERING        REGISTRATION
          TITLE OF SECURITIES BEING REGISTERED               REGISTERED       PER UNIT(1)           PRICE(1)            FEE
Undivided interests in the Loan Agreement between Puerto
  Rico Industrial, Tourist, Educational, Medical and
  Environmental Control Facilities Financing Authority
  ('AFICA') and Registrant relating to certain AFICA
  tourism development bonds..............................   $100,000,000         $5,000           $100,000,000        $ 29,500

(1) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                             CROSS REFERENCE SHEET

                                                                           CAPTION IN OFFICIAL STATEMENT AND
                       ITEM AND CAPTION IN FORM S-11                                   PROSPECTUS
      ---------------------------------------------------------------  ------------------------------------------
  1.  Forepart of the Registration Statement and Outside Front Cover
        Page of Prospectus...........................................  Front Cover Page of Registration Statement
                                                                         and Outside Front Cover Page of Official
                                                                         Statement and Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front Cover Page of Official
                                                                         Statement and Prospectus and Outside
                                                                         Back Cover Page of Official Statement
                                                                         and Prospectus
  3.  Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges................................................  Summary, Risk Factors and Selected
                                                                         Financial Data
  4.  Determination of Offering Price................................  Not applicable
  5.  Dilution.......................................................  Not applicable
  6.  Selling Security Holders.......................................  Not applicable
  7.  Plan of Distribution...........................................  Underwriting
  8.  Use of Proceeds................................................  Use of Proceeds
  9.  Selected Financial Data........................................  Selected Financial Data
 10.  Management's Discussion and Analysis of Financial Condition and
        Results of Operations........................................  Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations
 11.  General Information as to Registrant...........................  The Resort and The Partnership
 12.  Policy with Respect to Certain Activities......................  The Resort, The Partnership and Policies
                                                                         with Respect to Certain Activities
 13.  Investment Policies of Registrant..............................  Investment Objectives and Policies
 14.  Description of Real Estate.....................................  The Resort
 15.  Operating Data.................................................  The Resort
 16.  Tax Treatment of Registrant and its Security Holders...........  The Bonds and Tax Matters
 17.  Market Price of and Dividends on the Registrant's Common Equity
        and Related Stockholder Matters..............................  Not applicable
 18.  Description of Registrant's Securities.........................  The Bonds
 19.  Legal Proceedings..............................................  Legal Proceedings
 20.  Security Ownership of Certain Beneficial Owners and
        Management...................................................  Security Ownership of Certain Beneficial
                                                                         Owners and Management
 21.  Directors and Executive Officers...............................  Management of the Partnership
 22.  Executive Compensation.........................................  Management of the Partnership
 23.  Certain Relationships and Related Transactions.................  Certain Relationships and Related
                                                                         Transactions and The Partnership
 24.  Selection, Management and Custody of Registrant's
        Investments..................................................  The Resort and The Partnership
 25.  Policies with Respect to Certain Transactions..................  The Partnership and Policies with Respect to Certain Transactions
 26.  Limitations of Liability.......................................  The Partnership
 27.  Financial Statements and Information...........................  Financial Statements
 28.  Interests of Named Experts and Counsel.........................  Not applicable
 29.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  Management of the Partnership and
                                                                         Underwriting
 30.  Quantitative and Qualitative Disclosures about Market Risk.....  Not applicable

THE INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

      PRELIMINARY OFFICIAL STATEMENT AND PROSPECTUS DATED OCTOBER 20, 1998
                      SUBJECT TO COMPLETION AND AMENDMENT

    PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
                CONTROL FACILITIES FINANCING AUTHORITY ('AFICA')
                      TOURISM REVENUE BONDS, 1998 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)

----------------------------------------------------------

                                 TERMS OF SALE

     The final pricing of the bonds is shown on the inside cover page of this Official Statement and Prospectus. For more detail, see 'THE BONDS.' Out of total gross proceeds of $100,000,000*, El Conquistador Partnership L.P. will
receive $        (before the payment of offering expenses), and the underwriter
will retain the balance of $        as an underwriting discount. The following
terms will apply to the bonds when issued:

           The bonds will be issued in denominations which are multiples of $5,000.

           Interest will be a fixed rate ranging from      % to      %,
           depending upon the maturity date of the bond.

           The bonds will be due on varying dates as set forth on the inside cover.

           El Conquistador Partnership L.P. expects that Moody's Investors Service, Inc. will rate the bonds 'Baa2.'

           Interest on the bonds will accrue from the date the bonds are issued and will be payable monthly on the first day of each month,
           commencing                , 1999.

           The bonds are subject to mandatory and optional redemption.

           The bonds are limited obligations of AFICA payable solely from moneys paid to AFICA by El Conquistador Partnership L.P. under a loan agreement between AFICA and El Conquistador Partnership L.P.

           The bonds are secured by a first mortgage on El Conquistador Resort & Country Club and a first priority security interest on the personal property of El Conquistador Partnership L.P.

----------------------------------------------------------
          TAX RAMIFICATIONS OF THE BONDS AND THE INTEREST ON THE BONDS

           Provided El Conquistador Partnership L.P. complies with certain terms of its loan agreement with AFICA, it is the opinion of bond counsel that the bonds and the interest on the bonds are exempt from or not subject to:

        (1) Puerto Rico income taxes and municipal property and license taxes,

        (2) under certain circumstances, Puerto Rico gift and estate taxes, and

        (3) United States income tax when received by:

            (a) individuals who are bona fide residents of Puerto Rico during the entire taxable year in which such interest is received, or

            (b) under certain circumstances, foreign corporations, including
                Puerto Rico corporations.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 IN THIS OFFICIAL STATEMENT AND PROSPECTUS.

----------------------------------------------------------
     THE EL CONQUISTADOR PARTNERSHIP L.P. AND AFICA DO NOT INTEND TO APPLY FOR LISTING OF THE BONDS ON A SECURITIES EXCHANGE. THERE IS CURRENTLY NO SECONDARY MARKET FOR THE BONDS. THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET WILL DEVELOP, OR IF IT DOES DEVELOP, THAT IT WILL PROVIDE YOU WITH LIQUIDITY FOR YOUR INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE BONDS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR THE COMMISSIONER OF FINANCIAL INSTITUTIONS OF PUERTO RICO HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFICIAL STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------
                    CITICORP FINANCIAL SERVICES CORPORATION

           , 1998

 ------------
 * Preliminary, subject to change.

                                 $100,000,000*
           PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                 TOURISM REVENUE REFUNDING BONDS, 1998 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)

$        Serial Bonds Issued as Follows:

PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----

$                     %                                , 2002     100.0%
$                     %                                , 2002     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2008     100.0%
$                     %                                , 2008     100.0%

$        Term Bonds, Issued as Follows:

PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----

                              Term Bonds Due                ,
$                     %                                  2013     100.0%
                              Term Bonds Due                ,
$                     %                                  2018     100.0%
                              Term Bonds Due                ,
$                     %                                  2023     100.0%
                              Term Bonds Due                ,
$                     %                                  2023     100.0%

------------

* Preliminary, subject to change

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
AVAILABLE INFORMATION..........................     1
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS...................................     1
SUMMARY........................................     2
     The Bonds.................................     2
     The Resort................................     3
     The Manager...............................     4
     The Partnership...........................     4
     Risk Factors..............................     4
     Tax Matters...............................     5
     Rating....................................     5
     Underwriter...............................     5
     Continuing Disclosure.....................     6
     Effect of Hurricane Georges...............     6
     Summary Financial Information.............     7
RISK FACTORS...................................     9
     Payment Risks.............................     9
     Hotel Industry Risks......................    10
     Uncontrollable Events.....................    11
     Real Estate Investment Risks..............    12
     Dependence on the Hotel Operator and
       Potential Conflicts of Interest Between
       the Partnership and the Hotel
       Operator................................    13
     Risks of Operating a Hotel under a Brand
       Affiliation.............................    14
     Tourism Tax Exemptions....................    14
     Casino Gaming Regulation..................    15
     Dependence on Key Personnel...............    15
     Competition...............................    15
     Reliance on Single Market.................    15
     Absence of Secondary Market for the Bonds;
       Rating Maintenance......................    16
USE OF PROCEEDS................................    17
THE RESORT.....................................    18
     General...................................    18
     Access....................................    19
     Casino Credit Policy......................    20
     Government Regulation and Licensing.......    20
     Seasonality...............................    20
     Competition...............................    20
     Employees.................................    21
     Property..................................    21
     Management and Marketing of the Resort....    22
     Golden Door'r' Spa........................    24
     Las Casitas Village Arrangements..........    24
THE PARTNERSHIP................................    24
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS............................    25

                                                  PAGE
                                                  ----
MANAGEMENT OF THE PARTNERSHIP..................    28
     Executive Officers of the Partnership.....    28
     Officers and Directors of the Managing
       General Partner.........................    29
     Compensation of Executive Officers of the
       Partnership.............................    29
     Limitations on the Liability of Affiliated
       Persons.................................    30
SELECTED FINANCIAL DATA........................    31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................    33
     General...................................    33
     Results of Operations.....................    33
     Financial Condition.......................    35
     Taxes.....................................    36
     Inflation.................................    37
     Seasonality...............................    37
     Recent Developments.......................    37
     Impact of Year 2000.......................    37
LEGAL PROCEEDINGS..............................    39
POLICY WITH RESPECT TO CERTAIN ACTIVITIES......    39
INVESTMENT OBJECTIVES AND POLICIES.............    40
POLICIES WITH RESPECT TO CERTAIN
  TRANSACTIONS.................................    40
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................    40
THE BONDS......................................    42
     General...................................    42
     Trustee...................................    42
     Book-Entry Only System....................    42
     Redemption................................    44
     Sources of Payment and Security for the
       Bonds...................................    47
SUMMARY OF THE LOAN AGREEMENT..................    49
     Bond Proceeds.............................    49
     Maintenance and Operation of the Resort...    49
     Disposition of Project; Assignment of Loan
       Agreement; Merger or Consolidation of
       the Partnership.........................    49
     Maintenance of Source of Income;
       Additional Interest Upon Event of
       Taxability..............................    50
     Covenants.................................    51
     Events of Default and Remedies............    51
     Limitation on Partner's Liability.........    52
     Amendments................................    52

                                                  PAGE
                                                  ----
SUMMARY OF THE TRUST AGREEMENT.................    53
     Project Fund..............................    53
     Bond Fund.................................    53
     Reserve Fund..............................    53
     Investment of Funds.......................    53
     Events of Default.........................    55
     Acceleration of Maturities................    55
     Enforcement of Remedies...................    55
     Amendments and Supplements to the Trust
       Agreement...............................    56
     Amendments and Supplements to the Loan
       Agreement and the Related Documents.....    56
     Defeasance................................    57
AFICA..........................................    57
     General...................................    57
     Governing Board...........................    57
                                                  PAGE
                                                  ----
     Outstanding Revenue Bonds and Notes of
       AFICA...................................    58
GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO....    59
TAX MATTERS....................................    59
RATING.........................................    60
LEGAL INVESTMENT...............................    60
UNDERWRITING...................................    60
LEGAL MATTERS..................................    61
CONTINUING DISCLOSURE COVENANT.................    61
REPORTS TO BONDHOLDERS.........................    63
EXPERTS........................................    63
MISCELLANEOUS..................................    63
INDEX TO FINANCIAL STATEMENTS..................   F-1
FORM OF OPINION OF BOND COUNSEL................   A-1

                             AVAILABLE INFORMATION

     El Conquistador Partnership L.P. (the 'Partnership') has filed a Registration Statement (which term shall include any amendment thereto) on Form S-11 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the offering (the 'Offering') of the undivided interests in the Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ('AFICA') and the Partnership relating to certain AFICA tourism revenue bonds (the 'Bonds'). This Official Statement and Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, for further information with respect to the Bonds. Summaries and other statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is hereby made to the copy of the document included in this Official Statement and Prospectus or filed as an exhibit to the Registration Statement.

     The Registration Statement and the exhibits and schedules thereto can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC, Chicago, IL and New York, NY. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     Following consummation of the Offering, the Partnership will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), during the current fiscal year by reason of the public offering and the issuance of the Bonds. In accordance with the Exchange Act, the Partnership will file with the Commission the reports and other information required to be filed under the Exchange Act. The Partnership anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to Section 15(d) of the Exchange Act; however, the Partnership will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the Bonds are outstanding. See 'CONTINUING DISCLOSURE COVENANT.'

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS OFFICIAL STATEMENT AND PROSPECTUS INCLUDES 'FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS OFFICIAL STATEMENT AND PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE PARTNERSHIP'S FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS 'MAY,' 'WILL,' 'EXPECT,' 'INTEND,' 'ESTIMATE,' 'ANTICIPATE,' 'BELIEVE,' OR 'CONTINUE' OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE PARTNERSHIP BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. THE PARTNERSHIP'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. CERTAIN FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE COMPETITION FOR GUESTS FROM OTHER HOTELS, DEPENDENCE UPON GROUP AND LEISURE TRAVELERS AND TOURISM, ADVERSE WEATHER CONDITIONS AND OCCURRENCES, AND THE SEASONALITY OF THE HOTEL INDUSTRY. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PARTNERSHIP'S EXPECTATIONS ('CAUTIONARY STATEMENTS') ARE DISCLOSED UNDER 'RISK FACTORS' AND ELSEWHERE IN THIS OFFERING STATEMENT AND PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS OFFICIAL STATEMENT AND PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE PARTNERSHIP, OR PERSONS ACTING ON ITS BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                                    SUMMARY

     This Summary highlights selected information from this Official Statement and Prospectus. It may not contain all of the information that is important to you. To understand the terms of the Bonds, you should carefully read this Official Statement and Prospectus, including the financial statements and the notes to the financial statements of the Partnership. No person is authorized to detach this Summary from this Official Statement and Prospectus or otherwise to use it without the entire Official Statement and Prospectus.

     The Partnership changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997. The Partnership has provided information for the 12-month period ended March 31, 1998 throughout this Official Statement and Prospectus. The Partnership believes that information for the 12-month period ended March 31 is a more accurate reflection of its results of operations and makes the information more easily compared to prior years. This belief is based on the fact that the Partnership's business is seasonal with the high season occurring primarily in the fiscal quarter ended March 31.

THE BONDS

     Title of Security. $100,000,000* Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Tourism Revenue Bonds, 1998 Series A (El Conquistador Resort Project) (the 'Bonds').

     The Issuer. Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ('AFICA'), a governmental instrumentality of Puerto Rico. See 'AFICA.'

     Use of Proceeds. AFICA will issue the Bonds and lend the proceeds thereof to the Partnership pursuant to the loan agreement (the 'Loan Agreement'). The Partnership will use the loan proceeds to repay an interim loan and interest thereon (the 'Interim Financing') made by Citicorp Real Estate, Inc. ('CRE'), to fund certain reserves and to pay certain costs and expenses of issuing the Bonds. The proceeds of the Interim Financing were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances made by it to redeem outstanding bonds issued by AFICA in 1991 as part of the financing for the development and construction of the El Conquistador Resort & Country Club (the 'Resort').

     Details of Bonds. The Bonds will be issued in the total principal amount of $100,000,000. The Bonds will consist of serial bonds (the 'Serial Bonds') and term bonds (the 'Term Bonds'). The Bonds will be issued in the principal amounts, bear interest at the rates, and mature on the dates shown on the inside front cover page of this Official Statement and Prospectus. The Bonds will be issued pursuant to a trust agreement (the 'Trust Agreement') between AFICA and Banco Santander Puerto Rico, as trustee (the 'Trustee'). The Bonds will be issued in registered form, without coupons, in denominations which are multiples of $5,000. The Bonds will be registered under The Depository Trust Company Book-Entry Only System. This means that you will not receive a certificate for any Bonds you purchase. Your ownership interest in the Bonds will be recorded in the Book-Entry Only System. See 'THE BONDS -- Book-Entry Only System.'

     Interest on the Bonds. Interest on the Bonds will be paid monthly on the
first day of each month, commencing on                , 1999. Additionally,
interest will be paid upon maturity or redemption. Interest will be computed using a 360-day year of twelve 30-day months. Interest will be paid to the registered owners of the Bonds (the 'Bondholders' or 'Holders').

     Sources of Payment. The Bonds are payable solely from monies paid by the Partnership pursuant to the Loan Agreement and from such other amounts payable to the Trustee (as defined)

------------
* Preliminary, subject to change.

pursuant to the Trust Agreement (as defined) and the Security Agreements (as defined). See 'RISK FACTORS -- Sources of Payment and Security for the Bonds.'

     Bonds are Limited Obligations of AFICA. The Bonds do not constitute an indebtedness of Puerto Rico or any of its political subdivisions. Neither Puerto Rico nor any of its subdivisions will be liable for payment of the Bonds, except that AFICA is required to pay the Bonds solely out of payments made by the Partnership under the Loan Agreement.

     Security for the Bonds. The Bonds will be secured by a lien on substantially all the assets of the Partnership.

     Mandatory Redemption of Bonds. Some or all of the Bonds may be required to be redeemed if all or a portion of the Resort is condemned or damaged. Some or all of the Bonds are required to be redeemed if the Resort stops operating or if there is a second occurrence of an Event of Taxability. See 'THE
BONDS -- Redemption.'

     An Event of Taxability will occur when AFICA and the Trustee receive an accountants' report stating that the Partnership failed to comply with certain of its obligations under the Loan Agreement and as a result of such failure interest on the Bonds is taxable to you. See 'SUMMARY OF THE LOAN
AGREEMENT -- Maintenance of Source of Income; Additional Interest Upon Event of Taxability.'

     In addition, the Term Bonds are subject to mandatory redemption in part. See 'THE BONDS -- Redemption -- Mandatory Redemption Other than Upon Event of Taxability' for a schedule of Term Bond redemptions.

     The Serial Bonds mature as set forth on the inside front cover of this Official Statement and Prospectus.

     Optional Redemption of Bonds. The Partnership has the right to redeem all
or part of the Bonds, on and after                , 2008, at the redemption
prices set forth below (expressed as a percentage of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

                                                                                    REDEMPTION
REDEMPTION PERIOD                                                                     PRICE
---------------------------------------------------------------------------------   ----------

               , 2008 -                , 2009....................................     102.0%
               , 2009 -                , 2010....................................     101.0%
               , 2010 and thereafter.............................................     100.0%

THE RESORT

     The Resort is a world class destination resort complex. The Resort consists of 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The Resort also features a secluded beach located on a private island three miles offshore ('Palominos').

     The Resort also generally has available 90 condominium units known as Las Casitas Village, which provides up to another 167 rooms to the inventory of luxury rooms available to the Resort, bringing the total available rooms at the Resort to 918. (The Resort, excluding Las Casitas Village, is referred to as the 'Hotel.') Las Casitas Village condominium units are owned by third parties who make the units available to the Resort through individual rental agreements which are renewed annually.

     The Hotel's average occupancy and average room rate for certain periods were as follows:

                                                                                       AVERAGE
                                                                           AVERAGE      ROOM
                                PERIOD                                    OCCUPANCY     RATE
-----------------------------------------------------------------------   ---------    -------

12-months ended 3/31/98................................................     72.7%      $207.56
Fiscal year ended 3/31/97..............................................     72.0%      $202.86
Fiscal year (9-months) ended 12/31/97..................................     69.3%      $175.59
Nine months ended 12/31/96.............................................     67.6%      $175.01
Six months ended 6/30/98...............................................     81.8%      $243.35
Six months ended 6/30/97...............................................     82.4%      $229.54

THE MANAGER

     The Resort has historically been managed by Williams Hospitality Group Inc. ('WHGI'), an affiliate of the Partnership. As of January 16, 1998, Wyndham International, Inc. ('Wyndham'), the owner of the Wyndham Resorts'r' and Grand Bay'r' brands, acquired the majority interest in WHGI and in March 1998 acquired the remaining interests. Prior to consummation of the Offering, the Partnership will enter into an amended and restated management agreement with WHGI (the 'Management Agreement'). Prior to consummation of the Offering, WHGI will enter into an agreement with Wyndham Management Corporation ('Wyndham Management') with respect to the management of the Resort and the marketing of the Hotel as a Wyndham Resort'r'. WHGI will also enter into a marketing agreement with Grand Bay Management Company ('Grand Bay') providing for the marketing of Las Casitas Village as a Grand Bay'r' hotel and the use of the Grand Bay reservation system for Las Casitas Village. WHGI, Wyndham Management and Grand Bay are referred to collectively as the 'Hotel Operator.'

THE PARTNERSHIP

     The Hotel is owned by the Partnership. The Partnership's sole asset is the Hotel and its sole business is the Resort.

     The Partnership is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. The Partnership's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. The Partnership's telephone number at this location is (787) 863-1000. The Managing General Partner of the Partnership is Conquistador Holding, Inc.

     The Partnership is beneficially owned approximately 77% by Patriot American Hospitality, Inc. ('Patriot') and approximately 23% by Wyndham. For a complete discussion concerning ownership of the Partnership, see 'THE PARTNERSHIP' and 'SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.' The shares of common stock of Patriot and Wyndham are traded together as 'paired' on the New York Stock Exchange. Patriot and Wyndham are referred to collectively as 'Patriot/Wyndham.' Patriot is a real estate investment trust specializing in the ownership of hotels. Wyndham owns and operates hotels under several brand names including the Wyndham Resorts'r' and Grand Bay'r' brands.

RISK FACTORS

     The Bonds are subject to certain risks that could affect the ability of the Partnership to pay the principal of and interest on the Bonds. You should review the section entitled 'RISK FACTORS' for a discussion of certain risks associated with an investment in the Bonds. Some of these risks are:

      The ability of the Partnership to meet its debt service obligations is dependent on the future performance of the Resort.

      The Partnership is not diversified: it has a single asset -- the Hotel, in a single location -- Puerto Rico, and operates in a single industry -- the resort hotel industry.

      The operations and revenues of the Resort are affected by a number of factors that are outside of the control of the Partnership, including competition, seasonality of the hotel industry, potential overbuilding in the industry, general economic conditions, weather conditions, droughts and water shortages, hurricanes and other natural disasters, and the cost and availability of labor, insurance and utilities.

      Properties like the Hotel are relatively difficult to sell, which may affect the ability of Bondholders to foreclose on and sell the Hotel in the event such actions were necessary to pay the Bonds.

      There is no assurance that there will be a secondary market for the Bonds.

      The Hotel Operator is an affiliate of the Partnership, also operates other hotel and resort properties in Puerto Rico and the Caribbean and, therefore, there is a potential for conflicts of interest to arise.

TAX MATTERS

      Provided the Partnership complies with certain terms of the Loan Agreement, it is the opinion of Fiddler Gonzalez & Rodriguez, LLP, Bond Counsel, that the Bonds and the interest on the Bonds are exempt from or not subject to:

          (1) Puerto Rico income taxes and municipal property and license taxes,

          (2) under certain circumstances, Puerto Rico gift and estate taxes, and

          (3) United States income tax when received by:

             (a) individuals who are bona fide residents of Puerto Rico during the entire taxable year in which such interest is received, or

             (b) under certain circumstances, foreign corporations, including
                 Puerto Rico corporations.

     If you have to pay United States income tax on the interest paid on the Bonds because the Partnership fails to comply with certain provisions of the Loan Agreement, the Partnership will be required to pay an additional amount to you. The additional amount plus the actual interest paid on the Bonds will not exceed 12% of the outstanding principal amount of the Bonds during any taxable year of the Partnership. The additional amount that the Partnership may be required to pay to you if the interest on the Bonds becomes taxable in the United States may not be enough for you to have as much income after payment of taxes as you would have had if the interest remained tax free. See 'THE
BONDS -- Mandatory Redemption Upon Event of Taxability' and 'SUMMARY OF THE LOAN AGREEMENT Maintenance -- of Source of Income; Additional Interest Upon Event of Taxability.'

RATING

     The Bonds are expected to be rated 'Baa2' by Moody's Investors Service, Inc. ('Moody's' or the 'Rating Agency'). There is no assurance that such rating will remain in effect for any given period of time or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant.

UNDERWRITER

     The Underwriter of the Bonds is Citicorp Financial Services Corporation, Citibank Center, Lomas Verdes Avenue, Cupey, Puerto Rico. The Underwriter has
agreed to purchase the Bonds at an aggregate discount of $          from the
initial offering price of the Bonds shown (or derived from information shown) on the inside front cover page of this Official Statement and Prospectus. See 'UNDERWRITING.'

CONTINUING DISCLOSURE

     The Partnership will enter into an undertaking for the benefit of the Holders and the Beneficial Owners (as defined) of the Bonds to file certain financial information on an annual basis with and to provide notice of certain events to certain nationally recognized municipal securities information repositories and any Puerto Rico state information depository pursuant to Rule 15c2-12 promulgated by the Commission under the Exchange Act. See 'CONTINUING DISCLOSURE COVENANT.'

EFFECT OF HURRICANE GEORGES

     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. The Hurricane caused approximately $36,000,000 of property related damage to the Resort. As a result of the damage, the Resort was closed from September 21, 1998 until October 3, 1998. The Partnership believes that its physical damage and business interruption are fully covered by insurance, subject to a deductible. See 'RISK FACTORS -- Uncontrollable Events' and 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Developments.'

SUMMARY FINANCIAL INFORMATION

     The following table sets forth selected income data and balance sheet data of the Partnership. The selected income data and balance sheet data are derived from the financial statements and notes thereto of the Partnership, which for the fiscal year (9 months) ended December 31, 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997 have been audited by Ernst & Young LLP, independent auditors, are included in this Official Statement and Prospectus, and includes an explanatory paragraph which describes an uncertainty about the Partnership's ability to continue as a going-concern. The information set forth below for other periods is unaudited. The Partnership changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997. The data below should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                                                                               TWELVE MONTHS
                                                                                              TWELVE MONTHS      ENDED
                                                            FISCAL YEAR ENDED MARCH 31,            ENDED        MARCH 31,
                                                     ------------------------------------------   MARCH 31,       1998
                                                       1994       1995       1996        1997       1998       PRO FORMA(1)
                                                     --------   --------   ---------   --------  -------------  -------------
                                                                                                 (UNAUDITED)    (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Hotel revenues, net............................  $ 30,486   $ 78,688   $  83,035   $ 86,953   $  92,116      $  92,116
    Casino revenues................................     2,488      6,055       6,179      6,005       4,931          4,931
                                                     --------   --------   ---------   -------- -------------  -------------
        Total revenues.............................  $ 32,974   $ 84,743   $  89,214   $ 92,958   $  97,047      $  97,047
                                                     --------   --------   ---------   -------- -------------  -------------
                                                     --------   --------   ---------   -------- -------------  -------------
    Operating expenses before depreciation and
      amortization.................................  $ 33,559   $ 85,427   $  74,163   $ 76,251   $  78,706      $  75,473(2)
                                                     --------   --------   ---------   -------- -------------  -------------
    EBITDA.........................................      (585)      (684)     15,051     16,707      18,341         21,574
    Depreciation and amortization..................     4,274     11,124      10,499      9,147       9,221          9,387(3)
                                                     --------   --------   ---------   -------- -------------  -------------
    Income (loss) from operations (EBIT)...........    (4,859)   (11,808)      4,552      7,560       9,120         12,187
    Interest income................................       109        468         229        199         172            200(4)
    Interest expense...............................    (5,298)   (16,137)    (17,022)   (17,162)    (17,229)       (10,830)(5)
                                                     --------   --------   ---------   -------- -------------  -------------
        Net income (loss)..........................  $(10,048)  $(27,477)  $ (12,241)  $ (9,403)   $ (7,936)     $   1,557
                                                     --------   --------   ---------   -------- -------------  -------------
                                                     --------   --------   ---------   -------- -------------  -------------
    (Deficiency in) partners' capital beginning of
      period.......................................  $ 46,189   $ 36,191   $   8,716   $ (3,525)   $(12,928)     $ (12,928)
    Partner capital contributions..................        50          2          --         --      71,977         86,598
    (Deficiency in) partners' capital end of
      period.......................................    36,191      8,716      (3,525)   (12,928)     51,113         75,227
    Ratio of earnings to fixed charges.............                             0.3X       0.5X        0.6X           1.1X
Other Financial Data:
    Available Hotel rooms(#).......................       751        751         751        751         751            751
    Hotel occupancy................................     72.1%      73.3%       71.0%      72.0%       72.7%          72.7%
    Hotel average rate.............................  $ 220.99   $ 188.87   $  198.99   $ 202.86   $ 207.56       $  207.56
    Hotel revenue PAR(6)...........................  $ 159.37   $ 138.42   $  141.22   $ 146.01   $ 150.87       $  150.87
    Room revenue per available Hotel room..........        NA   $112,840   $ 118,794   $123,779   $129,224       $ 129,224
    Cash flow from operating activities............  $  2,283   $ (4,712)  $   1,906   $  5,855   $  4,376
Selected Balance Sheet Data:
    Current assets.................................  $ 25,270   $ 15,316   $  11,823   $ 13,618   $ 16,154          20,448
    Land, building and equipment, net..............   197,139    194,557     188,994    183,960    228,817         230,141
    Total assets...................................   243,587    225,191     211,691    205,430    248,701         255,992
    Long-term debt, including current maturities...   181,989    193,034     197,154    199,709    178,599         164,504(7)
    Total liabilities and (deficiency in) partners'
      capital......................................   243,587    225,191     211,691    205,430    248,701         255,992

------------
(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on April 1, 1997. Also assumes that the Management Agreement became effective as of April 1, 1997.
(2) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.
(3) Reflects an adjustment for amortization of Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $166,667 per year.
(4) Reflects additional interest income at an assumed rate of 4.0%, or of $200,000 on the amount deposited in the Reserve Fund.
(5) Reflects an assumed interest rate of 6.35% for the Bonds.
(6) Revenue PAR is equal to the average rate multiplied by occupancy percentage.
(7) Reflects the reduction in long-term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

                                                                              NINE MONTHS
                                           NINE MONTHS        NINE MONTHS       ENDED         SIX MONTHS ENDED JUNE 30,
                                             ENDED              ENDED        DECEMBER 31,  ----------------------------------
                                           DECEMBER 31,       DECEMBER 31,      1997                               1998
                                              1996               1997        PRO FORMA(1)    1997       1998    PRO FORMA(2)
                                          --------------      ------------   ------------  --------   --------  -------------
                                             (UNAUDITED)                      (UNAUDITED)          (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Hotel revenues, net......................   $ 54,158       $ 56,573       $  56,573       $ 55,909   $ 61,662    $  61,662
    Casino revenues..........................      4,011          3,554           3,554          3,272      2,724        2,724
                                              ------------   ------------   -------------     --------   --------  -------------
        Total revenues.......................   $ 58,169       $ 60,127       $  60,127       $ 59,181   $ 64,386    $  64,386
                                              ------------   ------------   -------------     --------   --------  -------------
                                              ------------   ------------   -------------     --------   --------  -------------
    Operating expenses before depreciation
      and amortization.......................   $ 53,572       $ 55,253       $  53,909(3)    $ 42,746   $ 44,350    $  41,429(3)
                                              ------------   ------------   -------------     --------   --------  -------------
    EBITDA...................................      4,597          4,874           6,218         16,435     20,036       22,957
    Depreciation and amortization............      6,856          6,887           7,012(4)       4,597      3,865        3,949(4)
                                              ------------   ------------   -------------     --------   --------  -------------
    Income (loss) from operations (EBIT).....     (2,259)        (2,013)           (794)        11,838     16,171       19,008
    Interest income..........................        139            128             150(5)         105         85          100(5)
    Interest expense.........................    (12,691)       (13,157)         (8,413)(6)     (8,871)    (8,670)      (5,609)(6)
                                              ------------   ------------   -------------     --------   --------  -------------
        Net income (loss)....................   $(14,811)      $(15,042)      $  (9,057)      $  3,072   $  7,586    $  13,499
                                              ------------   ------------   -------------     --------   --------  -------------
                                              ------------   ------------   -------------     --------   --------  -------------
    (Deficiency in) partners' capital
      beginning of period....................   $ (3,525)      $(12,928)      $ (12,928)      $(18,336)  $(27,970)   $ (27,970)
    Partner capital contributions............         --             --          91,256             --     71,977       90,422
    (Deficiency in) partners' capital end of
      period.................................    (18,336)       (27,970)         69,271        (15,264)    51,593       75,951
    Ratio of earnings to fixed charges.......                                                     1.3X       1.8X         3.4X
Other Financial Data:
    Available Hotel rooms(#).................        751            751             751            751        751          751
    Hotel occupancy..........................      67.6%          69.3%           69.3%          82.4%      81.8%        81.8%
    Hotel average rate.......................   $ 175.01       $ 175.59       $  175.59       $ 229.54   $ 243.35    $  243.35
    Hotel revenue PAR(8).....................   $ 118.24       $ 121.68       $  121.68       $ 189.17   $ 199.14    $  199.14
    Room revenue per available Hotel room....   $ 77,456       $ 80,062       $  80,062       $ 78,804   $ 85,733    $  85,733
    Cash flow from operating activities......   $     13       $ (1,415)                      $  4,073   $ 10,445
Selected Balance Sheet Data:
    Current assets...........................   $ 12,517       $ 13,953       $  17,356       $ 13,360   $ 12,926    $  16,763
    Land, building and equipment.............    185,822        181,127         229,664        182,659    229,726      229,726
    Total assets.............................    206,755        200,422         253,580        202,896    246,075      253,154
    Long-term debt, including current
      maturities.............................    202,969        204,624         164,159(8)     202,366    177,263      163,168(8)
    Total liabilities and (deficiency in)
      partners' capital......................    206,755        200,422         253,580        202,896    246,075      253,154

------------

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on April 1, 1997. Also assumes that the Management Agreement became effective as of April 1, 1997.

(2) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on January 1, 1998. Also assumes that the Management Agreement became effective as of January 1, 1998.

(3) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, the implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% of gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.

(4) Reflects an adjustment for amortization of Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $125,000 and $83,333 for the 9 months ended December 31, 1997 and 6 months ended June 30, 1998, respectively.

(5) Reflects additional interest income at an assumed rate of 4.0%, or of $150,000 and $100,000 for the 9 months ended December 31, 1997 and 6 months ended June 30, 1998, respectively, on the amount deposited in the Reserve Fund.

(6) Reflects an assumed interest rate of 6.35% for the Bonds.

(7) Revenue PAR is equal to the average rate multiplied by occupancy percentage.

(8) Reflects the reduction in long-term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

                                  RISK FACTORS

     In considering whether to purchase the Bonds, you should consider the matters discussed in this section in addition to the other information in this Official Statement and Prospectus.

     Any statements in this Official Statement and Prospectus that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include, among other things, statements regarding the intent, belief or expectations of the Partnership with respect to (1) the ownership, management and operation of the Resort, (2) risks associated with the hotel industry and real estate markets in general, (3) the availability of debt and equity financing, (4) interest rates, (5) general economic conditions and (6) trends affecting the Partnership's financial condition or results of operations.

     You are cautioned that any such forward-looking statements reflect the Partnership's good faith beliefs and they are not guarantees of future performance. They involve known and unknown risks, and actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Official Statement and Prospectus, including the information set forth below, identify important factors that could cause such differences.

PAYMENT RISKS

     Substantial Debt Service. At June 30, 1998, after making pro forma adjustments to the actual balance sheet of the Partnership to give effect to the Offering, the repayment of the Interim Financing and certain related transactions, total short-term and long-term indebtedness of the Partnership was approximately $160,679,000 consisting of the following:

      $100,000,000 of the Bonds, which are secured by substantially all of the assets of the Partnership;

      $32,021,172 owed to Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Partnership and the Hotel Operator;

      $726,208 of equipment financing debt;

      $13,064,496 of loans and accrued interest owed to the partners of the Partnership;

      $8,805,874 of incentive management fees owed to WHGI;

      $951,441 of interest on the incentive management fees owed to WHGI; and

      $5,110,052 of loans and accrued interest owed to WHGI.

     The aggregate annual interest costs and expenses in respect of such indebtedness is approximately $10,830,000, of which approximately $6,388,000 is paid on a current basis and the balance of $4,442,000 is deferred. All of the amounts set forth above other than with respect to the Bonds and equipment financing debt are subordinate to the payment of principal of and interest on the Bonds. That means that current interest and principal on the Bonds must be paid first and if the Partnership defaults on its obligations to pay the Bonds, interest and principal on the Bonds must be paid first. The principal of and interest on the Bonds are payable at the times set forth on the inside front cover of this Official Statement and Prospectus. There can be no assurance that at the time such payments become due the Partnership will have the funds necessary to make such payments. If the Resort is unable to generate sufficient cash flow from operations, the Partnership may be required to obtain additional equity contributions or refinance its outstanding debt or obtain additional financing. There can be no assurance that any such equity contributions or refinancing would be possible or that any additional financing, if available, could be obtained on terms that would be favorable or acceptable to the Partnership.

     Restrictive Provisions in the Loan Agreement and Related Documents. The Loan Agreement and the related collateral documents restrict in certain circumstances incurrence of additional indebtedness, creation of additional liens, disposition of certain assets, engagements in mergers and the entry into additional transactions with affiliates. These restrictions could limit the ability of the

Partnership to respond to changing market and economic conditions and provide for capital expenditures or additional financing.

     Limitation on Additional Interest Upon an Event of Taxability. The additional amount that the Partnership may be required to pay to you if the interest on the Bonds becomes taxable in the United States may not be enough for you to have as much income after payment of taxes as you would have had if the interest remained tax free. There can be no assurance that the Partnership, if required, will have the necessary cash to make any such additional payments. See 'SUMMARY OF THE LOAN AGREEMENT -- Maintenance of Source of Income; Additional Interest Upon Event of Taxability.'

     Enforcement of Remedies. In the case of an event of default under the Trust Agreement, the Trustee may proceed to enforce any remedies under the Trust Agreement, the Loan Agreement, or the Security Agreements. Any foreclosure and other proceedings are dependent, in many respects, upon judicial action which is subject to discretion or delay. Under existing laws and judicial decisions, including the United States Bankruptcy Code, the remedies specified under the Trust Agreement, the Loan Agreement and the Security Agreements may not be readily available or may be limited. In addition, no assurances can be given that the proceeds of any sale of the Resort upon a foreclosure will be sufficient to pay principal of and interest on the Bonds. See 'SUMMARY OF THE LOAN AGREEMENT -- Events of Default and Remedies.'

     Prepayment. The Bonds may be required to be prepaid following an acceleration upon the occurrence of certain events of default under the Loan Agreement and the Trust Agreement. See 'THE BONDS -- Redemption.'

HOTEL INDUSTRY RISKS

     Operating Risks. The sole business of the Partnership is the ownership of the Hotel. The Resort's ability to generate sufficient revenues to pay expenses of operation and the Partnership's debt service obligations, including the Bonds, has certain risks. These risks include, among other things:

      competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Partnership or the Hotel Operator;

      increases in operating costs due to inflation and other factors which may not be offset in the future by increased room rates;

      dependence on business and commercial travelers and tourism, which may fluctuate and is seasonal;

      increases in costs of travel, which may deter travelers;

      adverse effects of general and local economic conditions; and

      dependence on the Hotel Operator for the marketing and management of the Resort.

These factors could adversely affect the ability of the Resort to generate revenues and, therefore, for the Partnership to make payments with respect to principal of and interest on the Bonds.

     Operating Costs and Capital Expenditures; Hotel Renovations. The Resort requires substantial ongoing expenditures to replace furniture and equipment and redecorate or upgrade the Hotel in order to continue to provide first-class facilities to its guests. Capital expenditures in the past have been as follows:

12 months ended March 31, 1998..................................................   $2,554,000
Fiscal year ended March 31, 1997................................................   $1,428,000
Fiscal year ended March 31, 1996................................................   $  864,000
Fiscal year (9 months) ended December 31, 1997..................................   $1,890,000
Nine months ended December 31, 1996.............................................   $1,623,000
Six months ended June 30, 1998..................................................   $2,800,000
Six months ended June 30, 1997..................................................   $   58,000

     Capital expenditures at the Hotel in 1996 were low due to the newness of the facility. Capital expenditures at the Hotel have been budgeted as follows:

Fiscal year ending December 31, 1998............................................   $8,200,000
Fiscal year ending December 31, 1999............................................   $4,000,000

     As of August 31, 1998, $5,134,576 of this year's capital expenditure budget had been spent. The capital expenditure budget for fiscal year 1998 includes amounts budgeted for the construction of a spa at the Resort. See 'THE
RESORT -- Golden Door'r' Spa.' There can be no assurance that cash provided from operations will be available in amounts sufficient to meet the Hotel's future capital expenditure requirements.

     Additionally, as a result of Hurricane Georges, approximately $36,000,000 is required to make repairs and replacements to the Hotel. All but approximately $100,000 of such amount is covered by insurance. For a complete description of the damage caused by Hurricane Georges at the Resort, see ' -- Uncontrollable Events' and 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Developments.'

     Under the terms of the Loan Agreement, the Partnership is obligated to establish a reserve to pay the cost of capital expenditures at the Hotel and pay for periodic replacement or refurbishment of furniture, fixtures and equipment. If capital expenditures exceed the Partnership's expectations, additional costs could have an adverse effect on the Partnership's cash available for payment of principal and interest on the Bonds.

     Seasonality. Tourism in Puerto Rico is at its peak during the months of December through April. Occupancy levels and room rates are lower during the balance of the year. Successful operation of the Resort is dependent in large part to a successful high season, the ability of the Resort to attract guests during the off-season months and careful management of costs throughout the year. Efforts are made by the Hotel Operator to actively market during off-season months so as to minimize the effects of seasonality. There can be no assurance that such efforts will be successful.

UNCONTROLLABLE EVENTS

     Hurricanes and other natural disasters, airline strikes, droughts and water shortages, civil unrest, acts of war, and other uncontrollable events may adversely affect occupancy levels at the Resort. Such events could adversely affect cash flows and profits of the Partnership. The Hotel is particularly vulnerable to these types of events because of its high debt service requirements. The Partnership cannot predict the effect an uncontrollable event may have on the Resort or the Partnership's financial condition.

     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $36,000,000 of property related damage at the Hotel, substantially all of which is covered by insurance. The Resort has also lost approximately 2,500 group room nights as a result of Hurricane Georges. The Partnership believes such room night losses will be covered by its business interruption insurance. As a result of Hurricane Georges, the Resort was closed from September 21, 1998 through October 3, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and will not be available to the Resort until approximately November 1, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. As a result, travelers' perception of Puerto Rico as a leisure destination may be adversely affected for the 1998/1999 tourist season. The Resort could lose additional room nights as a result of this perception, which may or may not be covered by its business interruption insurance. The Partnership believes that the Resort will be completely repaired in time for its high season which begins in December. However, the Partnership cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the Resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on the Partnership's financial condition and results of operations. See 'MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Developments.'

REAL ESTATE INVESTMENT RISKS

     General Risks. The Partnership's investment in the Resort is subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Partnership's investment in the Resort and its income and ability to make payments of principal and interest on the Bonds will depend on the ability of the Hotel Operator to operate the Resort in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses for payment of principal of and interest on the Bonds. Income from the Resort may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, and other events (which may result in uninsured losses), which are beyond the control of the Partnership.

     Property Taxes. The Resort is subject to real property taxes. The real property taxes on the Resort may increase or decrease as property tax rates change and as the value of the property is assessed or reassessed by taxing authorities. If property taxes increase as a result of such reassessments, the Partnership's ability to make payments on the Bonds could be adversely affected. Currently, the Partnership is in negotiations with the Municipal Revenue Collection Center ('CRIM') in Fajardo, Puerto Rico concerning the real property taxes on the Hotel. The negotiations concern the valuation computation used by CRIM to assess real property taxes. The Partnership has accrued amounts with respect to real property taxes for the fiscal years ended March 31, 1995, 1996 and 1997 and the fiscal year ended (9 months) December 31, 1997, which the Partnership believes will be sufficient to pay its real property taxes once negotiations with CRIM are completed.

     Environmental Matters. The operating costs of the Partnership may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal and Puerto Rico environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released hazardous materials. In connection with the ownership and operation of the Resort, the Partnership or the Hotel Operator may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the Partnership's results of operations and financial condition. The Partnership is not aware of any potential environmental liability or compliance concerns that it believes would have a material adverse effect on its business, assets, results of operations or liquidity.

     Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act (the 'ADA'), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Resort is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Partnership were required to make material modifications to the Hotel to comply with the ADA, the ability of the Partnership to make payments on the Bonds could be adversely affected. The

Partnership has not been notified, and it has no other knowledge of, any material non compliance, liability or claim under the ADA with respect to the Resort.

     Uninsured and Underinsured Losses. The Loan Agreement specifies comprehensive insurance to be maintained on the Hotel, including liability, fire and extended coverage. If such insurance is not maintained, the Bonds may be accelerated. The Partnership believes that its insurance is adequate for its business. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. The Partnership currently has hurricane insurance and anticipates making a claim of approximately $36,000,000 as a result of Hurricane Georges for property related damage to the Hotel. Additionally, the Partnership will make a claim under its business interruption insurance policy as a result of the loss of business caused by Hurricane Georges. The Partnership believes that after such claims are made it will continue to be covered for damages and business interruptions as a result of future hurricanes. However, there can be no assurance that such insurance will continue to be available or affordable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Partnership might not be adequate to restore its economic position with respect to Hotel.

     Additionally, in the event the Hotel is damaged or destroyed to the extent that a mandatory prepayment of the Bonds is required pursuant to the Loan Agreement, the insurance proceeds received by the Partnership together with other funds available to it might not be sufficient to repay the principal of and interest on the Bonds to the extent so required.

     Limited Use of Resort. The Resort may not be suitable for purposes other than a vacation and convention resort. As a result, in the event of a default, acceleration of the Bonds and any resulting foreclosure sale of the Resort, the Trustee's remedies and the number of entities which could purchase the Resort would be limited, and the sales price generated thereby might be adversely affected.

DEPENDENCE ON THE HOTEL OPERATOR AND POTENTIAL CONFLICTS OF INTEREST BETWEEN THE PARTNERSHIP AND THE HOTEL OPERATOR

     The Partnership has historically been managed by WHGI. Concurrently with the acquisition of its interest in the Partnership, Wyndham acquired a majority interest in WHGI. Although the executive employees of WHGI have remained, both the Partnership and WHGI have had a change in ownership: WHGI is wholly owned by Wyndham and the Partnership is owned by Patriot/Wyndham. Prior to consummation of the Offering, the Partnership will enter into the Management Agreement with WHGI which will provide for different terms, including different management fees, from the prior management agreement. WHGI will enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Hotel as a Wyndham Resort and the use of the Wyndham reservation system for the Hotel. WHGI will also enter into a marketing agreement with Grand Bay for the marketing of Las Casitas Village as a Grand Bay hotel. The Management Agreement imposes on the Partnership certain obligations to maintain the Resort and related facilities at certain quality levels. The failure of the Partnership to adhere to such standards could result in the cancellation of the Management Agreement or the loss of one or more of the brand names. Such cancellation could have a material adverse effect on the Partnership.

     The Partnership depends solely on the Hotel Operator to manage and operate the Resort. If the Management Agreement is terminated as a result of a default or other reason, or if the Hotel Operator decides not to renew the Management Agreement or the respective marketing agreements, the Hotel Operator would have to be replaced. There is a possibility that a new hotel operator would be obtained on terms not as favorable to the Partnership as those set forth in the Management Agreement. The Managing General Partner has the responsibility for obtaining the services of an operator. However, the Managing General Partner is not itself obligated to operate the Resort. Neither of the General Partners nor any of their affiliates (other than the Hotel Operator) is legally responsible for the performance of the obligations of WHGI under the Management Agreement and Wyndham Management and Grand Bay under their arrangements with WHGI.

     The terms and provisions of the Management Agreement were not negotiated on an arm's-length basis; rather such terms and conditions have been set by the Managing General Partner and the Hotel Operator, both of which are controlled by Wyndham. Accordingly, the terms, provisions and compensation contained in the Management Agreement may not reflect the fair market value of the services rendered by the Hotel Operator.

     The Partnership is subject to various conflicts of interest arising out of its relationship with the Managing General Partner and the Hotel Operator, and their respective affiliates. The Hotel Operator or one of its affiliates operates other hotel and resort properties in Puerto Rico and the Caribbean, as well as other resort destinations. The management of multiple hotel and resort properties could result in conflicts with respect to:

      the direction of guests to properties other than the Resort;

      the desire to maximize overall results of the Hotel Operator and its affiliates rather than the results of the Resort; and

      the availability to the Resort of personnel employed by the Hotel Operator best suited to manage the Resort.

Such conflicts could result in certain actions or decisions that could have an adverse effect on the Partnership. See 'CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.'

RISKS OF OPERATING A HOTEL UNDER A BRAND AFFILIATION

     The Hotel will soon begin operating under the Wyndham Resorts'r' brand name and Las Casitas Village will soon begin operating under the Grand Bay'r' brand name. The continued use of a brand is generally contingent upon the continuation of the management arrangements related to the property with the branded operator. If a brand affiliation is terminated, the Partnership may seek to obtain a suitable replacement brand affiliation, or to operate the Hotel and/or Las Casitas Village independent of a brand affiliation. The loss of a brand affiliation could have a material adverse effect upon the operations or the underlying value of the property covered by the brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the brand owner. Operating under a brand name is different from operating more or less independently as the Resort has done in the past. The reputation and customer perception of the Resort will be influenced by customers' experiences at other hotels having the same brand. There is no assurance that the branding of the Hotel and Las Casitas Village will have a positive affect on the Resort's operations or that the results of operations in the past are necessarily indicative of future results of operations. See 'THE RESORT -- Management and Marketing of the Resort.'

TOURISM TAX EXEMPTIONS

     The Resort enjoys certain tax exemptions under the Puerto Rico Tourism Incentive Acts. The grants provided under such acts accord tax exemptions to the grantees for 10 years, which may be extended for an additional 10 years. The Partnership was granted a tax exemption under the provisions of the Puerto Rico Tourism Incentives Act of 1993. The exemptions do not apply to casino revenues. The grants are conditioned upon continued compliance with various terms and conditions set forth in the grants. Failure of the Partnership to comply with these requirements could result in the revocation of the grant resulting in the elimination of the exemptions. There can be no assurance that these exemptions will continue to be available, and if changed, what effect a change would have on the Partnership's financial condition or results of operations. See Note 10 to the Partnership's Financial Statements included elsewhere herein.

CASINO GAMING REGULATION

     The ownership and operation of casinos in Puerto Rico is heavily regulated. WHGI, on behalf of the Resort, was granted a casino franchise as an operator of the casino at the Hotel. Additionally, certain of the individuals employed at the Hotel are licensed to work in the casino. The casino is required to renew its casino franchise quarterly. Unless a change of ownership of a franchisee has occurred or regulators have reason to believe that reinvestigation of a franchisee is necessary, renewal is generally automatic. Although WHGI has no reason to believe that its current casino franchise will not be renewed, there can be no assurance of such renewal. See 'THE RESORT -- Government Regulation and Licensing.'

DEPENDENCE ON KEY PERSONNEL

     The success of the Resort depends to a significant extent upon the performance of the Hotel Operator and its ability to continue to attract, motivate and retain highly-qualified employees. The loss of services of the Hotel Operator or key employees could have a material adverse effect on the Partnership. Competition for highly-skilled employees with management, marketing and other specialized training in the hotel and casino business is intense, especially in Puerto Rico and other parts of the Caribbean, and there can be no assurance that the Hotel Operator will be successful in attracting and retaining such personnel. Specifically, the Partnership may experience increased costs in order to attract and retain skilled employees.

COMPETITION

     The hotel and casino business in the Caribbean region is highly competitive. The Resort competes with numerous hotels and resorts on the island of Puerto Rico (including 18 other hotels and resorts with casinos) and on other Caribbean and Bahamian islands as well as those in the southeastern United States, Hawaii and Mexico. The Hotel competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. During the past three years, five new hotels and casinos have opened in Puerto Rico alone and an additional hotel and casino is expected to open in Puerto Rico during 1999.

     The Resort is a large destination resort and competes for much of its group business with other destination resorts located in Puerto Rico, the Caribbean, the continental United States and Hawaii. The ability of the Resort to effectively compete in this market depends on a number of factors including:

       high quality service

       aggressive marketing

       competitive rates

       varied facilities and accommodations

Continuous capital improvement programs are essential to stay current with industry trends and maintain the Resort's market share. Many hotels with which the Resort competes are owned or managed by hotel chains possessing substantially greater financial and marketing resources than those of the Partnership and Hotel Operator. There can be no assurance that the Resort will effectively compete in the future. See 'THE RESORT -- Competition.'

RELIANCE ON SINGLE MARKET

     The Resort is located in Fajardo, Puerto Rico. Any adverse events such as hurricanes and other natural disasters, droughts and water shortages, labor strikes and the like which may affect Puerto Rico generally will adversely affect the Resort's entire business. Additionally, Puerto Rico is served by a small number of airlines and the market is dominated by American Airlines. Any adverse events in the airline industry as a whole, and especially to American Airlines, including airline strikes, increased fuel prices or accidents could have a material adverse effect on the Partnership's business and financial condition.

     The Partnership lacks asset diversification since the Resort is, and will remain, its only property. The ability of the Partnership to comply with its obligations under the Loan Agreement and the Trust Agreement, including its obligation to pay principal and interest on the Bonds, depends primarily upon the future operating revenues and expenses of the Resort. The Partnership's financial condition may be affected by factors such as competition from other resort hotels, seasonality of the hotel industry, potential over-building in the hotel industry, inflation and other economic conditions, the existence of favorable and economical air travel services, the cost and availability of labor, the cost and availability of utilities, the cost and availability of adequate insurance for risks such as property damage and general liability, and other events beyond the Partnership's control.

ABSENCE OF SECONDARY MARKET FOR THE BONDS; RATING MAINTENANCE

     The Partnership and AFICA do not intend to apply for listing of the Bonds on a securities exchange. There is currently no secondary market for the Bonds. There can be no assurance that a secondary market will develop, or if it does develop, that it will provide you with liquidity for your investment or that it will continue for the life of the Bonds. If such a market were to exist, the Bonds could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.

     The liquidity of, and trading market for, the Bonds also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Partnership.

     There can be no assurance that the investment rating initially assigned to the Bonds will not be lowered or withdrawn. Such a rating change could adversely affect the value of and market for the Bonds. See 'RATING.'

                                USE OF PROCEEDS

     The Bonds will be issued to provide for the repayment of the Interim Financing, funding certain reserves and paying certain costs and expenses of issuing the Bonds. The proceeds of the Interim Financing were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances it made to the Partnership to redeem a portion of AFICA s Tourism Revenue Bonds, 1991 Series A and 1991 Series C (El Conquistador Resort Project), in the aggregate outstanding principal amount of $120,000,000 (the 'Refunded Bonds') and to pay fees and expenses in connection with the Interim Financing. The Refunded Bonds would have matured on March 9, 1999 and bore interest at floating rates. The Refunded Bonds were secured by, among other things, a letter of credit issued by The Bank of Tokyo-Mitsubishi, Ltd. The Refunded Bonds were subject to mandatory redemption on the interest payment date preceding the expiration date of the letter of credit. The letter of credit was scheduled to expire September 9, 1998 and the Refunded Bonds were therefore redeemed on August 3, 1998.

     The Interim Financing is due on November 3, 1998 and bears interest at the LIBOR Rate (as defined in the Interim Financing documents) plus 225 basis points (rounded to the nearest one-eighth percent (.125%)) per annum. The Interim Financing may be extended under certain circumstances until March 15, 1999. Due to the damage to the Resort from Hurricane Georges, the offering of the Bonds has been delayed. Accordingly, the Partnership has requested an extension of the Interim Financing.

     The Partnership is indebted to the Government Development Bank for Puerto Rico ('GDB') in the aggregate principal amount of $25,000,000 pursuant to a term loan. It is anticipated that contemporaneously with the issuance of the Bonds, the indebtedness of the Partnership to GDB will be assumed by Patriot, which beneficially owns approximately 77% of the Partnership.

     Set forth below are the estimated sources and uses of proceeds with respect to the sale of the Bonds:

Source
     Gross Bond proceeds..............................................................    $100,000,000
          Total sources...............................................................    $
                                                                                          ------------
                                                                                          ------------
Uses
     Repayment of the Interim Financing...............................................    $ 90,000,000
     Accrued interest on the Interim Financing........................................
     Reserve Fund.....................................................................
     Cost of Issuance:
          Commission registration fee..................................   $     29,500
          Printing expenses............................................
          Accounting fees and expenses.................................
          Legal fees and expenses......................................
          Trustee fees.................................................
          Miscellaneous expenses.......................................
                    Subtotal..........................................................
     AFICA fee........................................................................    $    500,000
     Underwriter's discount...........................................................
     Underwriter's structuring/management fee.........................................
                                                                                          ------------
          Total uses..................................................................    $100,000,000
                                                                                          ------------
                                                                                          ------------

                                   THE RESORT

GENERAL

     The Resort, a world class destination resort complex, is one of the leading hotel and casino properties in Puerto Rico. The Hotel portion of the Resort has 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The Resort also features a secluded beach located on a private island three miles offshore commonly known as Palominos.

     In addition, the Resort generally has available 90 condominium units known as Las Casitas Village. Almost all of the owners of these condominiums have entered into rental arrangements with the Partnership pursuant to which the units are made available as additional guest rooms of the Resort. Las Casitas Village provides up to another 167 rooms to the inventory of luxury rooms available to the Resort, bringing the total available rooms at the Resort to
918. Guests at Las Casitas Village are able to enjoy all the facilities of the Resort.

     The Resort offers group and conference facilities for groups of up to 2,000 and also attracts the individual upscale leisure traveler. The upscale leisure traveler is attracted to the Resort by the Caribbean climate and resort amenities including the casino, swimming pools, whirlpools, tennis, golf and water sports facilities, a health club and entertainment lounges. 'Blue Chip' corporate and incentive groups comprise a significant portion of the Resort's clientele due to its convention and meeting facilities as well as the other Resort amenities.

     The Resort has received the Gold Key Award by Meetings & Conventions Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in meetings and conventions. It has been awarded the American Automobile Association 'Four Diamond' rating for each of its five years of operation. Las Casitas Village at the Resort was awarded a 'Five Diamond' rating (the highest rating) by the American Automobile Association commencing in the fourth quarter of 1997.

     The Hotel is expected to be marketed as a Wyndham Resort'r' commencing with the 1998-99 winter season. As a Wyndham Resort, the Hotel will be included in Wyndham's national and worldwide marketing campaigns and will be included in the Wyndham reservation system. Las Casitas Village is expected to be marketed as a Grand Bay'r' hotel also commencing with the 1998-99 winter season and will likewise be included in Grand Bay's national and worldwide marketing campaigns. Wyndham Management and Grand Bay have substantially greater marketing resources than were available to the Resort in the past.

     The PricewaterhouseCoopers Lodging Research Network has independently ranked more than 40 U.S. hotel brands owned by publicly traded companies by growth in revenue per available room for the second quarter of 1998 vs. the year-earlier period. The Wyndham Resorts'r' brand was the top-performing upper upscale hotel brand with revenues per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. The Grand Bay'r' brand was the second-best performing upper upscale brand, with revenues per available room growth of 12.3% during the period.

     During the 12-month period ended March 31, 1998, the Hotel had an average occupancy of 72.7% and gross revenues of $97,893,000. The Hotel finished its third full fiscal year ended March 31, 1997 with an average occupancy of 72.0% and gross revenues of $94,423,000. This compares to an average occupancy of 71.0% and gross revenues of $90,351,000 for the fiscal year ended March 31, 1996 and an average occupancy of 73.3% and gross revenues of $85,948,000 for the fiscal year ended March 31, 1995. During the fiscal year (9 months) ended December 31, 1997, the Hotel had an average occupancy of 69.3% and gross revenues of $60,713,000 compared to an average occupancy of 67.6% and gross revenues of $59,158,000 during the corresponding 9-month period ended December 31, 1996. During the 6-month periods ended June 30, 1998 and 1997, the Hotel had an average occupancy of 81.8% and 82.4%, respectively, and gross revenues of $64,859,000 and $59,904,000, respectively.

     During the 12-month period ended March 31, 1998 and the fiscal years ended March 31, 1997, 1996 and 1995 daily room rates at the Hotel were $207.56, $202.86, $198.99 and $188.87, respectively. The average daily room rates at the Hotel during the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996 were $175.59 and $175.01, respectively. During the 6-month periods ended June 30, 1998 and 1997, the average daily room rate at the Hotel was $243.35 and $229.54, respectively.

     During the 12-month period ended March 31, 1998 and the fiscal years ended March 31, 1997, 1996 and 1995, the Hotel's capital expenditures for the purchase of property and equipment were $2,554,000, $1,428,000, $864,000 and $3,002,000, respectively. During the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996, the Hotel's capital expenditures for the purchase of property and equipment were $1,890,000 and $1,623,000, respectively. During the 6-month periods ended June 30, 1998 and 1997, the capital expenditures at the Hotel were $2,800,000 and $58,000, respectively.

     The Resort has historically been managed by WHGI, an affiliate of the Partnership. WHGI's sole business was the operation of the Resort and two other Puerto Rico hotel properties owned by affiliates of the Partnership. As of January 16, 1998, Wyndham acquired the majority interest in WHGI and in March 1998 acquired the remaining interests. Prior to consummation of the Offering, the Partnership will enter into the Management Agreement with WHGI. Prior to the Offering, WHGI will enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Hotel as a Wyndham Resort'r'. WHGI will also enter into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay'r' hotel.

     Set forth below is a chart which contains certain historical and financial information concerning the Hotel:

                                                                              ROOM REVENUE
                                                   AVERAGE      AVERAGE           PER           RENOVATION
                    PERIOD                        OCCUPANCY    DAILY RATE    AVAILABLE ROOM    EXPENDITURES
-----------------------------------------------   ---------    ----------    --------------    ------------

April 1, 1997 - March 31, 1998(1)..............      72.7%      $ 207.56        $ 55,065        $2,554,000
April 1, 1996 - March 31, 1997.................      72.0%      $ 202.86        $ 53,294        $1,428,000
April 1, 1995 - March 31, 1996.................      71.0%      $ 198.99        $ 51,687        $  864,000
April 1, 1994 - March 31, 1995.................      73.3%      $ 188.87        $ 50,523        $3,002,000

------------

(1) Financial information for this period is unaudited. The Partnership changed its fiscal year-end to December 31 from March 31 effective for the fiscal year ended December 31, 1997.

ACCESS

     The Resort is located on the northeast coast of Puerto Rico, approximately 35 miles east of the Luis Munoz Marin International Airport. Access from San Juan and the Luis Munoz Marin International Airport to the Resort is provided by Puerto Rico Highway 3, a four lane thoroughfare. The Luis Munoz Marin International Airport is currently served by approximately 30 United States and international airlines, including American Airlines, which uses San Juan as a hub for its intra-Caribbean service. Frequent, scheduled passenger air services connects Puerto Rico to the mainland United States, Europe and South America. Flying time is 3 1/4 hours to New York, 2 1/4 hours to Miami, 1 1/2 hours to Caracas and 8 hours to Europe. At present, according to the Official Airline Guide, a recognized travel industry source, there is daily non-stop service between San Juan and 17 United States cities, including, New York, Chicago, Dallas, Miami, Atlanta, Boston and numerous others. There is also regularly scheduled service between Puerto Rico and other Caribbean islands and major Latin American and European cities. The Partnership believes that the abundance of non-stop flights to San Juan provides a major competitive advantage for resorts in Puerto Rico over those elsewhere in the Caribbean.

CASINO CREDIT POLICY

     The Resort's casino extends credit to qualified players who satisfy its credit review procedures. The procedures include external credit verification and internal management level approvals. Credit play at the Resort has not been significant since its opening in November 1993 and credit losses have been immaterial. Gaming debts are enforceable in Puerto Rico and the majority of states in the United States. Those states that do not enforce gaming debts will nonetheless generally allow enforcement of a judgment obtained in a jurisdiction such as Puerto Rico. Due to the unenforceability generally of gaming debts in Latin America, procedures have been established to obtain promissory notes from most Latin American credit casino clients.

GOVERNMENT REGULATION AND LICENSING

     Puerto Rico legalized gambling by the adoption of Law No. 221 on May 15, 1948 (the 'Gaming Act'). The Office of the Commissioner of Financial Institutions of Puerto Rico is responsible for investigating and licensing casino owners and the Gaming Division (the 'Gaming Division') of the Tourism Company of Puerto Rico (the 'TCPR') regulates and supervises casino operations. A government inspector must be on-site whenever a casino is open. Among its responsibilities, the Gaming Division licenses all casino employees and enforces regulations relating to method of play and operation of the casino. The casino at the Resort is subject to strict internal controls imposed by the Partnership and the Hotel Operator over all facets of its operations, including the handling of cash and security measures. Each casino pays the government of Puerto Rico a casino franchise fee depending on total play or drop in the casino, which fee ranges from $50,000 to $200,000. The Resort pays an annual casino franchise fee of $150,000 in equal quarterly installments. The casino is required to renew its casino franchise quarterly; and, unless a change of ownership of the franchisee has occurred or the gaming authorities have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic.

     The Resort is also subject to various local laws and regulations affecting its business, including provisions relating to fire safety, sanitation, health and the sale of alcoholic beverages.

SEASONALITY

     Tourism in Puerto Rico is at its peak during the months of December through April. Most hotels, despite reducing their room rates during the off-season months, experience decreased occupancy and lower revenues. The Resort expects that group business developed during the off-season and the shoulder-season will reduce the effect of seasonality on its operations.

     During the 12-month period ended March 31, 1998 and the fiscal year ended March 31, 1997, the Hotel's monthly occupancy ranged from 54.7% to 85.0% and 47.1% to 85.5%, respectively, with an average occupancy of 72.7% and 72.0%, respectively. During the fiscal year (9 months) ended December 31, 1997, the Hotel's monthly occupancy ranged from 54.7% to 85.0% with an average occupancy of 69.3% compared to monthly occupancy ranging from 47.1% to 84.2% and an average occupancy of 67.6% for the 9-month period ended December 31, 1996. During the 6-month periods ended June 30, 1998 and 1997, the Hotel's monthly occupancy ranged from 73.6% to 86.9% and 74.2% to 88.2%, respectively, with an average occupancy of 81.8% and 82.4%, respectively. The in-season average occupancy for December 1997 to April 1998 was 78.5% compared to 79.8% and 77.1% for the corresponding periods ending in April 1997 and April 1996, respectively.

COMPETITION

     The hotel and casino business in the Caribbean region is highly competitive. The Resort competes with other hotels and resorts on the island of Puerto Rico and on other Caribbean and Bahamian islands and in the southeastern United States, Hawaii and Mexico. The Resort competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. Some of these competing properties are owned or managed by hotel companies possessing substantially greater financial and marketing resources than those of the Partnership and Hotel Operator.

     The Partnership believes that Puerto Rico offers many advantages over geographical areas in which competing properties are located. Unlike most other Caribbean islands, Puerto Rico is served by many direct air flights from the continental United States and has a highly developed economy and a well-educated population. Moreover, Puerto Rico is a Commonwealth of the United States, freeing mainland visitors from concerns about foreign currencies or customs and immigration laws. Unlike resort areas in the southeastern United States, Puerto Rico enjoys a mild subtropical climate throughout the year and offers legalized gambling.

     The resort hotels in Puerto Rico that most directly compete with the Resort are the Hyatt Regency Cerromar Beach Resort & Casino with, according to the Official Hotel Guide, 506 rooms, the Hyatt Dorado Beach Resort & Casino with, according to the Official Hotel Guide, 298 rooms, and the Westin Rio Mar Beach Resort & Country Club, which is also located in the northeastern section of Puerto Rico with, according to the Official Hotel Guide, 600 rooms, all of which offer services, meeting space and recreational facilities comparable to those offered by the Resort. The Caribe Hilton Hotel located in San Juan, Puerto Rico has recently announced significant renovation and expansion plans to position it to compete with the Resort for group business. All of these hotels are beach and, with the exception of the Caribe Hilton Hotel, golf resorts and have an experienced hotel operator that has available to it major hotel chain resources. The Resort competes with the foregoing resort hotels (as well as those in other destination resort locales) on the basis of price, service, the extent and quality of facilities, ease of access, and its ability to promote the Resort to travel agents, meeting planners, and directly to the public. In this regard, the Partnership expects to benefit from the marketing programs and reservation services of Wyndham Management and Grand Bay.

EMPLOYEES

     Approximately 1,490 persons are employed at the Resort, of whom 120 are casino employees. None of the employees at the Resort is represented by labor unions. The number of persons employed at the Resort varies from season to season and is at its highest during the high season of December through April when occupancy is at its highest. Under the Management Agreement all of the persons employed at the Resort will be employees of the Hotel Operator, not the Partnership. The Partnership will continue to bear all costs with respect to employees at the Resort. The Partnership considers the current relationships between the Resort and its employees to be satisfactory.

PROPERTY

     The Hotel is situated on approximately 220 acres in Fajardo, Puerto Rico. Additionally, an affiliate of the Partnership owns approximately 42 additional acres of land in the vicinity of the Resort which has various uses including employee parking facilities for the Resort. The following table sets forth the material properties which constitute the Hotel as of the date hereof. The Partnership believes that the properties listed in the following table are in good repair and are adequate for their respective purposes. The Partnership owns substantially all of the machinery, equipment, furnishings, goods and fixtures used in its business, all of which are well maintained and satisfactory for the purposes intended. Some of the Partnership's personal property utilized at the Resort is subject to security interests held by third parties who financed the acquisition of such property. The Partnership believes that its properties are adequately covered by insurance.

                                                               APPROXIMATE
LOCATION                                 PRINCIPAL USE             SIZE             INTEREST      ENCUMBRANCES
------------------------------------   -----------------    ------------------    ------------    ------------

Fajardo, PR.........................         Hotel          854,000 sq. ft.(1)    Fee simple           (2)
Palominos Island
  Fajardo, PR.......................   Beach/Watersports         90 acres         Leasehold(3)         (4)

                                                         (foonotes on next page)

(foonotes from previous page)

(1) The approximate size represents the square footage size of the structures, which constitute the Hotel.

(2) Assuming completion of the Offering, will be subject to a first mortgage
    lien securing a mortgage note in the principal amount of $       securing
    the Bonds.

(3) Leased by the Partnership pursuant to a Deed of Lease dated December 15, 1990. The term of the Deed of Lease is for 32 years, expiring November 30, 2022, with two options to extend the term for additional five-year periods. Annual rent for Palominos is $210,000 for the year ending November 30, 1998, which annual rent increases $30,000 every five years thereafter commencing December 1, 2002, including during extensions of the original term.

(4) Assuming completion of the Offering, the Deed of Lease will be subject to a first leasehold mortgage lien securing a mortgage note in the principal
    amount of $       securing the Bonds.

MANAGEMENT AND MARKETING OF THE RESORT

     The Partnership is a party to a management agreement with WHGI which requires the Partnership to pay to WHGI a base management fee equal to 3.5% of the Resort's gross revenues and an incentive management fee equal to 10% of the Resort's gross operating profit. Payment of the incentive management fees are subordinate to all obligations of the Partnership to third parties as well as certain obligations to its partners. To date, payment of all incentive management fees has been deferred. Prior to the acquisition of WHGI by Wyndham, WHGI's sole business was primarily to manage three hotels in Puerto Rico: the Resort, the El San Juan Hotel & Casino and the Condado Plaza Hotel & Casino. Following Wyndham's acquisition of WHGI during 1998, the employees of WHGI became employees of Wyndham and in many cases their responsibilities have increased to include other properties operated by Wyndham. For the 12-month period ended March 31, 1998 and the fiscal year ended March 31, 1997, WHGI was paid $3,426,000 and $3,305,000, respectively, in basic management fees and earned $2,457,000 and $2,376,000, respectively, in incentive management fees. For the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996, WHGI was paid $2,125,000 and $2,071,000, respectively, in basic management fees and earned $860,000 and $899,000, respectively, in incentive management fees. For the 6-month periods ended June 30, 1998 and 1997, WHGI was paid $2,272,000 and $2,097,000, respectively, in basic management fees and earned $2,403,000 and $2,064,000, respectively, in incentive management fees. WHGI was also reimbursed for certain administrative expenses incurred in connection with its management of the Resort.

     Prior to the consummation of the Offering, the Partnership will enter into the Management Agreement with WHGI, an affiliate of the Partnership, which will expire in September 2013 for the management and marketing of the Resort. WHGI will enter into an agreement with Wyndham Management with respect to the management of the Resort and the marketing of the Resort (excluding Las Casitas Village) as a Wyndham Resort. The term of the agreement between WHGI and Wyndham Management will coincide with the term of the Management Agreement. WHGI will also enter into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay hotel. The agreement between WHGI and Grand Bay will be for a term of one year and will be renewable on a yearly basis if both WHGI and Grand Bay consent to such renewal.

     Under the Management Agreement, the Partnership will be required to pay to WHGI a base management fee of 2.5% of the gross revenues of the Resort, exclusive of room revenues from Las Casitas Village, and 3.0% of the gross room revenues from Las Casitas Village. The Partnership is also required to pay a trade name fee of 0.5% of gross room revenues of the Hotel, and marketing fees of 1.5% of gross room revenues of the Hotel and 1.0% of the gross room revenues of Las Casitas Village. In addition, the Partnership is solely responsible for all of the expenses incurred by the Hotel Operator in connection with managing and operating the Resort and is solely responsible for its allocable share of the cost of the Hotel Operator's national sales office efforts.

     The Management Agreement provides that WHGI has exclusive supervision, control and discretion in the management, maintenance and operation of the Hotel and limited management responsibilities with respect to Las Casitas Village. The Hotel Operator has sole responsibility and total discretion on all matters with respect to the employees of the Resort and all such employees are employees of the Hotel Operator or its affiliates, not the Partnership. All leases and concession agreements relating to the Resort require the approval of each of the Hotel Operator and the Partnership. The Hotel Operator is responsible for providing repairs to and maintenance of the Resort, exclusive of Las Casitas Village, the payment for which is reimbursed by the Partnership. The Hotel Operator will notify the Partnership of the need for all capital improvements of the Resort, exclusive of Las Casitas Village. However, completion of such capital improvements is the responsibility of the Partnership. The Hotel Operator may use its affiliates to furnish goods or services to the Resort, but the terms of such arrangements must be no less favorable than those reasonably obtainable from an unrelated party.

     The Hotel Operator's business strategy is to maximize the economic potential of the Resort. The Hotel Operator is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to the Resort to enhance the overall experience of its guests. One new restaurant and four new retail shops were recently opened at the Resort. Additionally, the Resort will be enhanced by a Golden Door'r' spa scheduled to open in time for the 1998/1999 winter season.

     The Partnership believes that the Resort will benefit significantly from the use of the Wyndham Resorts'r' and Grand Bay'r' trade names in the marketing of the Resort and Las Casitas Village. The Hotel Operator promotes the multiple products of Wyndham under a series of unified marketing programs and the proprietary reservation system. As a result, Wyndham hotels enjoy a large market presence significant enough to yield cost savings by leveraging functions such as sales, marketing, reservations and advertising. According to industry studies, the Wyndham Resorts'r' brand was the top performing upper upscale hotel brand with respect to revenue per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. With respect to the luxury Grand Bay hotels, the Hotel Operator's aim is to consistently deliver excellent and personalized service and 'seek opportunities to create memories.' To better position the Grand Bay'r' brand and to develop a unified luxury concept and brand, the Hotel Operator developed and is currently implementing a unified marketing program designed to position this brand as a collection of distinctive, luxury hotels and resorts competing with other high-end products.

     The Hotel Operator intends to initiate a multi-million dollar advertising campaign during January 1999 (the 'Advertising Campaign'). The Advertising Campaign will predominately feature the Resort as the flagship of the Wyndham Resorts. The Hotel's portion of the cost of the Advertising Campaign will be funded by the marketing fees paid by the Partnership to the Hotel Operator. The Hotel Operator expects that the Advertising Campaign will increase the exposure and awareness of the Resort and its amenities and, as a result, will increase the occupancy rate and revenues of the Resort. There is no assurance, however, that the Advertising Campaign will be a success with respect to either the Wyndham Resorts as a whole or to the Resort specifically.

     The Advertising Campaign may feature other Wyndham Resorts that compete directly or indirectly with the Resort such as the Wyndham Aruba Beach Resort & Casino in Palm Beach, Aruba, the Wyndham Rose Hall Golf & Beach Resort in Montego Bay, Jamaica, the El San Juan Hotel & Casino in San Juan, Puerto Rico and the Buena Vista Palace in Orlando, Florida. There are no assurances that the Advertising Campaign will not result in a loss of Resort guests to other Wyndham hotels.

     Las Casitas Village will be branded as a Grand Bay hotel and, like other Grand Bay hotels, will be marketed to the upper upscale traveler. All Grand Bay hotels intend to install Golden Door'r' spas on the hotel premises. An aggressive marketing campaign for Grand Bay hotels will be launched in early 1999 promoting Las Casitas Village as well as other Grand Bay hotels such as the Grand Bay Hotel in Miami, Florida, the Peaks in Telluride, Colorado, the Boulders in

Boulder, Colorado, the Grand Bay Hotel in Scottsdale, Arizona and La Paloma in Tucson, Arizona. This campaign will be part of Wyndham's strategy to consolidate the marketing of the properties acquired by Patriot/Wyndham during the past two years and enhance the Grand Bay brand. Las Casitas Village portion of the campaign will be funded by the marketing fees paid to the Hotel Operator with respect to Las Casitas Village.

     The Resort will now have available the resources of the extensive sales and marketing networks of Wyndham Resorts and Grand Bay. Prior to 1998, the Resort had an in-house marketing staff of approximately 8 employees, a U.S. mainland exclusive marketing service with 40 employees located primarily in Miami, Florida and New York, New York and sales agents in South America and Europe.

     The Partnership has agreed to indemnify and hold harmless the Hotel Operator and its shareholders and affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities relating to the operation of the Resort except for the gross negligence or willful misconduct of its executive employees.

GOLDEN DOOR'r' SPA

     The Hotel Operator has determined that each Grand Bay hotel will contain a Golden Door spa. The Partnership has initiated construction of a Golden Door'r' spa to be marketed as an amenity to Las Casitas Village but which will also be available to guests of the Hotel. The Partnership will own the spa and the Hotel Operator will manage and market the spa. The estimated cost of construction of the spa is $4.7 million, which will be borne by the Partnership. The Partnership will pay Grand Bay a management fee of 6% of the gross revenues of the spa and an incentive fee of 25% of the operating income of the spa. The Hotel Operator anticipates the spa opening in time for the 1998/1999 winter season.

LAS CASITAS VILLAGE ARRANGEMENTS

     The Partnership has entered into separate, year-to-year agreements with the owners of almost all of the condominium units of Las Casitas Village with respect to the management and marketing of the condominium units. The Partnership has full discretion in fixing room rates for each unit in Las Casitas Village. Each unit must be made available to the Partnership for at least 11 months per calendar year and 23 of 25 weeks during the Resort's high season. The Partnership receives 50% of the net rental income of each condominium unit, which is equal to the gross rental income of each condominium unit less certain administrative, marketing, maintenance, operational and other costs associated with the condominium units individually and Las Casitas Village as a whole.

                                THE PARTNERSHIP

     The Partnership is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. The Partnership's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. The Partnership's registered office in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The general partners and limited partners of the Partnership are WKA El Con Associates, a New York general partnership ('WKA'), and Conquistador Holding, Inc., a Delaware corporation ('CHI'). Each of WKA and CHI owns a 35% limited partnership interest and a 15% general partnership interest in the Partnership. CHI is the managing general partner (the 'Managing General Partner') of the Partnership with the authority to make all decisions on behalf of the Partnership without the consent of WKA. As of the date of issuance of the Bonds, the Partnership will be governed by an Amended and Restated Agreement of Limited Partnership (the 'Partnership Agreement'). Immediately prior to the issuance of the Bonds (i) WKA will transfer its general and limited partnership interests in the Partnership to a newly-formed, wholly-owned, single-purpose subsidiary of WKA ('WKA Sub') and such general partnership interests will be converted to limited partnership interests, and (ii) CHI will transfer its general and limited partnership interests in the Partnership to a newly-formed, wholly-owned, single-purpose subsidiary of CHI ('CHI Sub'). CHI Sub will become the Managing General Partner at the time of the transfer referred to in (ii) above. The term of the Partnership will continue until March 31, 2030, provided that the Partnership may be dissolved prior to such date upon (i) mutual agreement of all the partners of the Partnership; (ii) the sale or abandonment of all or substantially all of the Hotel; or (iii) the bankruptcy of the sole remaining general partner unless the remaining partners agree in writing to continue the business of the Partnership and to replace the bankrupt general partner.

     No regular meetings of the partners of the Partnership are required under the Partnership Agreement. However, the partners meet once per year to review and approve the forthcoming year's budget for the Resort as prepared and presented by the Hotel Operator. The partners also meet from time-to-time as required to discuss various matters pertaining to the Partnership.

     In 1990, WHG Resorts & Casinos Inc. ('WHG'), together with certain other individuals ('the Other Owners'), caused the formation of WKA. The Partnership was formed by WKA and Kumagai Caribbean, Inc. ('Kumagai'), a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the Resort. The Partnership was originally owned 50% by WKA and 50% by Kumagai. The Resort was originally built as a 388 room hotel in 1962. In January 1990, WHGI entered into an agreement with the Partnership for the management of the Resort. The Resort was substantially renovated and expanded during 1991 and 1992 with Kumagai acting as construction manager and rendering technical development services during the construction phase and WHGI rendering management services in preparation of opening of the Resort. The completed Resort, excluding Las Casitas Village, opened for business in November 1993.

     In April 1993, WKA became a limited partner in Las Casitas Development Company I, S en C (S.E.) which acquired certain land from the Partnership for the purpose of developing and selling approximately 90 condominiums known as Las Casitas Village. The project was substantially completed in or about January 1995.

     On January 16, 1998, WHG was acquired by a wholly-owned subsidiary of Wyndham. WHGI was owned by WHG and the Other Owners. Wyndham acquired WHG's interest in WHGI concurrently with its acquisition of WHG. Wyndham is an operating company which manages and operates hotels.

     On March 31, 1998, Patriot acquired the interests of certain of the Other Owners in WKA and Kumagai in the Partnership and Wyndham acquired the remaining interests in WHGI. Patriot is a real estate investment trust which owns hotel properties. On July 13, 1998, Patriot acquired the balance of the Other Owners' interests in WKA. Subsequently, Patriot transferred its ownership interest in WKA and the Partnership to CHI. WKA is beneficially owned 46.54% by Wyndham and 53.46% owned by CHI. Patriot beneficially owns approximately 77% of the Partnership by reason of its 99% equity ownership interest in CHI. Wyndham beneficially owns approximately 23% of the Partnership by reason of its equity ownership in WKA.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The Partnership's partnership interests are comprised of 30% general partnership interests and 70% limited partnership interests. The beneficial ownership of the Partnership as of September 30, 1998 is set forth below:

          NAME AND ADDRESS                         AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP              PERCENT OF CLASS
-------------------------------------    ----------------------------------------    ----------------
WKA El Con Associates                    50.00% General Partnership Interest (1)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% General Partnership Interest (2)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738

                                                  (table continued on next page)

(table continued from previous page)

          NAME AND ADDRESS                         AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP              PERCENT OF CLASS
-------------------------------------    ----------------------------------------    ----------------
WKA El Con Associates                    50.00% Limited Partnership Interest (3)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% Limited Partnership Interest (4)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738

------------

(1) WKA directly owns 50% of the general partnership interests of the Partnership which is equal to 15% of the total partnership interests of the Partnership. WKA is 46.54% indirectly owned by Wyndham and 53.46% owned by CHI.

(2) CHI directly owns 50% of the general partnership interests of the Partnership and indirectly owns 26.73% of the general partnership interests of the Partnership by reason of its 53.46% ownership of WKA, resulting in direct and indirect ownership of 76.73% of the general partnership interests in the Partnership which is equal to 23.02% of the total partnership interests of the Partnership. Wyndham International Operating Partnership, L.P. owns 100% of the Class A voting stock of CHI, which represents 1% of the equity of CHI, and Patriot owns 100% of the Class B non-voting stock of CHI, which represents 99% of the equity of CHI.

(3) WKA directly owns 50% of the limited partnership interests of the Partnership which is equal to 35% of the total partnership interests of the Partnership.

(4) CHI directly owns 50% of the limited partnership interests of the Partnership and indirectly owns 26.73% of the limited partnership interests of the Partnership by reason of its 53.46% ownership of WKA, resulting in direct and indirect ownership of 76.73% of the limited partnership interests in the Partnership which is equal to 53.71% of the total partnership interests of the Partnership.
                            ------------------------

     The Partnership Agreement will restrict the Partnership's activities to the ownership of the Resort, prohibit the incurrence of obligations not related to the Resort and limit its ability to file bankruptcy. Each of WKA Sub and CHI Sub, the newly-formed, single-purpose entities which will become the partners of the Partnership immediately prior to consummation of the Offering, will be similarly restricted and will be required to have an independent director whose approval will be required for the Partnership or either of its partners to file bankruptcy.

     The outstanding shares of common stock, $.01 par value per share, of Patriot ('Patriot Common Stock') are 'paired' with the outstanding shares of common stock, $.01 par value per share, of Wyndham ('Wyndham Common Stock') so that they are transferable and tradable only in combination as units, each unit consisting of one share of Patriot Common Stock and one share of Wyndham Common Stock ('Paired Common Stock').

     Patriot, through its wholly-owned subsidiaries PAH GP, Inc. and PAH LP, Inc., is the sole general partner of Patriot American Hospitality Partnership, L.P. (the 'REIT Partnership'). In addition, Patriot is the holder of a 90.3% economic interest in the REIT Partnership as of September 22, 1998. The REIT Partnership was formed in connection with the initial public offering on October 2, 1995 of Patriot's predecessor ('Old Patriot'). Old Patriot contributed its assets to the REIT Partnership in exchange for units of limited REIT Partnership interest ('OP Units') of the REIT Partnership.

     Wyndham was the holder of an 89.1% economic interest in Wyndham Hospitality Operating Partnership, L.P. (formerly known as Patriot American Hospitality Operating Partnership, L.P.) as of September 22, 1998.

     As of October 15, 1998, there were outstanding: 170,313,097 shares of Paired Common Stock; 4,860,876 shares of Preferred Stock of Patriot; 1,781,173 shares of Series A Preferred of Wyndham; 1,781,181 shares of Series B Preferred of Wyndham; 12,537,193 Paired OP Units (excluding OP Units held by subsidiaries of Patriot) 1,109,186 Preferred Series A Wyndham OP Units; 1,324,804

Preferred Series B Wyndham OP Units; and 633,545 Preferred Series C Wyndham OP Units. The beneficial ownership of the executive officers of the Partnership in Paired Common Stock as of September 30, 1998 is set forth below:

                                NAME AND ADDRESS                                   AMOUNT AND NATURE OF    PERCENT
                              OF BENEFICIAL OWNER                                    BENEFICIAL OWNER      OF CLASS
--------------------------------------------------------------------------------   --------------------    --------
Karim Alibhai ..................................................................        4,787,938(1)         2.77%
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
James D. Carreker ..............................................................        1,890,063(2)         1.09%
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Stanley M. Koonce, Jr. .........................................................          567,940(3)         *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
William W. Evans, III ..........................................................          488,225(4)         *
  590 Madison Avenue, New York, NY 10022
Thomas W. Lattin ...............................................................          287,432(5)         *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Lawrence S. Jones ..............................................................           40,000(6)         *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Carla S. Moreland ..............................................................           64,578(7)         *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207
Brian R. Gamache ...............................................................           32,803(8)         *
  1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207

------------

* Less than 1%.

(1) Includes options to purchase 280,000 shares of Paired Common Stock issued to Mr. Alibhai, of which 93,333 shares are currently exercisable. The number of shares beneficially held by Mr. Alibhai includes 633,545 shares of Preferred Series C Wyndham OP Units, 85,600 shares of Series A Preferred Stock of Wyndham (beneficially owned by CHC Investor Partners, Ltd.), 85,600 shares of Series B Preferred Stock of Wyndham (beneficially owned by CHC Investor Partners, Ltd.) and an aggregate of 421,161 OP Units (beneficially owned by Gencom Interests, Inc., a family corporation for which he serves as Vice President and of which he owns 30% of the outstanding capital stock). Mr. Alibhai disclaims beneficial ownership of the OP Units referred to above, except to the extent of his 30% ownership interest in such corporation. Mr. Alibhai also disclaims beneficial ownership of the Series A Preferred Stock of Wyndham and the Series B Preferred Stock of Wyndham referred to above to the extent they exceed his pecuniary interest in CHC Investor Partners, Ltd.

(2) Includes options to purchase 72,716 shares of Paired Common Stock issued to Mr. Carreker, all of which are currently exercisable.

(3) Includes options to purchase 120,290 shares of Paired Common Stock issued to Mr. Koonce, of which 27,440 shares are currently exercisable.

(4) Includes options to purchase 560,009 shares of Paired Common Stock issued to Mr. Evans, of which 280,005 shares are currently exercisable.

(5) Includes options to purchase 262,633 shares of Paired Common Stock issued to Mr. Lattin, of which 116,682 shares are currently exercisable.

(6) Includes options to purchase 80,000 shares of Paired Common Stock issued to Mr. Jones, of which 10,000 shares are currently exercisable.

(7) Includes options to purchase 87,950 shares of Paired Common Stock issued to Ms. Moreland, of which 51,450 shares are currently exercisable.

(8) Includes options to purchase 12,351 shares of Paired Common Stock issued to Mr. Gamache, none of which are currently exercisable.

                         MANAGEMENT OF THE PARTNERSHIP

EXECUTIVE OFFICERS OF THE PARTNERSHIP

     The following table sets forth the names, ages and principal occupations of each of the Partnership's executive officers and the year in which each was elected an officer.

                  NAME                      AGE                     TITLE                   OFFICER SINCE
-----------------------------------------   ---   ----------------------------------------- -------------

James D. Carreker........................   51    Chief Executive Officer                        1998
Brian R. Gamache.........................   41    President                                      1995
Lawrence S. Jones........................   51    Executive Vice President and Treasurer         1998
Karim Alibhai............................   34    Executive Vice President                       1998
William W. Evans, III....................   46    Executive Vice President                       1998
Stanley M. Koonce, Jr....................   50    Executive Vice President                       1998
Thomas W. Lattin.........................   54    Executive Vice President and Director          1998
Carla S. Moreland........................   39    Secretary                                      1998

     JAMES D. CARREKER became the Chief Executive Officer of the Partnership in 1998. Mr. Carreker also became the Chairman of the Board of Directors and Chief Executive Officer of Wyndham and a director of Patriot in 1998. He has also been Chief Executive Officer and a Director of CHI since 1998. Prior to such time, he had served as President and Chief Executive Officer of Wyndham Hotel Corporation, the predecessor corporation to Wyndham ('Old Wyndham'). He also served as Chief Executive Officer of Trammell Crow Company, a national real estate company, from August 1994 to December 1995. Mr. Carreker currently serves as a director of Trammel Crow Company. Mr. Carreker is 51 years old. Mr. Carreker holds a B.S. and a Master of Business Administration from Oklahoma State University.

     BRIAN R. GAMACHE became the President of the Partnership and CHI in 1998. Mr. Gamache was President of the Resort from May 1995 until November 1997. He was also President and Chief Operating Officer of WHG from April 1997 until January 1998. Mr. Gamache has been President of WHGI since March 1996 and he was Chief Operating Officer of WHGI from March 1996 until January 1998. Prior to such time, Mr. Gamache served as the Vice President -- Sales and Marketing of WHGI from September 1990 until May 1995. Prior to joining WHGI, Mr. Gamache held various positions for Hyatt Hotels Corp. from 1983 until 1990, including Corporate Director of Sales and Marketing -- Resorts from 1987 until 1990 and he held various positions at Marriott Hotels Corporation from 1980 until 1983, including Director of Sales at the Marriott Camelback Resort and Country Club in Scottsdale, Arizona. Mr. Gamache is 41 years old.

     LAWRENCE S. JONES became the Executive Vice President and Treasurer of the Partnership and CHI in 1998. Mr. Jones also became the Executive Vice President and Treasurer of each of Patriot and Wyndham in 1998. Prior to such time, Mr. Jones joined Coopers & Lybrand in 1972 and continued there as a partner until March 1998 where he served as Chairman of the firm's REIT industry practice. Mr. Jones is 51 years old. Mr. Jones holds a B.S. from the University of California, Berkeley and a M.S. from UCLA. Mr. Jones is a certified public accountant.

     KARIM ALIBHAI became an Executive Vice President of the Partnership and CHI in 1998. Mr. Alibhai has been the President and the Chief Operating Officer and a director of Wyndham since 1997. For the prior 11 years, Mr. Alibhai was a principal of the Gencom Group, an affiliated group of companies that acquired, developed, renovated, leased and managed hotel properties in the United States and Canada through Gencom American Hospitality. Most recently, Mr. Alibhai was the President and Chief Executive Officer of the Gencom Group. Mr. Alibhai is 34 years old. He holds a B.A. from Rice University.

     WILLIAM W. EVANS, III became an Executive Vice President of the Partnership and CHI in 1998. Mr. Evans also serves as Executive Vice President of Wyndham and President and Chief Operating Officer of Patriot since 1998 and as a director of Patriot since 1997. Prior to such time, Mr. Evans served in the Office of the Chairman of Patriot or Old Patriot since 1997. Previously,

Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility principally for the organization and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody and Co. Incorporated in December 1994. Mr. Evans is 46 years old. Mr. Evans is a graduate of the University of Virginia.

     STANLEY M. KOONCE, JR. became an Executive Vice President of the Partnership and CHI in 1998. Mr. Koonce also has been the Executive Vice President -- Marketing and Strategic Planning of Wyndham since 1998. Prior to such time, he served as Executive Vice President -- Marketing, Planning and Technical Services of Old Wyndham since October 1994, was elected a director of Old Wyndham in January 1997 and served as Senior Vice President of Sales and Marketing of Old Wyndham from October 1989 until October 1994. Mr. Koonce is 50 years old. Mr. Koonce holds a B.S. in Mathematics and an M.B.A. from the University of North Carolina.

     THOMAS W. LATTIN became an Executive Vice President of the Partnership and Executive Vice President and a Director of CHI in 1998. Mr. Lattin also has been an Executive Vice President of Wyndham since October 1997. Prior to such time, he became President of Chief Operating Officer of Old Patriot in April 1995 and continues in such capacity for Patriot. From 1987 through 1994, he served as the National Partner of the hospitality industry consulting practice of Leventhal & Horwath and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber Incorporated. Mr. Lattin is 54 years old. Mr. Lattin holds a B.S. and a M.S. in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.

     CARLA S. MORELAND became Secretary of the Partnership and Senior Vice President and Secretary of CHI in 1998. Ms. Moreland also has been Senior Vice President, General Counsel and Secretary of Wyndham since 1998. Ms. Moreland was Vice President, General Counsel and Secretary of Old Wyndham from 1994 until 1998. From 1988 until 1994 Ms. Moreland was an attorney at Weil Gotshal & Manges. Ms. Moreland is 39 years old.

OFFICERS AND DIRECTORS OF THE MANAGING GENERAL PARTNER

     Certain information is set forth below concerning the directors and principal executive officers of CHI, each of whom has been elected or appointed to serve until his or her successor is duly elected and qualified.

                                                                                                        POSITION(S)
                     NAME                        AGE                    POSITION(S)                     HELD SINCE
----------------------------------------------   ---   ----------------------------------------------   ----------

James D. Carreker.............................   51    Chief Executive Officer and Director                1998
Brian R. Gamache..............................   41    President                                           1998
Lawrence S. Jones.............................   51    Executive Vice President and Treasurer              1998
Karim Alibhai.................................   34    Executive Vice President                            1998
William W. Evans, III.........................   46    Executive Vice President                            1998
Stanley M. Koonce, Jr.........................   50    Executive Vice President                            1998
Thomas W. Lattin..............................   54    Executive Vice President and Director               1998
Carla S. Moreland.............................   39    Senior Vice President and Secretary                 1998

     For biographical information with respect to the individuals listed above, see ' -- Executive Officers of the Partnership' above. The individuals set forth above will also serve as the directors and principal executive officers of each of WKA Sub and CHI Sub at the time of the Offering.

     CHI intends to designate two additional directors after completion of the Offering.

COMPENSATION OF EXECUTIVE OFFICERS OF THE PARTNERSHIP

     The executive officers of the Partnership received no compensation from the Company during the fiscal year (9 months) ended December 31, 1997 or the fiscal years ended March 31, 1997 or 1996.

LIMITATIONS ON THE LIABILITY OF AFFILIATED PERSONS

     The Partnership Agreement will provide that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner or otherwise, will have any liability to the Partnership or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of the Partnership in its capacity as such except for gross negligence or willful misconduct. The Partnership Agreement also provides that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor is any limited partner as such personally liable for any obligations of the Partnership except as otherwise provided by law. IN THE OPINION OF THE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

     A successful indemnification of any general partner or an affiliate could deplete the assets of the Partnership, unless the Partnership's indemnification obligation is covered by insurance. The Partnership does not anticipate obtaining such insurance.

     The Management Agreement provides that the Partnership will indemnify and hold harmless WHGI and its shareholders and affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities (including those caused by the simple negligence of the indemnitee and those as to which the indemnitee may be strictly liable)
(i) arising out of or incurred in connection with the construction, renovation, management or operation of the Resort or (ii) arising out of or resulting from the environmental condition of the Resort or the applicability of any legal requirements relating to hazardous materials, except, in the case of both (i) and (ii) above, those liabilities caused by the gross negligence or willful misconduct of executive personnel.

                            SELECTED FINANCIAL DATA
     The following table sets forth selected income data and balance sheet data of the Partnership. The selected income data and balance sheet data are derived from the financial statements and notes thereto of the Partnership, which for the fiscal year (9 months) ended December 31, 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997 have been audited by Ernst & Young LLP, independent auditors, and are included in this Official Statement and Prospectus, and includes an explanatory paragraph which describes an uncertainty about the Partnership's ability to continue as a going-concern. The information set forth below for other periods is unaudited. The Partnership changed its fiscal year end to December 31 from March 31 effective for the fiscal year-ended December 31, 1997. The data below should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                                                                                     TWELVE MONTHS
                                                                                                    TWELVE MONTHS       ENDED
                                                               FISCAL YEAR ENDED MARCH 31,              ENDED         MARCH 31,
                                                        ------------------------------------------     MARCH 31,         1998
                                                          1994       1995       1996        1997         1998        PRO FORMA(1)
                                                       --------   --------   ---------   --------   -------------   -------------
                                                                                                      (UNAUDITED)     (UNAUDITED)
                                                                      (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Hotel revenues, net...............................  $ 30,486   $ 78,688   $  83,035   $ 86,953     $  92,116       $  92,116
    Casino revenues...................................     2,488      6,055       6,179      6,005         4,931           4,931
                                                        --------   --------   ---------   --------   -------------   -------------
        Total revenues................................  $ 32,974   $ 84,743   $  89,214   $ 92,958     $  97,047       $  97,047
                                                        --------   --------   ---------   --------   -------------   -------------
                                                        --------   --------   ---------   --------   -------------   -------------
    Operating expenses before depreciation and
      amortization....................................  $ 33,559   $ 85,427   $  74,163   $ 76,251     $  78,706       $  75,473(2)
                                                        --------   --------   ---------   --------   -------------   -------------
    EBITDA............................................      (585)      (684)     15,051     16,707        18,341          21,574
    Depreciation and amortization.....................     4,274     11,124      10,499      9,147         9,221           9,387(3)
                                                        --------   --------   ---------   --------   -------------   -------------
    Income (loss) from operations (EBIT)..............    (4,859)   (11,808)      4,552      7,560         9,120          12,187
    Interest income...................................       109        468         229        199           172             200(4)
    Interest expense..................................    (5,298)   (16,137)    (17,022)   (17,162)      (17,229)        (10,830)(5)
                                                        --------   --------   ---------   --------   -------------   -------------
        Net income (loss).............................  $(10,048)  $(27,477)  $ (12,241)  $ (9,403)    $  (7,936)      $   1,557
                                                        --------   --------   ---------   --------   -------------   -------------
                                                        --------   --------   ---------   --------   -------------   -------------
    (Deficiency in) partners' capital beginning of
      period..........................................  $ 46,189   $ 36,191   $   8,716   $ (3,525)    $ (12,928)      $ (12,928)
    Partner capital contributions.....................        50          2          --         --        71,977          86,598
    (Deficiency in) partners' capital end of period...    36,191      8,716      (3,525)   (12,928)       51,113          75,227
    Ratio of earnings to fixed charges................                             0.3X       0.5X          0.6X            1.1X
Other Financial Data:
    Available Hotel rooms(#)..........................       751        751         751        751           751             751
    Hotel occupancy...................................     72.1%      73.3%       71.0%      72.0%         72.7%           72.7%
    Hotel average rate................................  $ 220.99   $ 188.87   $  198.99   $ 202.86     $  207.56       $  207.56
    Hotel revenue PAR(6)..............................  $ 159.37   $ 138.42   $  141.22   $ 146.01     $  150.87       $  150.87
    Room revenue per available Hotel room.............        NA   $112,840   $ 118,794   $123,779     $ 129,224       $ 129,224
    Cash flow from operating activities...............  $  2,283   $ (4,712)  $   1,906   $  5,855     $   4,376
Selected Balance Sheet Data:
    Current assets....................................  $ 25,270   $ 15,316   $  11,823   $ 13,618     $  16,154       $  20,448
    Land, building and equipment, net.................   197,139    194,557     188,994    183,960       228,817         230,141
    Total assets......................................   243,587    225,191     211,691    205,430       248,701         255,992
    Long-term debt, including current maturities......   181,989    193,034     197,154    199,709       178,599         164,504(7)
    Total liabilities and (deficiency in) partners'
      capital.........................................   243,587    225,191     211,691    205,430       248,701         255,992

------------
(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on April 1, 1997. Also assumes that the Management Agreement became effective as of April 1, 1997.
(2) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.
(3) Reflects an adjustment for amortization of Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $166,667 per year.
(4) Reflects additional interest income at an assumed rate of 4.0%, or of $200,000 on the amount deposited in the Reserve Fund.
(5) Reflects an assumed interest rate of 6.35% for the Bonds.
(6) Revenue PAR is equal to the average rate multiplied by occupancy percentage.
(7) Reflects the reduction in long-term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

                                                                              PRO FORMA(1)
                                                NINE MONTHS    NINE MONTHS    NINE MONTHS           SIX MONTHS ENDED JUNE 30,
                                                   ENDED           EMDED      DECEMBER 31,        ---------------------------------
                                                DECEMBER 31,   DECEMBER 31,      1997                                      1998
                                                    1996           1997      PRO FORMA(1)           1997      1998     PRO FORMA(2)
                                                ------------   ------------ --------------        -------   --------    -----------
                                                (UNAUDITED)                  (UNAUDITED)                  (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement of Income Data:
    Hotel revenues, net.......................    $ 54,158       $ 56,573       $  56,573        $ 55,909   $ 61,662  $  61,662
    Casino revenues...........................       4,011          3,554           3,554           3,272      2,724      2,724
                                                ------------   ------------   -------------      --------   -------- ------------
        Total revenues........................    $ 58,169       $ 60,127       $  60,127        $ 59,181   $ 64,386  $  64,386
                                                ------------   ------------   -------------      --------   -------- ------------
                                                ------------   ------------   -------------      --------   -------- ------------
    Operating expenses before depreciation and
      amortization............................    $ 53,572       $ 55,253       $  53,909(3)     $ 42,746   $ 44,350  $  41,429(3)
                                                ------------   ------------   -------------      --------   -------- ------------
    EBITDA....................................       4,597          4,874           6,218          16,435     20,036     22,957
    Depreciation and amortization.............       6,856          6,887           7,012(4)        4,597      3,865      3,949(4)
                                                ------------   ------------   -------------      --------   -------- ------------
    Income (loss) from operations (EBIT)......      (2,259)        (2,013)           (794)         11,838     16,171     19,008
    Interest income...........................         139            128             150(5)          105         85        100(5)
    Interest expense..........................     (12,691)       (13,157)         (8,413)(6)      (8,871)    (8,670)    (5,609)(6)
                                                ------------   ------------   -------------      --------   -------- ------------
        Net income (loss).....................    $(14,811)      $(15,042)      $  (9,057)       $  3,072   $  7,586  $  13,499
                                                ------------   ------------   -------------      --------   -------- ------------
                                                ------------   ------------   -------------      --------   -------- ------------
    (Deficiency in) partners' capital
      beginning of period.....................    $ (3,525)      $(12,928)      $ (12,928)       $(18,336)  $(27,970) $ (27,970)
    Partner capital contributions.............          --             --          91,256              --     71,977     90,422
    (Deficiency in) partners' capital end of
      period..................................     (18,336)       (27,970)         69,271         (15,264)    51,593     75,951
    Ratio of earnings to fixed charges........                                                       1.3X       1.8X       3.4X
Other Financial Data:
    Available Hotel rooms(#)..................         751            751             751             751        751        751
    Hotel occupancy...........................       67.6%          69.3%           69.3%           82.4%      81.8%      81.8%
    Hotel average rate........................    $ 175.01       $ 175.59       $  175.59        $ 229.54   $ 243.35  $  243.35
    Hotel revenue PAR(8)......................    $ 118.24       $ 121.68       $  121.68        $ 189.17   $ 199.14  $  199.14
    Room revenue per available Hotel room.....    $ 77,456       $ 80,062       $  80,062        $ 78,804   $ 85,733  $  85,733
    Cash flow from operating activities.......    $     13       $ (1,415)                       $  4,073   $ 10,445
Selected Balance Sheet Data:
    Current assets............................    $ 12,517       $ 13,953       $  17,356        $ 13,360   $ 12,926  $  16,763
    Land, building and equipment..............     185,822        181,127         229,664         182,659    229,726    229,726
    Total assets..............................     206,755        200,422         253,580         202,896    246,075    253,154
    Long-term debt, including current
      maturities..............................     202,969        204,624         164,159(8)      202,366    177,263    163,168(8)
    Total liabilities and (deficiency in)
      partners' capital.......................     206,755        200,422         253,580         202,896    246,075    253,154

------------

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on April 1, 1997. Also assumes that the Management Agreement became effective as of April 1, 1997.

(2) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on January 1, 1998. Also assumes that the Management Agreement became effective as of January 1, 1998.

(3) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, the implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% of gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.

(4) Reflects an adjustment for amortization of Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $125,000 and $83,333 for the 9 months ended December 31, 1997 and 6 months ended June 30, 1998, respectively.

(5) Reflects additional interest income at an assumed rate of 4.0%, or of $150,000 and $100,000 for the 9 months ended December 31, 1997 and 6 months ended June 30, 1998, respectively, on the amount deposited in the Reserve Fund.

(6) Reflects an assumed interest rate of 6.35% for the Bonds.

(7) Revenue PAR is equal to the average rate multiplied by occupancy percentage.

(8) Reflects the reduction in long-term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Partnership's results of operations are highly seasonal with the highest revenues occurring from December through April. During the months of May through November, efforts are made to actively market the Resort in order to minimize the adverse effects of seasonality. See ' -- Seasonality' and 'RISK FACTORS -- Seasonality.' Accordingly, results for any single quarter are not necessarily indicative of the results for any other quarter or for the full fiscal year. Results can also be negatively affected by circumstances beyond the Partnership's control such as hurricanes, airline strikes, droughts and water shortages, and the like. The impact of such events, if any, will depend, in part, upon the time of year when such events occur.

     The Partnership and the Hotel Operator have taken steps to improve the operating performance of the Resort by strengthening its management and reducing operating costs primarily through implementation of better cost controls and more efficient staffing.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED) COMPARED WITH SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                     -----------------------
                                                                      1998            1997
                                                                     -------         -------
                                                                         (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net...............................   $64,386         $59,181
     Operating expenses...........................................    48,215          47,343
                                                                     -------         -------
          Operating income........................................   $16,171         $11,838
                                                                     -------         -------
                                                                     -------         -------

     Hotel and casino revenues increased $5,205,000 or 8.8% in the six months ended June 30, 1998 to $64,386,000 from $59,181,000 in the six months ended June 30, 1997. The increase was due to a greater occupancy mix of group rooms which generated higher average rates and additional room revenue as well as additional food and beverage revenues. Additional revenues were also generated from transportation and golf greens fee price increases implemented on January 1, 1998.

     Operating income increased by $4,333,000 or 36.6% from $11,838,000 to $16,171,000 for the six months ended June 30, 1998 compared with the six months ended June 30, 1997 due to improved operating efficiencies and lower food and beverage costs. Amortization expenses decreased as the five-year pre-opening marketing expenses were fully amortized in March 1998 with the acquisition of WHG by a wholly-owned subsidiary of Wyndham.

     The net income for the six month period ended June 30, 1998 increased by $4,514,000 to $7,586,000 versus $3,072,000 for the six month period ended June 30, 1997 due to the combination of successful price increases and management's ability to maintain or reduce costs in the hotel operating divisions.

FISCAL YEAR (NINE MONTHS) ENDED DECEMBER 31, 1997 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 1996 (UNAUDITED)

                                                                        NINE MONTHS ENDED
                                                                          DECEMBER 31,
                                                                     -----------------------
                                                                      1997            1996
                                                                     -------         -------
                                                                         (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net...............................   $60,127         $58,169
     Operating expenses...........................................    62,140          60,428
                                                                     -------         -------
          Operating income (loss).................................   $(2,013)        $(2,259)
                                                                     -------         -------
                                                                     -------         -------

     Hotel and casino revenues increased by $1,958,000 or 3.4% in the nine months ended December 31, 1997 to $60,127,000 from $58,169,000 in the nine months ended December 31, 1996. Despite this increase, the additional travel agent commissions paid and greater sales and marketing expenses to attract summer business negated this revenue gain. The Hotel extended additional discounts and marketing promotional monies to stimulate demand in other markets.

     For the nine primarily off-season months of April 1, 1997 to December 31, 1997, operating loss was $2,013,000 as compared to a loss of $2,259,000 for April 1, 1996 to December 31, 1996. Operating income increased $246,000 notwithstanding the slow summer convention season and higher marketing expenses for the 9 months ended December 31, 1997 as compared to the same 9 months ended December 31, 1996.

     The net loss in the nine months ended December 31, 1997 was $15,042,000 compared to a net loss of $14,811,000 in the nine months ended December 31, 1996. The net loss increased due to increased travel agent commissions and higher marketing expenses along with increased interest charges for the deferred WHGI management fees and the 1991 AFICA Refunded Bonds.

TWELVE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) COMPARED WITH FISCAL YEAR ENDED MARCH 31, 1997

                                                                       TWELVE MONTHS ENDED
                                                                            MARCH 31,
                                                                     -----------------------
                                                                      1998            1997
                                                                     -------         -------
                                                                         (IN THOUSANDS)

Revenues:
     Hotel and casino revenues, net...............................   $97,047         $92,958
     Operating expenses...........................................    87,927          85,398
                                                                     -------         -------
          Operating income........................................   $ 9,120         $ 7,560
                                                                     -------         -------
                                                                     -------         -------

     Hotel and casino revenues increased by $4,089,000 or 4.4% in the 12 months ended March 31, 1998 to $97,047,000 from $92,958,000 in the fiscal year ended March 31, 1997. This revenue growth was due to increased group room nights sold, transportation and golf price increases, and higher concession rents collected in the 12 months ended March 31, 1998.

     Operating income increased by $1,560,000 or 20.6% for the 12 months ended March 31, 1998 to $9,120,000 from $7,560,000 in the period ended March 31, 1997.
Except for the additional expenses incurred to promote summer business through local advertising and increasing commissions paid to travel agents, operating expenses remained constant for the periods ended March 31, 1998 and March 31, 1997.

     The net loss for the 12 month period ended March 31, 1998 totaled $7,936,000 versus $9,403,000 for the fiscal year ended March 31, 1997. The $1,467,000 improvement was due to the higher operating profits generated on increased revenues over the 12 months ended March 31, 1998 as compared to the period ended March 31, 1997.

FISCAL YEAR ENDED MARCH 31, 1997 COMPARED WITH FISCAL YEAR ENDED
MARCH 31, 1996

                                                                       TWELVE MONTHS ENDED
                                                                            MARCH 31,
                                                                     -----------------------
                                                                      1997            1996
                                                                     -------         -------
                                                                         (IN THOUSANDS)

Revenues:
     Hotel and casino revenues, net...............................   $92,958         $89,214
     Operating expenses...........................................    85,398          84,662
                                                                     -------         -------
          Operating income........................................   $ 7,560         $ 4,552
                                                                     -------         -------
                                                                     -------         -------

     Hotel and casino revenues were $92,958,000 in the fiscal year ended March 31, 1997 compared to $89,214,000 for the fiscal year ended March 31, 1996, an increase of $3,744,000 or 4.2%.

     Combined 1997 fiscal year revenues increased by $3,744,000 or 4.2% over fiscal 1996 as the Hotel was able to pass on higher room rates as well as increasing occupancy by 1% in fiscal 1997. In addition, transportation price increases as well as increased concession rents contributed to the revenue increase for fiscal 1997 over fiscal 1996.

     Operating income increased by $3,008,000 or 66.0% for the 12 months ended March 31, 1997 as management continued to improve the operating efficiency and profit margins in the rooms, food and beverage departments. Undistributed expenses increased in sales and marketing due to increased advertising and promotions necessary to stimulate summer demand. Depreciation and amortization expenses declined for the period ended March 31, 1997 versus March 31, 1996 by $1,352,000 as the 24-month pre-opening expenses became fully amortized at the end of fiscal 1996.

     Net loss for the 12 months ended March 31, 1997 was $9,403,000 compared to a net loss of $12,241,000 for the 12 months ended March 31, 1996. This $2,838,000 or 23.2% reduction can be attributed to increased volume and pricing as well as the decrease in amortization in fiscal 1997 of certain pre-opening marketing expenses.

FINANCIAL CONDITION

     The Resort's cash needs during the high-season months of December through April are provided from cash generated at the Resort. The Resort's cash needs during the off-season months of May through November have historically been provided from cash generated at the Resort and by the Hotel Operator, and from a revolving credit facility. The revolving credit facility was terminated in May 1998. Additionally, during the fiscal year ending December 31, 1998, a portion of the Resort's cash needs were funded from short-term borrowings from Patriot. Such borrowings were necessary to fund a portion of the spa construction and to pay certain costs and expenses related to the Interim Financing. The Partnership believes that after completion of the Offering its cash needs throughout the year will be provided by cash generated at the Resort.

     Annual capital expenditures are provided for each year as part of the Hotel's annual budgeting process. Capital expenditures are incurred taking into account available cash and available financing, if necessary. The Loan Agreement will permit the Partnership to borrow funds for capital expenditures subject to satisfaction of certain conditions. See 'SUMMARY OF THE LOAN
AGREEMENT -- Covenants.'

     The Management Agreement will provide for reduced fees on an overall basis as compared to the management agreement which was in effect through
               , 1998. The base fee will be reduced by 1.0%, from 3.5% to 2.5%, of gross revenue of the Resort. There will be a new trade name fee of 0.5% of gross revenue of the Hotel. The incentive fee of 10.0% of the Resort's gross operating profit will be eliminated. Although there will be a new marketing fee of 1.5% of gross room revenues of the Hotel as well as 1.0% of gross room revenues of Las Casitas Village, the Partnership believes that such fee will not increase the overall marketing expense of the Resort.

     12 Months Ended March 31, 1998 (unaudited) Compared With the Fiscal Year Ended March 31, 1997. Cash flows from the operating, investing and financing activities of the property for the 12 months ended March 31, 1998 resulted in net cash used of $724,000 compared with net cash provided of $1,523,000 for the fiscal year ended March 31, 1997.

     Cash provided by operating activities was $4,376,000 for the 12 months ended March 31, 1998 versus $5,855,000 for the fiscal year ended Mach 31, 1997. This decline was due to higher accounts receivable and an increase in prepaid expenses associated with a short-term loan extension.

     Cash used by investing activities was $2,553,000 for the 12 months ended March 31, 1998 versus $1,428,000 for March 31, 1997. Cash used for the purchase of property and equipment was $2,486,000 in the 12 months ended March 31, 1998 versus $1,306,000 in 1997. Cash used for the purchase of operating equipment was $68,000 in the 12 months ended March 31, 1998 versus $123,000 in fiscal 1997.

     Cash used by financing activities during the 12 months ended March 31, 1998 was $2,546,000 compared with $2,903,000 for the period ended March 31, 1997. Cash used for payment of long term chattel mortgages and capital lease obligations totaled $3,046,000 versus $2,429,000 in comparing the periods ending March 31, 1998 and 1997, respectively. Net cash proceeds provided from bank notes for the 12 months ended March 31, 1998 totaled $500,000 versus $1,273,000 net cash used in the 12 months ended March 31, 1997.

     Fiscal Year (Nine Months) Ended December 31, 1997 Compared With Nine Months Ended December 31, 1996 (unaudited). Cash flows from the operating, investing and financing activities of the property for the nine months ended December 31, 1997 resulted in net cash used of $1,252,000 compared with net cash provided of $191,000 for the nine months ended December 31, 1996.

     Cash used by operating activities was $1,415,000 for the nine months ended December 31, 1997 as compared to $13,000 provided by operations during the nine months ended December 31, 1996. The increase of cash used was due to accounts receivable and prepaid expense increases along with the reduction of balances due to affiliates.

     Cash used by investing activities was $1,890,000 for the nine months ended December 31, 1997 versus $1,623,000 for the period ended December 31, 1996. Cash used for the purchase of property and equipment was $1,994,000 in the nine months ended December 31, 1997 versus $1,625,000 for the nine months ended December 31, 1996. Cash provided in the reduction of operating equipment was $104,000 in the nine month ended December 31, 1997 versus $2,000 in the nine month period ended December 31, 1996.

     Cash provided by financing activities during the nine months ended December 31, 1997 was $2,053,000 versus $1,802,000 for the period ended December 31, 1996. Cash used for the payment of long term chattel mortgages and capital lease obligations totaled $2,447,000 and $1,698,000 in the periods ended December 31, 1997 and December 31, 1996, respectively. Net cash proceeds provided from bank notes totaled $4,500,000 in the nine month period ended December 31, 1997 compared to $3,500,000 for the nine month period ended December 31, 1996.

     Six Months Ended June 30, 1998 (unaudited) Compared With Six Months Ended June 30, 1997 (unaudited). Cash flows from the operating, investing and financing activities of the property for the six months ended June 30, 1998 resulted in net cash provided of $478,000 compared with net cash used of $111,000 for the six months ended June 30, 1997.

     Cash provided by operating activities was $10,445,000 for the six months ended June 30, 1998 compared to $4,073,000 in the six months ended June 30, 1997. The increase was primarily due to the change from the net income of $3,072,000 in the six months ended June 30, 1997 to $7,586,000 for the same period in 1998.

     Cash used by investing activities was $2,800,000 for the six months ended June 30, 1998 versus $58,000 for the same period in 1997. Cash used for the purchase of property and equipment was $2,687,000 in the first six months of 1998 versus $62,000 in the first six months of 1997. Cash used for the purchase of operating equipment was $113,000 in the first six months of 1998 compared to $4,000 of cash provided during the same period in 1997.

     Cash used by financing activities during the six months ended June 30, 1998 totaled $7,167,000 versus $4,126,000 during the corresponding period ended June 30, 1997. Cash used for the payment of long term chattel mortgages and capital lease obligations totaled $1,167,000 versus $1,353,000 comparing the periods ended June 30, 1998 and June 30, 1997. Net cash used for bank note payments totaled $6,000,000 compared to $2,773,000 for the six month periods ended June 30, 1998 and 1997.

TAXES

     As the Partnership is not a taxable entity for Puerto Rico income tax purposes and as each partner reports its distributive share of profits and losses in its respective income tax return, no provision for income taxes has been made in the Partnership's financial statements.

INFLATION

     During the past three fiscal years, the level of inflation affecting the Resort has been relatively low. The ability of the Resort to pass on future cost increases in the form of higher room rates and other price increases will continue to be dependent on the prevailing competitive environment and the acceptance of the Resort's services in the market place.

SEASONALITY

     The hotel and casino business in Puerto Rico is highly seasonal. From December through April the occupancies of the Resort and Las Casitas Village are greater than other months and the average room rates are higher than other months resulting in higher revenues and net income primarily in the first calendar quarter. During the calendar quarter of July 1 through September 30 the Partnership normally has a net loss.

RECENT DEVELOPMENTS

     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $36,000,000 of property related damage at the Hotel, substantially all of which is covered by insurance. The Resort has also lost approximately 2,500 group room nights as a direct result of Hurricane Georges. The Partnership believes such room night losses will be covered by its business interruption insurance. As a result of Hurricane Georges, the Resort was closed from September 21, 1998 through October 3, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and will not be available to the Resort until approximately November 1, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. As a result, travelers' perception of Puerto Rico as a leisure destination may be adversely affected for the 1998/1999 tourist season. The Resort could lose additional room nights as a result of this perception, which may or may not be covered by its business interruption insurance. The Partnership believes that the Resort will be completely repaired in time for its high season which begins in December. However, the Partnership cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the Resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on the Partnership's financial condition and results of operations.

     The Puerto Rico Tourism Company plans to launch a $1.7 million advertising campaign to negate the negative perception created by media images of Hurricane Georges. The campaign will be entitled 'Puerto Rico Now' and will include three new 30 second commercials and a 20 minute video. The campaign commenced on October 14, 1998 with the airing of television commercials in key media markets in the Northeastern United States during early prime time programming periods. The video will be shown at tourism industry trade shows as well as be distributed to approximately 2,000 travel agents around the United States. The Partnership believes that the Advertising Campaign together with the 'Puerto Rico Now' campaign will limit the adverse effects of the perception of damage caused by Hurricane Georges.

IMPACT OF YEAR 2000

     The Year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Any of the Resort's computer programs that have time-sensitive software may recognize a date using '00' as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, temporary inability to process transactions, send invoices, record reservations or engage in similar normal business activities.

     The Partnership has completed an assessment and will modify or replace a portion of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Partnership estimated that its Year 2000 project cost at approximately

$1,000,000, which includes approximately $950,000 for the purchase of new hardware and software that will be capitalized and approximately $50,000 that will be expensed as incurred. To date, the Partnership has incurred approximately $20,000 for assessment of the Year 2000 issue.

     The project is estimated to be completed not later than November 1999. The Partnership believes that with the modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer system. However, if such modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of the Resort.

     The Partnership has initiated formal communications with all of its significant vendors and service providers to determine the extent to which the Resort's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There is no guarantee that the systems of other companies on which the Resort's systems rely will be timely converted and would not have an adverse effect on the Resort's systems.

     The costs of the project and the date on which the Partnership believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     The Resort also utilizes certain computer systems and programs of Patriot/Wyndham and its subsidiaries. Patriot/Wyndham has reported the following on the Year 2000 issue:

          Patriot/Wyndham recognizes the importance of minimizing the number and seriousness of any disruptions that may occur as a result of Year 2000 and has adopted an extensive compliance program. Patriot/Wyndham is completing the inventory of its information technology and other electronic assets (such as, but not limited to, automated time clocks, point-of-sale, non-information technology systems, including embedded systems that operate security systems, phone systems, energy management systems and other systems) used in its businesses that may be affected by Year 2000 issues and the related assessment of those assets' Year 2000 compliance. Patriot/Wyndham has completed its assessment of its primary information technology infrastructure and the inventory and assessment of substantially all of its hotels, other than certain hotels acquired in 1998, other than the Resort.

          Patriot/Wyndham is also surveying its vendors and service providers that are critical to its businesses to determine whether they are Year 2000 compliant. Patriot/Wyndham expects that these surveys will be completed in the fourth quarter of 1998, but cannot guarantee that all vendors or service providers will comply with Patriot/Wyndham's surveys, and therefore Patriot/Wyndham may not be able to determine Year 2000 compliance of those vendors or service providers. At that time, Patriot/Wyndham will determine the extent to which it will be able to replace non-compliant vendors. Due to the lack of an alternative source, there may be instances in which Patriot/Wyndham will have no alternative but to remain with non-compliant vendors or service providers.

          Patriot/Wyndham is presently negotiating with the vendor that is expected to perform the remediation of Patriot/Wyndham's systems. The scope and cost of this work is not yet known.

          Patriot/Wyndham believes that its reprogramming, upgrading and systems replacements will be implemented and tested by June 30, 1999. Patriot/Wyndham believes that this should provide adequate time to further correct any problems that did not surface during the implementation and testing for those systems.

          In addition to those systems within Patriot/Wyndham's control and the control of its vendors and suppliers, there are other systems that could have an impact on Patriot/Wyndham's businesses and which may not be Year 2000 compliant by January 1, 2000. These systems could affect the operations of the air traffic control system and airlines or other segments of the lodging and travel industries, or the economy and travel generally. These systems are outside of Patriot/Wyndham's control or influence and their compliance may not be verified by Patriot/Wyndham. However, these systems could adversely affect Patriot/Wyndham's financial condition or results of operation.

          If Patriot/Wyndham is not successful in implementing its Year 2000 compliance plan, it may suffer a material adverse impact on its consolidated results of operations and financial condition. Because of the importance of addressing the Year 2000 problem, Patriot/Wyndham expects to develop contingency plans if it determines that the compliance plans will not be implemented by June 30, 1999.

          To date, Patriot/Wyndham has expended approximately $1.8 million in connection with the inventory and assessment of its information technology and other electronics assets.

                               LEGAL PROCEEDINGS

     The Partnership currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Partnership, none of the existing litigations is likely to have a material adverse effect on the Partnership or its business.

                   POLICY WITH RESPECT TO CERTAIN ACTIVITIES

     The Loan Agreement will prohibit the Partnership from issuing any securities which are senior to the Bonds. During the past three years, the Partnership has not issued any senior securities. From time to time during the past three years, the Partnership has borrowed monies from third-parties, its affiliates and its partners in order to fund day-to-day operations at the Resort as well as for capital improvements and furniture, fixtures and equipment. Additionally, the Partnership maintained a revolving credit facility with GDB of up to $6,000,000 during the period of July 1995 through May 1998. As a condition to entering into the revolving credit facility, GDB required the partners of the Partnership to lend the Partnership $800,000. To date, $65,000 of these loans has been repaid and $735,000 remains outstanding and will be subordinate to the Bonds. Additionally, the Partnership is currently indebted to the Posadas de Puerto Rico Associates, Incorporated ('PPRA') in the aggregate principal amount of $32,021,172. Such loan will be subordinate to the Bonds. PPRA is an indirect wholly-owned subsidiary of Wyndham and is the owner of the Condado Plaza Hotel & Casino. The Partnership's ability to borrow funds in the future will be governed by the Loan Agreement. See 'SUMMARY OF THE LOAN AGREEMENT -- Covenants.' To the extent that the Partnership is able to borrow in the future, such borrowing decisions will be made solely by the Managing General Partner.

     The Loan Agreement will prohibit the Partnership from making loans to other persons, offering securities in exchange for property and to repurchasing or otherwise acquiring its partnership interests or other securities, including the Bonds. Additionally, the Partnership does not engage in the purchase and sale (or turnover) of investments, investing in securities of other persons or underwriting securities of other issuers. The Partnership has not engaged in any of the aforementioned activities during the past three years.

     Following consummation of the Offering, the Partnership will be subject to the informational reporting requirements of the Exchange Act during the current fiscal year by reason of the public offering and the issuance of the Bonds. In accordance with the Exchange Act, the Partnership will file with the Commission the reports and other information required to be filed under the Exchange Act. The Partnership anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to
Section 15(d) of the Exchange Act; however, the Partnership will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the Bonds are outstanding. See 'CONTINUING DISCLOSURE COVENANT.'

                       INVESTMENT OBJECTIVES AND POLICIES

     The purpose of the Partnership is limited to the ownership of the Resort. The Partnership was formed in order to develop the Resort and own the Hotel, and to generate income therefrom. The Partnership and the Managing General Partner, on behalf of the Partnership, are authorized to enter into any agreements necessary or desirable for the operation of the Resort and ownership of the Hotel.

     The Resort will be operated by the Hotel Operator. For a complete discussion concerning the management of the Resort, see 'THE
RESORT -- Management and Marketing and the Resort.' The Partnership does not anticipate any additional long-term financing other than the Offering. The Partnership believes that its cash flows from future operations will be sufficient to meet short-term working capital needs. Additional financing may be required for specific projects at the Resort, including the purchase of replacement furniture, fixtures and equipment. The Loan Agreement will limit the Partnership's ability to obtain additional financing, including secured financing, in certain circumstances. For a description of such limitations, see 'SUMMARY OF THE LOAN AGREEMENT -- Covenants.' The Partnership will not invest in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

                 POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

     The Partnership was formed solely to operate the Resort and own the Hotel. The Partnership will be prohibited from making other investments or disposing of its assets pursuant to the Loan Agreement, and, therefore, a policy with respect to such matters for executive officers and partners of the Partnership is not necessary.

     The Partnership Agreement will prohibit the partners of the Partnership from engaging in any other business activities other than those as partners of the Partnership. WKA Sub and CHI Sub will be the only two partners of the Partnership upon consummation of the Offering. Each will be a single purpose entity which will only be permitted to engage in the business of acting as a partner of the Partnership. WKA Sub and CHI Sub will be prohibited from any other business activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partners and their affiliates. Because the Partnership will be operated by the Managing General Partner, these conflicts will not be resolved through arm's-length negotiations, but through the exercise of the Managing General Partner's judgment consistent with its fiduciary responsibility to WKA Sub, the only other General and Limited Partner other than the Managing General Partner.

     WHGI, an affiliate of the Partnership, has historically and will continue to manage the Resort. The arrangements between the Partnership and WHGI, including those contained in the Management Agreement, were not negotiated at arm's-length. There can be no assurances that the terms of the Management Agreement, including the Hotel Operator's fees, are as favorable to the Partnership as those that could reasonably be obtained in an arm's-length negotiation with an unrelated third party. See 'THE RESORT -- Management and Marketing of the Resort' for a detailed description of these arrangements.

     The Partnership is also an affiliate of Wyndham Management, which will manage the Resort and market the Hotel. The Partnership is also an affiliate of Grand Bay, which will market Las Casitas Village. Each of Wyndham Management and Grand Bay market other resorts, some of which compete directly with the Resort. There can be no assurance that either Wyndham Management or Grand Bay will not take actions which favor other properties that they market to the detriment the Resort.

     Wyndham has a responsibility to its shareholders to maximize the economic return of all of the Wyndham Resorts that it manages, not only the Resort. There can be no assurance that

Wyndham will not take actions or cause Wyndham Management or Grand Bay to take such actions to benefit another Wyndham Resort or Grand Bay Resort to the detriment of the Resort. Such actions may include, without limitation, shifting key employees from the Resort to another Wyndham Resort, marketing other Wyndham Resorts or Grand Bay Resorts more prominently than the Resort and not providing the financial support to the Resort that it provides to other Wyndham Resorts.

     In order to repay a portion of the Refunded Bonds, the Partnership borrowed $32,021,172 from PPRA. The loan is evidenced by a demand promissory note bearing interest at the prime rate. This loan will be subordinate to the Bonds.

     Historically from time to time, the Partnership borrowed funds from the partners of the Partnership. Such loans were Deficiency Loans and Additional Loans (as those terms are defined in the Partnership Agreement) and are subordinate to the Bonds. As of June 30, 1998, such partner loans and related interest totalled $13,064,496. The most recent of such loans was in the aggregate principal amount of $800,000 and is described under 'POLICY WITH RESPECT TO CERTAIN ACTIVITIES' above.

                                   THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Trust Agreement in the aggregate principal amount of $100,000,000. The Bonds will be dated the date of the initial delivery and payment for the Bonds (the 'Date of Issuance') and will bear interest at such rates and will mature (subject to the rights of redemption
described below) in such amounts on       and       of such years, as set forth
on the inside front cover page of this Official Statement and Prospectus. Interest on the Bonds will be payable monthly on the first day of each month
commencing on       , 1999 until maturity or prior redemption (each a 'Payment
Date').

     The Bonds are issuable as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The Bonds will be registered under The Depository Trust Company Book-Entry Only System described below. The principal or redemption price of and interest on the Bonds will be payable as described below under 'Book-Entry Only System.'

TRUSTEE

     The Trustee will be Banco Santander Puerto Rico. The Trustee's corporate trust office is located at 221 Ponce de Leon Avenue, Lobby Level, Hato Rey, Puerto Rico 00918.

BOOK-ENTRY ONLY SYSTEM

     The following information concerning The Depository Trust Company ('DTC') and DTC's book-entry system has been obtained from DTC, and none of AFICA, the Partnership, or the Underwriter take any responsibility for the accuracy thereof.

     DTC will act as securities depository for the Bonds. The Bonds will be issued as fully registered bonds in the name of Cede & Co., DTC's partnership nominee. One fully registered Bond will be issued for each maturity of the Bonds in the aggregate principal amount of such maturity, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the 'Direct Participants') deposit with DTC. DTC also facilitates the settlement of securities transactions among Direct Participants, such as transfers and pledges, in deposited securities through electronic book-entry changes in accounts of the Direct Participants, thereby eliminating the need for physical movement of securities. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of the Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the 'Indirect Participants;' and together with the Direct Participants, the 'Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Bonds under the DTC system must be made by or through Direct Participants which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond ('Beneficial Owner') is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the DTC system for the Bonds is discontinued.

     To facilitate subsequent transfers, all Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds. DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Bonds of any maturity are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such maturity to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an 'Omnibus Proxy' to AFICA as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal of and redemption premium, if any, and interest payments on the Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such Participant and not of DTC, the Trustee, the Partnership or AFICA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Each person for which a Participant acquires an interest in the Bonds, as nominee, may desire to make arrangements with such Participant to receive a credit balance in the records of such Participant, and may desire to make arrangements with such Participant to have all notices of redemption or other communications to DTC, which may affect such persons, forwarded in writing by such Participant and to have notification made of all interest payments.

     DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to AFICA or the Trustee. In such event, AFICA will try to find a substitute securities depository and, if unsuccessful, definitive Bonds will be printed and delivered. In addition, AFICA, in its sole discretion and without the consent of any other person, may terminate the services of DTC as securities depository with respect to the Bonds if AFICA determines that Beneficial Owners of such Bonds shall be able to obtain definitive Bonds. In such event, definitive Bonds will be printed and delivered as provided in the Trust Agreement and registered in accordance with the instructions of the Beneficial Owners.

     So long as Cede & Co., as nominee of DTC (or any other nominee of DTC), is the registered owner of the Bonds, all references herein to the Bondholders or registered owners of the Bonds (other than under the heading 'Tax Matters') shall mean Cede & Co., or such other nominee, in the capacity of nominee for DTC, and shall not mean the Beneficial Owners of the Bonds.

     When reference is made to any action which is required or permitted to be taken by the Beneficial Owners, such reference shall only relate to those permitted to act (by statute, regulation or otherwise) on behalf of such Beneficial Owners for such purposes. When notices are given, they shall be sent by AFICA or the Trustee to DTC only.

     For every registration of transfer or exchange of the Book-Entry Bonds, the Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

     NONE OF AFICA, THE TRUSTEE OR THE PARTNERSHIP SHALL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT, AS DESCRIBED ABOVE; (2) THE PAYMENT OR TIMELINESS OF PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (3) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE TRUST AGREEMENT TO BE GIVEN TO BONDHOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS BONDHOLDER.

     In the event that the book-entry only system is discontinued and the Beneficial Owners become registered owners of the Bonds, the following provisions will apply: The principal of the Bonds and premium, if any, thereon when due will be payable upon presentation of the Bonds at the corporate trust office of the Trustee in San Juan, Puerto Rico, and interest on the Bonds will be paid by check mailed to the persons who were the registered owners, or in the case of Beneficial Owners holding at least $1,000,000 aggregate principal amount of Bonds who so request by wire transfer, as of the 15th day of the month immediately preceding the related Payment Date, as provided in the Trust Agreement. Bonds may be exchanged for an equal aggregate principal amount of Bonds in other authorized denominations and of the same maturity and interest rate, upon surrender thereof at the Trustee's corporate trust office in San Juan, Puerto Rico. The transfer of any Bond may be registered only upon surrender thereof to the Trustee along with a duly executed assignment in form satisfactory to the Trustee. Upon any such registration of transfer, a new Bond or Bonds of authorized denominations in an equal aggregate principal amount, of the same maturity, bearing interest at the same rate and registered in the name of the transferee will be executed by AFICA and authenticated by the Trustee. No charge may be made to the Bondholders for any exchange or registration of transfer of the Bonds, but any Bondholder requesting any such exchange shall pay any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. The Trustee will not be required to exchange or to register the transfer of any Bond during the period of 15 days preceding the date of giving of notice of redemption or after any Bond or portion thereof has been selected for redemption.

REDEMPTION

     Mandatory Redemption Other Than Upon Event of Taxability. The Bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium, (i) in whole or in part, to the extent of any condemnation, casualty or insurance proceeds received upon the occurrence of an event of condemnation, taking or destruction of, or damage to the Resort under the conditions set forth in the Loan Agreement, and (ii) in whole upon cessation of operations of the Resort. See ' -- Selection and Notice of Redemption' below.

     A cessation of operation of the Hotel will not be deemed to have occurred
(i) until 30 days have elapsed after notice has been given to the Partnership by AFICA that operations at the Resort have ceased and the Partnership has not demonstrated to the satisfaction of AFICA that the Resort is being operated as 'Industrial Facilities' within the meaning of Act No. 121 of June 27, 1977 of Puerto Rico, as amended (the 'Act'), or that the Partnership is, in good faith, seeking to cause the resumption of an economically reasonable operation of the Resort as Industrial Facilities or (ii) until receipt by AFICA and the Trustee of notice from the Partnership that the Partnership has no present intention of causing the resumption of operations of the Resort as

Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable operation of the Resort as Industrial Facilities. A cessation of operation of the Resort will not be deemed to exist on account of an occurrence of an event of condemnation, damage or destruction of the Resort.

     In addition, the Term Bonds (unless previously redeemed or purchased for cancellation), are subject to mandatory redemption, in amounts equal to the following amortization requirements:

                                                                      YEAR       [DATE]          [DATE]
                                                                     ------   ------------    ------------

Term Bonds maturing               , 2013..........................    2009      $               $
                                                                      2010
                                                                      2011
                                                                      2012
                                                                      2013
Term Bonds maturing               , 2018..........................    2014
                                                                      2015
                                                                      2016
                                                                      2017
                                                                      2018
Term Bonds maturing               , 2023..........................    2019
                                                                      2020
                                                                      2021
                                                                      2022
                                                                      2023
Term Bonds maturing               , 2028..........................    2024
                                                                      2025
                                                                      2026
                                                                      2027
                                                                      2028

     The Serial Bonds mature as set forth on the inside front cover of this Official Statement and Prospectus.

     Mandatory Redemption Upon Event of Taxability. The Bonds are further subject to mandatory redemption in whole at a price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date upon the second occurrence of an Event of Taxability. An Event of Taxability will occur upon receipt by AFICA and the Trustee of an accountants' report to the effect that because of the failure of the Partnership to comply with certain provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), as in effect on the Date of Issuance interest paid or accrued on the Bonds to a Beneficial Owner that is (i) an individual who during the entire taxable year in which he receives or accrues interest on the Bonds that due to the occurrence of an Event of Taxability is not income from within Puerto Rico under the Code, was a bona fide resident of Puerto Rico or (ii) a Puerto Rico corporation or other foreign corporation (for purposes of the Code) that is not engaged in trade or business in the United States (each a 'Qualifying Bondholder') is includable in gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available under the Code as in effect on the date of such report. See 'SUMMARY OF THE LOAN AGREEMENT -- Maintenance of Source of Income; Additional Interest Upon Event of Taxability.' If redeemed, such redemption shall occur not later than 45 days after the occurrence of such an Event of Taxability. No such mandatory redemption shall be required as a result of a change in the tax laws in force on the Date of Issuance.

     Optional Redemption. The Bonds are subject to redemption, at the option of
the Partnership, in whole or in part, on               , 2008 or any Payment
Date thereafter (which date shall not be less than 45 days from the date that notice of such redemption is received by the Trustee) at the redemption prices set forth below (expressed as percentages of the outstanding principal amount of such Bonds), plus accrued interest to the redemption date:

                 REDEMPTION PERIOD                                      REDEMPTION PRICE
----------------------------------------------------  ----------------------------------------------------

              , 2008 -               , 2009.........                         102.0%
              , 2009 -               , 2010.........                         101.0%
              , 2010 and thereafter.................                         100.0%

     To exercise the foregoing optional redemption, the Partnership is required to deposit with the Trustee moneys necessary to effect such redemption on a Business Day (as defined in the Trust Agreement) not less than 31 days before the date on which the corresponding redemption price is due and payable.

     Selection and Notice of Redemption. At least 30 days before any redemption date, notice thereof will be sent by the Trustee via first-class mail, postage prepaid, to DTC, or if the book-entry only system is discontinued as described above, by first-class mail, postage prepaid, to the Holders of the Bonds to be redeemed. If less than all of the Bonds are called for redemption, the particular Bonds or portions thereof to be redeemed will be selected as provided below, except that so long as the book-entry only system shall remain in effect, in the event of any such partial redemption, DTC shall reduce the credit balances of the applicable DTC Participants in respect of the Bonds, and such Participants shall in turn select those Beneficial Owners whose ownership interests are to be extinguished by such partial redemption, each by such method as DTC or such Participants, as the case may be, in their sole discretion deem fair and appropriate.

     Each notice of redemption shall set forth (a) the redemption date, (b) the redemption price, (c) if fewer than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed, (d) that on the date fixed for redemption such redemption price will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date, and (e) the place where such Bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price. In case any Bond is to be redeemed in part only, the notice of redemption shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion of such Bond will be issued. Failure to mail such notice to any Bondholder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Bonds of any other Bondholders.

     Except with respect to the mandatory redemption of the Term Bonds in accordance with the amortization requirements described above, if less than all of the outstanding Bonds shall be called for redemption, such Bonds will be redeemed in inverse order of maturity unless otherwise requested by the Partnership. If less than all of the Bonds of any maturity are called for redemption, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate, in integral multiples of $5,000.

     If notice of redemption is given and if sufficient funds are on deposit with the Trustee to provide for the payment of the principal of and premium, if any, and interest on the Bonds (or portions thereof) to be redeemed, then the Bonds (or portions thereof) so called for redemption will, on the redemption date, cease to bear interest and shall no longer be deemed outstanding or be entitled to any benefit or security under the Trust Agreement.

     Any moneys which have been set aside for the purpose of paying any of the Bonds, either at the maturity thereof or upon a redemption or otherwise, and which remain unclaimed by a Holder for a period of two years after the date on which such Bonds shall have become due and payable or deemed tendered for purchase, may, upon the request of the Partnership, be paid to the Partnership or to such office, board or body as may be entitled by law to receive the same. Thereafter, the Holder of such Bonds shall look only to the Partnership or to such office, board or body, as the case may be, for payment and then only to the extent of the amount so received, without interest. AFICA and the Trustee shall have no responsibility with respect to such moneys.

SOURCES OF PAYMENT AND SECURITY FOR THE BONDS

     In General. The Bonds are limited obligations of AFICA payable solely from monies derived pursuant to the Loan Agreement and from such other amounts as may be available to the Trustee under the Trust Agreement and the various security agreements (the 'Security Agreements'). The Bonds will not constitute a charge against the general credit of AFICA and will not constitute an indebtedness of Puerto Rico or any of its political subdivisions other than AFICA. The partners and the affiliates of the Partnership are not liable with respect to the payment of principal of, premium, if any, or interest on the Bonds.

     The Loan Agreement. Under the Loan Agreement, the Partnership will agree to deposit with the Trustee in the Bond Fund (as defined in the Trust Agreement) amounts sufficient to pay, together with the amounts then on deposit therein, principal of and premium, if any, and interest on the Bonds. Such deposit must be made on the Business Day immediately preceding the day on which the corresponding amounts of principal, premium, if any, and interest are due and payable. Pursuant to the Trust Agreement, AFICA will assign its interest in the Loan Agreement (except certain rights of AFICA to indemnification, exemption from liabilities, notices and the payment of costs and expenses) to the Trustee as security for the Bonds. See 'Summary of the Loan Agreement.'

     The Reserve Fund. On the Date of Issuance, the Partnership shall cause to be deposited from the proceeds of the Bonds to the credit of the Reserve Fund
(as defined in the Trust Agreement) the amount of $      , which equals the
Reserve Fund Requirement (as defined in the Trust Agreement). Moneys held for the credit of the Reserve Fund shall be used for the purpose of paying the principal of and interest on the Bonds when due, whenever and to the extent that the moneys held to the credit of the Bond Fund shall be insufficient for such purposes. If the Partnership has failed to deposit amounts sufficient to pay principal of and interest on the Bonds as required under the Loan Agreement, the Trustee will transfer funds from the Reserve Fund to the Bond Fund, and will notify the Partnership of the existence of a Reserve Fund Deficiency (as defined in the Trust Agreement), on the Business Day immediately succeeding a Payment Date. In accordance with the Loan Agreement, the Partnership has the obligation to replenish the Reserve Fund within 20 Business Days after notice from the Trustee of the existence of a Reserve Fund Deficiency. Additionally, commencing
              , 1999 and on each               thereafter if the Trustee
determines that there exists a Reserve Fund Deficiency due to a reduction in the market value of securities deposited in the Reserve Fund, as determined by the Trustee pursuant to a valuation effected as provided in the Trust Agreement, the Partnership shall be obligated to replenish the Reserve Fund within 20 Business Days after receipt of notice from the Trustee. The Partnership shall direct the Trustee to cause the moneys held in the Reserve Fund to be invested in Investment Obligations (as defined in the Trust Agreement) of such long-term or short-term maturities as the Partnership elects; provided that such Investment Obligations deposited in the Reserve Fund shall mature or be subject to redemption (at the option of the holder thereof) not later than the respective dates when moneys held to the credit of such fund or account will be required for the purposes intended.

     Pledge Agreement and Mortgage. The Bonds will be secured by a pledge of
real estate and leasehold mortgage notes in the principal amounts of $      and
$      , respectively, and bearing interest at the rate of 12% per annum
(collectively, the 'Mortgage Notes'). The Mortgage Notes will be secured by a first priority mortgage lien on the Hotel and on the Palominos lease (the 'Mortgages'), subject only to the Permitted Liens (as defined in the Loan Agreement).

     The Mortgage Notes will be pledged to AFICA pursuant to the pledge agreement (the 'Pledge Agreement') as security for the obligations of the Partnership under the Loan Agreement. AFICA will assign its rights under the Pledge Agreement and the Mortgage Notes to the Trustee for the benefit of the Bondholders.

     A mortgagee title insurance policy insuring the Mortgages as a first priority lien on the Hotel, subject only to Permitted Liens, will be delivered on the Date of Issuance in an amount equal to the principal amount of the Mortgage Notes.

     Personal Property Security Agreements. The Bonds are additionally secured by a personal property security agreement which creates a first priority security interest in a substantial portion of the Partnership's tangible and intangible personal property, including accounts receivable and tangible assets, used in connection with the operation of the Resort. If sufficient moneys were otherwise not available in the Bond Fund and the Debt Service Reserve Fund for the payment of the principal of and interest on the Bonds, the Trustee may institute proceedings to cause the enforcement of its security interests under such security agreements.

     Assignments. As security for its obligations under the Loan Agreement, the Partnership will enter into an Assignment of Rents and an Assignment of Contracts (which will include the Management Agreement). The assignment contracts perfect an assignment of certain contracts, leases, subleases, concessions and other agreements and licenses related to the operation of the Resort.

                         SUMMARY OF THE LOAN AGREEMENT

     The following summary which describes certain provisions of the Loan Agreement, does not purport to be complete and is subject to, and is qualified by reference to, the Loan Agreement, including the definitions therein of terms not defined in this Official Statement and Prospectus. A copy of the Loan Agreement is filed as an exhibit to the Registration Statement of which this Official Statement and Prospectus is a part. Capitalized terms used in this section and not otherwise defined have the meanings ascribed thereto in the Loan Agreement.

     AFICA will issue the Bonds and lend the proceeds to the Partnership. The Partnership will agree to make payments directly to the Trustee which, together with amounts then held in the Bond Fund established under the Trust Agreement, will be sufficient to make the payments of principal of and interest on such Bonds as the same become due. The obligations of the Partnership under the Loan Agreement will be absolute and unconditional without right of set-off for any reason.

     Pursuant to the Loan Agreement, the Partnership will agree to indemnify AFICA and to pay the costs and expenses of indemnifying the Trustee against any losses arising from the operation of the Resort or their participation in the financing (subject to certain exceptions) and will agree to pay the fees and expenses of AFICA and the Trustee.

     AFICA will assign all its rights under the Loan Agreement (except for certain rights of AFICA to indemnification, exemption from liability and the payment of costs and expenses) to the Trustee pursuant to the Trust Agreement.

BOND PROCEEDS

     The proceeds of the Bonds (exclusive of the Reserve Fund Amount) will be deposited with the Trustee in the Project Fund established pursuant to the Trust Agreement. The Trustee will make disbursements from the Project Fund to pay for the Costs (as defined in the Trust Agreement) immediately after completion of the Offering.

MAINTENANCE AND OPERATION OF THE RESORT

     The Partnership will agree to cause the Resort to be operated as an Industrial Facility (as defined in the Act) and to be maintained, preserved and kept in good repair, working order and condition and from time to time to make all necessary and proper repairs, replacements and renewals; provided, however, that the Partnership will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Resort the maintenance, repair, replacement or renewal of which, in the opinion of the Partnership, becomes uneconomical to the Partnership because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by the Partnership of the operation of the facilities to which such element or unit of the Resort is an adjunct.

DISPOSITION OF PROJECT; ASSIGNMENT OF LOAN AGREEMENT; MERGER OR CONSOLIDATION OF THE PARTNERSHIP

     The Resort may be sold, leased or otherwise disposed of with the prior written consent of AFICA and the Trustee. The said consent shall not be required if the following conditions are met: (1) the Partnership (i) notifies AFICA, the Trustee and the Rating Agency of the proposed transaction, and (ii) provides to AFICA and the Trustee proof reasonably satisfactory to them (which may include an opinion of counsel approved by AFICA and the Trustee) that the consummation of the proposed transaction will not result in the interest payable on the Bonds not continuing to constitute income from sources within Puerto Rico under the Code; and (2) the Rating Agency provides confirmation that the rating on the Bonds will not be withdrawn or downgraded as a result of the consummation of the proposed transaction. No such sale, lease or other disposition will relieve the Partnership of its obligations to make payments under the Loan Agreement sufficient to pay principal of and interest on the Bonds as the same become due.

     The Partnership may assign the Loan Agreement with the prior written consent of AFICA and the Trustee. The said consent shall not be required if (A) the conditions mentioned in (1) and (2) of the prior paragraph are complied with by the Partnership and (B) the assignee (i) expressly assumes in writing the Partnership's obligations under the Loan Agreement and (ii) delivers to AFICA and the Trustee a certificate executed by its chief financial officer or treasurer stating that none of the obligations and covenants under the Loan Agreement and the Related Documents assumed by it, or the performance thereof will conflict with, or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

     So long as any Bonds are outstanding, the Partnership will not dispose of all or substantially all of its assets and will not consolidate or merge into another entity; provided, however, that the Partnership may do so if, (1) the successor or transferee entity is organized under the laws of Puerto Rico or any state of the United States and complies with the source of income covenants contained in the Loan Agreement (the 'Source of Income Covenants'); and (2) if the conditions mentioned in (A) and (B) of the prior paragraph are complied with by the Partnership or the successor or transferee, as the case may be.

MAINTENANCE OF SOURCE OF INCOME; ADDITIONAL INTEREST UPON EVENT OF TAXABILITY

     The Partnership will agree under the Loan Agreement that during each taxable year while the Bonds are outstanding it will comply with the Source of Income Covenants so that all interest paid or payable on the Bonds will constitute income from sources within Puerto Rico under the provisions of the Code as in effect on the Date of Issuance. Failure to comply with the Source of Income Covenants shall constitute an Event of Taxability. If an Event of Taxability occurs, the Partnership is required to pay additional interest ('Additional Interest') to each Qualifying Bondholder who receives or accrues interest on the Bonds subject to federal income taxation as a result thereof.

     Under the Loan Agreement the Partnership will be required to cause its independent accountants to submit, no later than the last day of the third month following the close of each of its taxable years, a report (which shall be made in accordance with generally accepted auditing standards) stating whether in connection with their audit of the books and records of the Partnership, it failed to comply with any of the Source of Income Covenants during the taxable year just ended and if as a consequence thereof, (i) the interest paid to, or accrued by a Beneficial Owner on the Bonds constituted income from sources outside Puerto Rico for purposes of the Code as in effect on the Date of Issuance, and (ii) in his opinion, under the Code as in effect on the date of such report, interest paid or accrued on Bonds held by a Qualifying Bondholder is includable in the gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available to the Qualifying Bondholder. Upon receipt of such report, the Trustee shall promptly cause a copy thereof to be mailed to each person who is a Bondholder or who was a Bondholder during the then current calendar year and during the immediately preceding calendar year. Thereafter, any Qualifying Bondholder who has paid or is required to pay income taxes under the Code in respect of the interest paid or accrued on the Bonds may submit a written claim for Additional Interest. Such claim must set forth in reasonable detail the basis therefor and the calculation of the Additional Interest and must be submitted to the Trustee and the Partnership within 180 days from the date of receipt of the Trustee's notice of an independent accountants report showing that an Event of Taxability occurred. The Partnership will pay such claim for Additional Interest to the Qualifying Bondholder within 30 days from the date the Partnership receives the notice of claim from the Qualifying Bondholder.

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COVENANTS

     In connection with the Offering, the Partnership agreed to certain limitations on additional indebtedness and liens, and transactions with affiliates. Additionally, the Partnership agreed not to conduct any business other than the operation of the Resort. These covenants may be amended or eliminated without the consent of or notice to any Bondholder, so long as the Rating Agency confirms that such action will not result in a downgrading or withdrawal of its rating of the Bonds below the initial rating of the Bonds.

     The Loan Agreement contains covenants of the Partnership normally required of borrowers with respect to properties similar to that of the Hotel, including covenants with respect to compliance with environmental laws and regulations and maintenance of insurance. The Loan Agreement permits the Partnership to restore or replace the Resort or portions thereof in the event of any damage due to casualty or loss due to condemnation upon compliance with certain conditions set forth therein.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an event of default under the Loan Agreement:

          (a) failure by the Partnership to pay the amounts required to be paid with respect to principal of or premium, if any, or interest on the Bonds when the same shall become due and payable;

          (b) failure by the Partnership to make any other payments (excluding payments referred to in (a) above and payments to replenish the Reserve
     Fund) required by the Loan Agreement and continuation of such failure for 30 days after written notice thereof unless an extension is granted by the Trustee prior to its expiration;

          (c) failure by the Partnership to observe and perform any other covenant, condition, or agreement under the Loan Agreement (other than (a) or (b) above) and continuation of such failure for 90 days after written notice thereof from the trustee or AFICA unless an extension is granted by the Trustee prior to its expiration; provided, however, that if such failure cannot be corrected within such 90-day period, it shall not constitute an event of default if corrective action is instituted by the Partnership during such period and diligently pursued until such failure is corrected; and

          (d) certain events of bankruptcy, liquidation or similar proceedings involving the Partnership.

     If by reason of Force Majeure, as defined in the Loan Agreement, the Partnership is unable to perform any of its obligations under (b) and (c) above, the Partnership shall not be deemed in default during the continuance of such inability, including reasonable time for the removal of the effect thereof.

     Upon the occurrence of any of the foregoing events of default, the Trustee may declare all unpaid amounts payable under the Loan Agreement in respect of the Bonds to be immediately due and payable and may take any action at law or equity necessary to collect the payments then due and thereafter to become due, or to enforce any obligation of the Partnership under the Loan Agreement. No remedial steps shall be taken, however, the effect of which would be to provide funds for the payment of principal of and interest on the Bonds which have not yet matured or otherwise become due unless such principal and interest shall have been declared due and payable under the Trust Agreement.

     AFICA has no power to waive any default under the Loan Agreement or extend the time for the correction of any default that could become an Event of Default without the consent of the Trustee.

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LIMITATION ON PARTNER'S LIABILITY

     The Loan Agreement provides that no recourse may be had against any partner of the Partnership or any stockholder, officer, director, employee or agent, among others, of such partner for any obligation under the Loan Agreement and the remedies available under the Loan Agreement upon a default in any such obligation shall be only against the Partnership and its assets, including the Resort, and shall include foreclosure upon the Security Agreements.

AMENDMENTS

     The Loan Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Trust Agreement. See 'SUMMARY OF THE TRUST AGREEMENT -- Amendments and Supplements to the Loan Agreement and the Related Documents.'

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
                         SUMMARY OF THE TRUST AGREEMENT

     The following summary which describes certain provisions of the Trust Agreement, does not purport to be complete and is subject to, and is qualified by reference to, the Trust Agreement, including the definitions therein of terms not defined in this Official Statement and Prospectus. A copy of the Trust Agreement is filed as an exhibit to the Registration Statement of which this Official Statement and Prospectus is a part. Capitalized terms used in this section and not otherwise defined have the meanings ascribed thereto in the Trust Agreement.

     The Trust Agreement will constitute an assignment by AFICA to the Trustee of all of AFICA's right, title and interest in the Loan Agreement and the Security Agreements (except for certain rights of AFICA to indemnification, exemption from liability, the payment of costs and expenses and the receipt of notices) in trust as security for the payment of the principal of and interest on the Bonds.

PROJECT FUND

     The proceeds of the sale of the Bonds will be deposited in the Project Fund. Payments will be made from the Project Fund to pay the Costs immediately after completion of the Offering.

BOND FUND

     The Trust Agreement will establish with the Trustee a Bond Fund that shall be used for the payment of the principal of and interest on the Bonds. The following amounts will be deposited in the Bond Fund: (i) all amounts paid pursuant to the Loan Agreement with respect to principal of and interest on the Bonds, including payments with respect to optional and mandatory prepayments of the Bonds; (ii) all amounts derived from the Security Agreements; and (iii) all other moneys received by the Trustee or otherwise which are permitted or required, or are directed by the Partnership or AFICA to be paid into the Bond Fund.

RESERVE FUND

     On the Date of Issuance, an amount equal to the Reserve Fund Amount will be deposited in the Reserve Fund created under the Trust Agreement. Thereafter, the Partnership is required to make additional deposits from time to time so that the amounts held to the credit of the Reserve Fund are not less than the Reserve Fund Amount. The Trustee shall use amounts held to the credit of the Reserve Fund to make transfers to the Bond Fund to the extent necessary to pay interest on and principal of the Bonds (whether at maturity, or upon acceleration or redemption), whenever and to the extent that the monies on deposit in the Bond Fund are insufficient therefor.

     After the Trustee makes any disbursement from the Reserve Fund, the Partnership is obligated to deposit with the Trustee, on the 20th Business Day succeeding the receipt of notice from the Trustee, sufficient funds to cause the amount then to the credit of the Reserve Fund to equal the Reserve Fund Amount. The Partnership is also required to similarly deposit any amount necessary to cover any loss resulting from a decline in value of Investment Obligations held to the credit of the Reserve Fund if on any date of valuation the value of such Investment Obligations and other amounts on deposit in the Reserve Fund is less than the Reserve Fund Amount.

INVESTMENT OF FUNDS

     Moneys held for the credit of all funds and accounts under the Trust Agreement shall be invested in Investment Obligations in accordance with the instructions of the Partnership. Any such Investment Obligations shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.

     Investment Obligations are defined as Government Obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law, (A) the obligations of (i) Federal National Mortgage Association, (ii) Federal Home Loan Banks, (iii) Federal Farm Credit System,

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(iv) Federal Home Loan Mortgage Corporation, and (v) Government National
Mortgage Association (to the extent not included in Government Obligations);
(B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at least
['   '] by Moody's (or any similar rating to which it may be changed by each such rating agency) or whose long-term obligations are rated in one of the three highest rating categories by Moody's (without regard to any gradations within such categories) secured by Government Obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price (or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price), a legal opinion shall be furnished to the Trustee to the effect that the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds, the Trustee shall be given a first priority security interest, no independent third party shall have a lien, such obligations repurchased must be transferred to the Trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations, in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safekeeping account in the name of the entity (the trust or safekeeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes), such repurchase agreement shall constitute a 'repurchase agreement' within the meaning of Section 101 of the United States Bankruptcy Code, as amended, and any investment in a repurchase agreement shall mature within 30
days; (C) debt obligations and commercial paper rated ['   '] or better by
Moody's; (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips; (E) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and having a rating of [' '] by Moody's; (F) certificates of deposit secured at all times by Government Obligations or collateral described in (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the Trustee must have a perfected first priority security interest in the collateral; (G) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF; (H) bonds or notes issued by any state, territory or municipality which are rated by Moody's in one of the two highest rating categories (without regard to any gradations within such categories) assigned by such agencies; (I) federal funds or bankers' acceptances with a maximum term of one year of any bank which has an unsecured,
uninsured and unguaranteed obligation rating of ['   '] or better by Moody's;
(J) any Puerto Rico administered pool investment fund in which AFICA is statutorily permitted or required to invest; and (K) any other obligation, security or investment for which the Trustee shall have received written confirmation from Moody's to the effect that no reduction in the rating on the Bonds will result from the addition of such other obligation, security or investment. Any investment in Government Obligations or in obligations described in (A) above may be made in the form of an entry made on the records of the issuer of the particular obligation.

     Government Obligations are defined as (i) direct obligations of, or obligations the timely payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, (ii) bonds, debentures or notes issued by Government National Mortgage Association, and
(iii) any certificates or other evidences of an ownership of a proportionate interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i).

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EVENTS OF DEFAULT

     Each of the following events is an event of default under the Trust
Agreement:

          (a) failure to pay the principal of and premium, if any, and interest on the Bonds when the same shall become due and payable by AFICA;

          (b) certain events of bankruptcy, receivership, insolvency, liquidation or similar proceedings involving the Partnership; or

          (c) any 'event of default' (other than an event of default of the type described in (a) or (b) above) shall have occurred under the Loan Agreement and such event of default shall not have been remedied or waived.

ACCELERATION OF MATURITIES

     Upon the happening and continuance of an event of default specified above, the Trustee may, and upon the written request of Holders of not less than 25% in aggregate principal amounts of Bonds then outstanding shall, by notice in writing to AFICA, declare the principal of all the Bonds then outstanding (if not then due and payable) to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable.

     If at any time after the principal of Bonds shall have been declared to be due and payable, and before the entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the Trust Agreement, moneys shall have accumulated in the Bond Fund sufficient to pay the principal of all Bonds then outstanding (except the principal of any Bonds due and payable solely as a result of such acceleration) and the interest accrued on such Bonds since the last payment date to which interest shall have been paid or duly provided for, interest on overdue installments of interest (to the extent permitted by law) at the rate or rates then borne by the Bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee, and all other amounts then payable by AFICA under the Trust Agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or provision contained in the Bonds or in the Trust Agreement shall have been cured or waived, then and in every such case the Trustee may, and upon the written direction of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall, by a notice in writing to AFICA and the Partnership, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

ENFORCEMENT OF REMEDIES

     The Holders of a majority of the aggregate principal of Bonds then outstanding will have the right, subject to indemnification of the Trustee, by an instrument or concurrent instruments in writing delivered to the Trustee, to direct the remedial proceedings to be taken by the Trustee under the Trust Agreement provided such directions are in accordance with law and the Trust Agreement and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such directions. Except as to the indemnity provided in the Loan Agreement with respect to an Event of Taxability, no Bondholder will have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust under the Trust Agreement, or for any other remedy under the Trust Agreement unless: (i) such Holder has previously given to the Trustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted;
(ii) the Holders of not less than 25% of the aggregate principal of Bonds then outstanding have requested the Trustee, after the right to execute such powers or right of action, as the case may be, has accrued, and have afforded the Trustee a reasonable opportunity, either to proceed to exercise such powers or to institute such action, suit or proceeding in its or their name; (iii) the Trustee has been offered reasonable security and indemnity against the costs, expenses and liabilities to be incurred (including, without

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
limitation, indemnification for environmental liability); and (iv) the Trustee has refused or neglected to comply with such request within a reasonable time. No one or more Holders will have any right, in any manner, to affect, disturb or prejudice any rights under the Trust Agreement, or to enforce any right thereunder, except in the manner therein provided. All suits, actions and proceedings at law or in equity must be instituted, had and maintained in the manner provided in the Trust Agreement and for the benefit of the Holders. Any individual right of action or other right given to one or more Holder by law is restricted by the Trust Agreement to the rights and remedies therein provided.

AMENDMENTS AND SUPPLEMENTS TO THE TRUST AGREEMENT

     The Trust Agreement may be amended or supplemented without the consent of the Holders: (a) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the Trust Agreement consistent with the provisions of the Trust Agreement; or (b) to grant or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; or
(c) to add to the covenants of AFICA for the benefit of the Holders or to surrender any right or power conferred upon AFICA under the Trust Agreement; or
(d) to permit the qualification of the Trust Agreement under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and to add to the Trust Agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar federal statute.

     The Trust Agreement may be amended or supplemented with the consent of the Holders of a majority of the principal of the Bonds outstanding at the time. However, without the consent of each Holder affected, any amendment to the Trust Agreement may not: (a) extend the time for the payment of the principal of or the interest on any Bond; or (b) reduce the principal of any Bond or the redemption premium, if any, or the rate of interest thereon; or (c) create any lien or security interest with respect to the Loan Agreement or the payments thereunder; or (d) give a preference or priority to any Bond or Bonds over any other Bond or Bonds; or (e) reduce the aggregate principal of the Bonds required for consent to such supplement or amendment or any waiver thereunder.

     The Trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any preexisting rights to create liens set forth in the Trust Agreement.

     No amendment or supplement to the Trust Agreement, other than to cure any ambiguity, will become effective without the consent of the Partnership.

AMENDMENTS AND SUPPLEMENTS TO THE LOAN AGREEMENT AND THE RELATED DOCUMENTS

     The Loan Agreement and the Related Documents may be amended or supplemented without the consent of the Holders: (a) to cure any ambiguity or formal defect or omission therein or, in any supplement thereto; (b) to grant to or confer upon AFICA or the Trustee for the benefit of the Holders any additional rights, remedies, powers, benefits, authority or security that may lawfully be granted to or conferred upon AFICA, the Trustee or the Holders; and (c) to add to the covenants of the Partnership for the benefit of the Holders.

     Other than for the purposes of the above paragraph, the Loan Agreement and the Related documents may be amended or supplemented with the approval of the Holders of not less than a majority of the principal of the Bonds outstanding at the time. No amendment or supplement to the Loan Agreement or the Related Documents will become effective without the consent of the Trustee.

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
DEFEASANCE

     Any Bond will be deemed paid and no longer entitled to any security under the Trust Agreement upon satisfaction of certain conditions and the deposit with the Trustee of sufficient funds, or direct obligations of the United States of America or obligations unconditionally guaranteed by the United States of America, the principal of and the interest on which, when due (without any reinvestment thereof), will provide moneys which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due, excluding Additional Interest, on such Bond. The Partnership will be required to indemnify the Beneficial Owners for any Additional Interest. If any Bond is not to be redeemed or does not mature within 60 days after such deposit, the Partnership must give irrevocable instructions to the Trustee to give notice, in the same manner as notice of redemption, that such deposit has been made. The Bonds shall have not been deemed paid unless the Trustee shall have received an opinion of counsel experienced in bankruptcy matters to the effect that payment to the Beneficial Owners would not constitute a transfer which may be voided under the provisions of the United States Bankruptcy Code, and an opinion of counsel experienced in tax matters under the Code to the effect that, assuming the Partnership will continue to comply with the Source of Income Covenant, the deposit of said obligations or moneys would not adversely affect the treatment of interest received by the Beneficial Owners as income from sources within Puerto Rico.

                                     AFICA

GENERAL

     AFICA is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, and health and educational services within Puerto Rico is essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that new methods of financing capital investments were required to promote industry in Puerto Rico and to provide modern and efficient medical facilities for the citizens of Puerto Rico. Accordingly, AFICA was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the 'Act'), for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. AFICA is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance and refinance the acquisition, development, construction and equipping of industrial, tourist, educational, medical and environmental pollution control and solid waste disposal facilities. AFICA has no taxing power. AFICA's offices are located at Minillas Government Center, De Diego Avenue, Stop 22, San Juan, Puerto Rico 00940. AFICA's telephone number is (787) 782-4060.

GOVERNING BOARD

     The Act provides that the governing board (the 'Governing Board') of AFICA shall consist of seven members. The President of GDB, the Executive Director of Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the Governing Board. The remaining two members of the Governing Board are appointed by the Governor of Puerto Rico

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for terms of four years. The following individuals are the current members of the Governing Board:

              NAME                   POSITION           TERM                  OCCUPATION
--------------------------------   ------------   -----------------  -----------------------------

Lourdes M. Rovira...............   Chairperson       Indefinite      President, Government
                                                                       Development Bank for Puerto
                                                                       Rico
Jaime Morgan Stubbe.............      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Industrial Development
                                                                       Company
Perfecto Ocasio.................      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Aqueduct and Sewer
                                                                       Authority
Hector Russe-Martinez...........      Member         Indefinite      President, Puerto Rico
                                                                       Environmental Quality Board
Jorge Davila....................      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Tourism Company
James Thordsen..................      Member        June 27, 2002    President, James Thordsen,
                                                                       Inc.
Jose Salas-Soler................      Member      October 22, 2001   Attorney-at-Law

     The Act provides that the affirmative vote of four members is sufficient for any action taken by the Governing Board.

     The following individuals are currently officers of AFICA:

          LOURDES M. ROVIRA, Executive Director of AFICA, is also President of GDB. Ms. Rovira was the Executive Vice President of GDB from 1996 until her appointment as President. Prior to her appointment at GDB, Ms. Rovira was the chief financial officer of the University of Puerto Rico system. Ms. Rovira received a bachelor's degree in Business Administration from the University of Puerto Rico in 1972.

          VELMARIE BERLINGERI, Assistant Executive Director of AFICA, is also a Vice President of GDB. Ms. Berlingeri has been associated with GDB since 1993. Prior to her appointment, Ms. Berlingeri worked in the investments area of a major private sector corporation in Puerto Rico. Ms. Berlingeri received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982.

          DELFINA BETANCOURT-CAPO, Secretary and General Counsel of AFICA, is also Senior Vice President and General Counsel of GDB. Ms. Betancourt has been associated with GDB since 1984. She received a law degree from Cornell University in 1982.

OUTSTANDING REVENUE BONDS AND NOTES OF AFICA

     As of June 30, 1998, AFICA had revenue bonds and notes issued and outstanding in the aggregate principal amount of approximately $2.2 billion.

     All such bond and note issues have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreement relating to the Bonds and are payable from sources other than the payments under the Loan Agreement.

     Under the Act, AFICA may issue additional bonds and notes from time to time to finance and refinance industrial, tourist, educational, medical or pollution control facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the Trust Agreement relating to the Bonds and would be payable from sources other than the payments under the Loan Agreement.

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                  GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

     As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, GDB has acted as a financial advisor to AFICA in connection with the issuance and sale of the Bonds.

     GDB is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for Puerto Rico, its municipalities and its public corporations in connection with the issuance of bonds and notes, to make advances to public corporations and to make loans to private enterprises that will aid in the economic development of Puerto Rico. The Underwriter has been selected by GDB to act from time to time as underwriter of its obligations and the obligations of Puerto Rico, its instrumentalities and public corporations. The Underwriter or its affiliates also participate in other financial transactions with GDB.

                                  TAX MATTERS

     In the opinion of Fiddler Gonzalez & Rodriguez, LLP, Bond Counsel, under the provisions of the Acts of Congress and the laws of Puerto Rico now in force:

          1. The Bonds, and the transfer of the Bonds, including any gain derived upon the sale of the Bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of the Act.

          2. Interest on the Bonds is: (i) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1986, as amended (the 'PR-Code'); (ii) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the PR-Code, Article 8(b) of the Act, and Section 3 of Puerto Rican Federal Relations Act (the 'PRFRA'); and (iii) exempt from Puerto Rico municipal license tax pursuant to Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the PRFRA.

          3. The Bonds are exempt from Puerto Rico personal property tax pursuant Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the PRFRA.

          4. The Bonds are exempt from Puerto Rico (i) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (ii) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.

     In the opinion of Bond Counsel, based upon the provisions of the Code now in force and assuming that the Partnership complies with the Source of Income Covenants, then:

          1. interest on the Bonds received by, or accrued to, an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which such interest is received or accrued is excludable from gross income for income tax purposes under the Code;

          2. interest on the Bonds received by, or accrued to, a corporation organized under the laws of Puerto Rico or any foreign country is not subject to federal income taxation provided such interest or original issue discount is not effectively connected with the conduct of a trade or business in the United States by such corporation; and

          3. interest on the Bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the Code.

     United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, may be subject to federal income tax on any gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40 issued by the United States Internal Revenue Service on March 27, 1989, gain on the sale of the Bonds (excluding 'original issue discount' accrued under the Code as of the date of such sale or exchange) by an individual who is a bona fide resident of Puerto Rico during the entire taxable year and that is a resident of

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Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute Puerto
Rico source income and, therefore, qualify for the exclusion provided in Section 933(1) of the Code, provided such Bonds do not constitute inventory in the hands of such individual.

     You should be aware that ownership of the Bonds may result in having a portion of your interest expense allocable to interest on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.

     The opinion of Bond Counsel regarding the tax consequences under the Code and the PR-Code arising from ownership or disposition of the Bonds is limited to the above.

                                     RATING

     The Bonds are expected to be rated 'Baa2' by Moody's. There is no assurance that the rating given to the Bonds will remain in effect for any given period or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such rating may have an adverse effect on the market prices of the Bonds.

     The rating given to the Bonds reflects only the views of Moody's. An explanation of the significance of such rating may be obtained only from Moody's at 99 Church Street, New York, New York 10007. The rating does not constitute a recommendation to buy, sell or hold the Bonds.

     Moody's was provided with materials relating to the Partnership, the Resort, the Bonds and other relevant information, and no application has been made to any other rating agency for purposes of obtaining a rating on the Bonds. In addition, if requested, the Partnership shall deliver to Moody's, from time to time, such documents and other relevant information required for purposes of its due diligence on the assigned rating to the Bonds.

                                LEGAL INVESTMENT

     The Bonds will be eligible for deposit by banks in Puerto Rico to secure public funds and will be approved investments for insurance companies to qualify them to do business in Puerto Rico as required by law.

                                  UNDERWRITING

     The Underwriter of the Bonds is: Citicorp Financial Services Corporation, with its principal corporate office in Citibank Center, Lomas Verdes Avenue, Cupey, Puerto Rico.

     Subject to the terms and conditions of a certain bond purchase agreement to be entered into among AFICA, the Partnership and the Underwriter (the 'Bond Purchase Agreement'), AFICA will agree to sell to the Underwriter, and the Underwriters will agree to purchase from AFICA, all of the Bonds listed on the inside front cover page of this Official Statement and Prospectus. The Underwriter will purchase the Bonds at the public offering price thereof less the underwriting discount set forth below:

          AGGREGATE PUBLIC                                   UNDERWRITING
           OFFERING PRICE               UNDERWRITING    STRUCTURING/MANAGEMENT    PROCEEDS TO THE
            OF THE BONDS                  DISCOUNT               FEE              PARTNERSHIP(1)
-------------------------------------   ------------    ----------------------    ---------------

            $100,000,000                  $                    $                      $

------------

(1) The proceeds to the Partnership set forth above is before deducting expenses
    of the Offering payable by the Partnership estimated at $          , and
    $          which will be deposited in the Reserve Fund.

                            ------------------------
     The Underwriter proposes initially to offer the Bonds to the public, when, as and if issued by AFICA and accepted by the Underwriter, at the initial public offering prices set forth or derived from information shown on the inside front cover page of this Official Statement and Prospectus.

The initial offering prices may be changed from time to time by the Underwriter. The Underwriter may offer and sell the Bonds to certain dealers (including dealers depositing Bonds into investment trusts) and others at prices lower than the initial public offering prices stated or derived from information shown on the inside front cover page hereof.

     The Bond Purchase Agreement will provide that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The Underwriter is committed to purchase all of the Bonds if any are purchased.

     Prior to the Offering, there has been no active market for the Bonds. The Underwriter has advised the Partnership that it presently intends to make a market in the Bonds as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Bonds and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Bonds.

     The Partnership will agree to indemnify the Underwriter and AFICA against certain civil liabilities, including liabilities under the Securities Act. IN THE OPINION OF THE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

     The Underwriter has in the past and may from time to time in the future provide underwriting and other investment banking services to the Partnership. In addition, CRE, an affiliate of Underwriter, is the lender under the Interim Financing and, in such capacity received customary fees for such services.

                                 LEGAL MATTERS

     Legal matters incident to the authorization, issuance and sale of the Bonds are subject to the unqualified approving opinion of Fiddler Gonzalez & Rodriguez, LLP, San Juan, Puerto Rico, Bond Counsel. Certain legal matters will be passed upon for the Partnership by Shack & Siegel, P.C., New York, New York and by McConnell Valdes, San Juan, Puerto Rico, and for the Underwriter by Pietrantoni Mendez & Alvarez, San Juan, Puerto Rico.

                         CONTINUING DISCLOSURE COVENANT

     The Partnership will enter into a Continuing Disclosure Agreement with the Trustee (the 'Continuing Disclosure Agreement') wherein the Partnership will covenant for the benefit of the holders and the Beneficial Owners of the Bonds to file within 120 days after the end of each fiscal year beginning after their fiscal year 1998, with each nationally recognized municipal securities information repository ('NRMSIR') and with any Puerto Rico state information depository ('SID'), core financial information and operating data for such fiscal year, including (i) audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and
(ii) operating data and revenues, expenditures, financial operations and indebtedness generally found in this Official Statement and Prospectus.

     The Partnership will covenant also to file in a timely manner, with each NRMSIR or with the Municipal Securities Rulemaking Board ('MSRB'), and with any Puerto Rico SID, notice of any of the following events with respect to the Bonds, if material:

         (i)  principal and interest payment delinquencies;
        (ii)  non-payment related defaults;
       (iii)  unscheduled draws on debt service reserves reflecting financial difficulties;
        (iv)  substitution of credit or liquidity providers, or their failure to perform;
         (v)  adverse tax opinions or events affecting the tax-exempt status of the Bonds, including the occurrence of an Event of Taxability;
        (vi)  modifications to rights of Bondholders;
       (vii)  bond calls;
      (viii)  defeasances;
        (ix)  release, substitution, or sale of property securing repayment of the Bonds; and
         (x)  rating changes.

     These covenants have been made in order to assist the Underwriter in complying with paragraph (b)(5) of Rule 15c2-12 promulgated under the Exchange Act (the 'Rule').

     The Partnership does not undertake to provide the above-described event notice of a scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of redemption are set forth in detail in this Official Statement and Prospectus under 'THE
BONDS -- Redemption.'

     The Partnership expects to provide the core financial information and operating data described above by delivering its audited financial statements prepared in accordance with generally accepted accounting principles for the applicable fiscal year and a supplemental report containing other information to the extent necessary to provide the core financial information and operating data described above by such deadline.

     As of the date of this Official Statement and Prospectus, there was no Puerto Rico SID, and the nationally recognized municipal securities information repositories are: Bloomberg Municipal Repository, P.O. Box 840, Princeton, New Jersey 08542-0840; Kenny Information Systems, Inc., Attn: Kenny Repository Service, 65 Broadway, New York, New York 10006; Thompson NRMSIR, 395 Hudson Street, New York, New York 10004, Attn: Municipal Disclosure; and DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024.

     The Partnership may from time to time choose to provide notice of the occurrence of certain other events in addition to those listed above if, in the judgment of the Partnership, such other events are material with respect to the Bonds, but the Partnership does not undertake to provide any such notice of the occurrence of any material event except those events listed above.

     No Bondholder may institute any suit, action or proceeding at law or in equity ('Proceeding') for the enforcement of the foregoing covenants or for any remedy for breach thereof, unless such Bondholder shall have filed with the Partnership written notice of any request to cure such breach, and the Partnership shall have refused to comply within a reasonable time. All Proceedings shall be instituted only as specified in such Continuing Disclosure Agreement in any federal or Puerto Rico court located in the Municipality of San Juan, and for the equal benefit of all Bondholders of the outstanding Bonds benefitted by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance by the Partnership of the covenant at issue. Notwithstanding the foregoing, no challenge to the adequacy of the information provided in accordance with the filings mentioned above may be prosecuted by any Bondholder except in compliance with the remedial and enforcement provisions contained in the Trust Agreement. See 'SUMMARY OF THE TRUST AGREEMENT -- Enforcement of Remedies.'

     The above covenants may only be amended or waived if:

          (A) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of the Partnership; the covenants, as amended, or the provision as waived, would have complied with the requirements of the Rule at the time of issuance of the Bonds, after taking into account any amendments or change in circumstance as evidenced by the receipt of an opinion of counsel experienced in federal securities laws acceptable to the Trustee and the Partnership; and the amendment or waiver does not materially impair the interests of the Bondholders, as determined by the Trustee or by counsel experienced in federal securities laws acceptable to the Trustee and the Partnership; and

          (B) the annual financial information containing (if applicable) the amended operating data or financial information will explain, in narrative form, the reasons for the amendment or waiver and the impact of the change in the type of operating data or financial information being provided.

                             REPORTS TO BONDHOLDERS

     As a result of the Offering, the Partnership will be required to file all reports with the Commission required by Sections 13 and 15(d) of the Exchange Act from the date hereof at least through the end of the reporting period for the fiscal year ending December 31, 1998. After such time, the Partnership does not intend to file annual or quarterly financial information with the Commission. However, the Partnership will file its audited annual financial statements with each NRMSIR and SID as required by the Rule as well as provide certain notices to such entities as well as MSRB pursuant to the Rule. See 'AVAILABLE INFORMATION' and 'CONTINUING DISCLOSURE COVENANT.' Such financial statements will also be available from the Partnership upon request.

                                    EXPERTS

     The (a) Balance Sheet of the Partnership as of December 31, 1997 and March 31, 1997, and the related statements of operations and deficiency in partners' capital, and cash flows for the nine month period ended December 31, 1997 and each of the two years in the period ended March 31, 1997, (b) Balance Sheet of WKA as of December 31, 1997, and (c) Balance Sheet of WHG El Con Corp. as of December 31, 1997 appearing in this Preliminary Official Statement and Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about each of the Partnership's, WKA's and WHG El Con Corp.'s ability to continue as a going concern as described in: (a) the fourth paragraph of Note 14 to the audited Financial Statements of the Partnership, (b) the third paragraph of
Note 7 to the audited Balance Sheet of WKA, and (c) the third paragraph of Note 5 to the audited Balance Sheet of WHG El Con Corp.), appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Balance Sheet of CHI as of June 30, 1998 appearing in this Preliminary Official Statement and Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about CHI's ability to continue as a going concern as described in Note 5 to the CHI Balance Sheet), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 MISCELLANEOUS

     Information relating to DTC and the book-entry system described under the heading 'THE BONDS' has been furnished by DTC and is believed to be reliable, but AFICA, the Partnership and the Underwriters make no representations or warranties whatsoever with respect to such information.

     Appended as Appendix A and constituting part of this Official Statement and Prospectus is the proposed form of opinion of Fiddler Gonzalez & Rodriguez, LLP, Bond Counsel.

     The execution and delivery of this Official Statement and Prospectus have been duly authorized by AFICA, and this Official Statement and Prospectus has been approved by the Partnership.

     This Official Statement and Prospectus will be filed with each NRMSIR and with the MSRB.

                                   PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
      MEDICAL AND ENVIRONMENTAL CONTROL
                                         FACILITIES FINANCING AUTHORITY

                                       By: /s/
                                              ............................
                                                ASSISTANT EXECUTIVE DIRECTOR

                         INDEX TO FINANCIAL STATEMENTS


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of June 30, 1998.................................................   F-3
     Pro Forma Condensed Balance Sheet as of December 31, 1997.............................................   F-5
     Pro Forma Condensed Statement of Operations for Six Months Ended June 30, 1998........................   F-7
     Pro Forma Condensed Statements of Operations for Nine Months Ended December 31, 1997..................   F-8
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-9
     Balance Sheet as of June 30, 1998 and 1997 and at December 31, 1997 and 1996 and March 31, 1997.......   F-10
     Statements of Operations and (Deficiency in) Partners' Capital for Six Months Ended June 30, 1998 and
      1997, for the Period of January 1, 1998 to February 28, 1998, for the Period of March 1, 1998 to
      June 30, 1998, for the Nine Months Ended December 31, 1996 and for Fiscal Years Ended December 31,
      1997 (9 Months), March 31, 1997 and 1996.............................................................   F-11
     Statements of Cash Flows for Six Months Ended June 30, 1998 and 1997, for the Period of January 1,
      1998 to February 28, 1998, for the Period of March 1, 1998 to June 30, 1998, for the Nine Months
      Ended December 31, 1996 and for Fiscal Years Ended December 31, 1997 (9 Months), March 31, 1997 and
      1996.................................................................................................   F-12
     Notes to Financial Statements.........................................................................   F-13

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of June 30, 1998........................................................   F-22
     Notes to Consolidated Balance Sheet...................................................................   F-23
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-30
     Balance Sheet as of December 31, 1997.................................................................   F-31
     Notes to Balance Sheet................................................................................   F-32

CONQUISTADOR HOLDING, INC.
     Report of Independent Auditors........................................................................   F-36
     Balance Sheet as of June 30, 1998.....................................................................   F-37
     Notes to Balance Sheet................................................................................   F-38

WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of June 30, 1998........................................................   F-40
     Notes to Consolidated Balance Sheet...................................................................   F-41
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-48
     Balance Sheet as of December 31, 1997.................................................................   F-49
     Notes to Balance Sheet................................................................................   F-50

                        EL CONQUISTADOR PARTNERSHIP L.P.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited pro forma condensed financial statements of El Conquistador Partnership L.P. (the 'Partnership') reflect the following transactions: (i) the Offering and related transactions, including repayment of the Interim Financing; (ii) reduction in base management fees and elimination of additional incentive management fees pursuant to the Management Agreement; and
(iii) the assumption by Patriot of the Partnership's indebtedness to GDB in the aggregate principal amount of $25 million. The pro forma condensed balance sheets as of June 30, 1998 and December 31, 1997, show the effects of these transactions as if they had occured at the date of the balance sheets. The unaudited pro forma condensed statements of operations for the six months ended June 30, 1998, and for the year ended December 31, 1997, show the effects of these transactions as if they had occurred at the beginning of the respective period.

     The pro forma condensed financial statements were prepared by the management of the Partnership. These pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the transactions had been effected on the dates indicated or which may be obtained in the future. The pro forma condensed financial statements should be read in conjunction with the financial statements and notes thereto of the Partnership included elsewhere in this Preliminary Official Statement and Prospectus.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                       PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                                                 HISTORICAL     ADJUSTMENTS     PRO FORMA(1)
                                                                ------------    ------------    ------------
                                                                                (UNAUDITED)

                           ASSETS
Current assets:
     Cash....................................................   $  1,606,480    $    609,255    $  2,215,735
     Restricted cash and investments held by bank............      1,773,000       3,227,000       5,000,000(2)
     Trade accounts receivable, net of allowance for doubtful
       accounts..............................................      5,632,178                       5,632,178
     Due from affiliated companies...........................          9,702                           9,702
     Inventories.............................................      1,603,891                       1,603,891
     Prepaid expenses and others current assets..............      2,301,243                       2,301,243
                                                                ------------    ------------    ------------
          Total current assets...............................     12,926,494       3,836,255      16,762,749
Due from affiliated company..................................         64,286                          64,286
Land, building and equipment:
     Land....................................................     20,255,500                      20,255,500
     Building................................................    191,758,790                     191,758,790
     Furniture, fixture and equipment........................     19,940,526                      19,940,526
     Construction in progress................................        365,966                         365,966
                                                                ------------    ------------    ------------
                                                                 232,320,782                     232,320,782
     Less accumulated depreciation...........................      2,594,881                       2,594,881
                                                                ------------    ------------    ------------
                                                                 229,725,901                     229,725,901
Operating equipment, net.....................................      1,600,989                       1,600,989
Deferred debt issuance costs, net of accumulated.............      1,758,114       3,241,886       5,000,000(3)
Deferred pre-opening costs, net of accumulated...............        --              --              --
                                                                ------------    ------------    ------------
     Total assets............................................   $246,075,784    $  7,078,141    $253,153,925
                                                                ------------    ------------    ------------
                                                                ------------    ------------    ------------

       LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable..................................   $  5,650,392    $               $  5,650,392
     Advance deposits........................................      2,416,370                       2,416,370
     Accrued interest........................................      1,163,745      (1,163,745)              0(4)
     Other accrued liabilities...............................      7,589,888                       7,589,888
     Due to affiliated companies.............................        400,015      (2,021,172)     (1,621,157)(5)
     Current portion of long-term debt.......................    120,000,000    (120,000,000)              0(6)
     Current portion of chattel mortgages and capital lease
       obligations...........................................        726,200                         726,200
                                                                ------------    ------------    ------------
          Total current liabilities..........................    137,946,610    (123,184,917)     14,761,693
Long-term debt...............................................     25,000,000      75,000,000     100,000,000(7)
Chattel mortgages and capital lease obligations, net of
  current portion............................................
Due to affiliated companies..................................     15,788,362      30,904,903      46,693,265(8)
Due to partners..............................................     15,748,651                      15,748,651
                                                                ------------    ------------    ------------
(Deficiency in) partners' capital:
     Limited partners........................................     43,853,337      24,454,432      68,307,769
     General partners........................................      7,738,824         (96,277)      7,642,547
                                                                ------------    ------------    ------------
          Total (deficiency in) partners' capital............     51,592,161      24,358,155      75,950,316
                                                                ------------    ------------    ------------
          Total liabilities and deficiency in partners'
            capital..........................................   $246,075,784    $  7,078,141    $253,153,925
                                                                ------------    ------------    ------------
                                                                ------------    ------------    ------------

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed as of the balance sheet date.

(2) Assumes the historical balance in restricted cash of $1,773,000 was refunded as a result of the Interim Financing and the addition of the $5,000,000 deposit into restricted cash as required by the Offering.

(3) Reflects the adjustment to write off the historical deferred financing fees of $1,758,114 and the addition of the deferred financing fees of $5,000,000 related to the Offering.

(4) Assumes the accrued interest of $1,163,745 was paid with the refund of the historical restricted cash.

(5) Reflects the net adjustment due to Patriot as a result of the Interim Financing.

(6) Reflects the pay off of the Refunded Bonds with the Interim Financing.

(7) Reflects the reduction in long term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

(8) Reflects the increase in due to affiliated companies of $32,021,172 in connection with the Interim Financing and the reduction of incentive management fees due under the Management Agreement.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                       PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                                                    HISTORICAL     ADJUSTMENTS     PRO FORMA(1)
                                                                   ------------    ------------    ------------
                                                                                   (UNAUDITED)
                             ASSETS
Current assets:
     Cash.......................................................   $  1,128,177    $  1,883,063    $  3,011,240
     Restricted cash and investments held by bank...............      3,480,539       1,519,461       5,000,000(2)
     Trade accounts receivable, net of allowance for doubtful
       accounts.................................................      5,851,394                       5,851,394
     Due from affiliated companies..............................         96,365                          96,365
     Inventories................................................      1,673,266                       1,673,266
     Prepaid expenses and others current assets.................      1,723,603                       1,723,603
                                                                   ------------    ------------    ------------
          Total current assets..................................     13,953,344       3,402,524      17,355,868
Due from affiliated company.....................................         71,429                          71,429
Land, building and equipment:
     Land.......................................................     14,372,707       5,882,793      20,255,500(3)
     Building...................................................    158,039,190      33,719,600     191,758,790(3)
     Furniture, fixture and equipment...........................     34,658,913     (17,008,970)     17,649,943(3)
                                                                   ------------    ------------    ------------
                                                                    207,070,810      22,593,423     229,664,233
     Less accumulated depreciation..............................     25,944,072      25,944,072               0(3)
                                                                   ------------    ------------    ------------
                                                                    181,126,738      48,537,495     229,664,233
Operating equipment, net........................................      1,488,342                       1,488,342
Deferred debt issuance costs, net of accumulated................      2,247,117       2,752,883       5,000,000(4)
Deferred pre-opening costs, net of accumulated..................      1,534,694      (1,534,694)              0(3)
                                                                   ------------    ------------    ------------
          Total assets..........................................   $200,421,664    $ 53,158,208    $253,579,872
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

        LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.....................................   $  6,035,380    $               $  6,035,380
     Advance deposits...........................................     10,104,458                      10,104,458
     Accrued interest...........................................      1,597,476      (1,597,476)              0(5)
     Other accrued liabilities..................................      5,058,633                       5,058,633
     Due to affiliated companies................................        972,686      (2,021,172)     (1,048,486)(6)
     Note payable to bank.......................................      6,000,000                       6,000,000
     Current portion of long-term debt..........................    120,000,000    (120,000,000)              0(7)
     Current portion of chattel mortgages and capital lease
       obligations..............................................      1,893,063                       1,893,063
                                                                   ------------    ------------    ------------
          Total current liabilities.............................    151,661,696    (123,618,648)     28,043,048
Long-term debt..................................................     25,000,000      75,000,000     100,000,000(8)
Chattel mortgages and capital lease obligations, net of current
  portion.......................................................              0                               0
Due to affiliated companies.....................................     10,386,002      30,904,903      41,290,905(9)
Due to partners.................................................     41,344,551     (26,369,509)     14,975,042(3)
                                                                   ------------    ------------    ------------
(Deficiency in) partners' capital:
     Limited partners...........................................    (23,774,997)     86,405,244      62,630,247
     General partners...........................................     (4,195,588)     10,836,219       6,640,631
                                                                   ------------    ------------    ------------
          Total (deficiency in) partners' capital...............    (27,970,585)     97,241,463      69,270,878
                                                                   ------------    ------------    ------------
          Total liabilities and deficiency in partners'
            capital.............................................   $200,421,664    $ 53,158,209    $253,579,873
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed as of the balance sheet date.

(2) Assumes the historical balance in restricted cash of $3,480,539 was refunded as a result of the Interim Financing and the addition of the $5,000,000 deposit into restricted cash as required by the Offering.

(3) Reflects an adjustment related to the March 31, 1998 acquisition by Patriot of an additional 50% interest in the Partnership and an additional 37.23% interest in WKA.

(4) Reflects the adjustment to write off the historical deferred financing fees of $2,247,177 and the addition of the deferred financing fees of $5,000,000 related to the Offering.

(5) Assumes the accrued interest of $1,597,476 was paid with the refund of the historical restricted cash.

(6) Reflects the net adjustment due to Patriot as a result of the Interim Financing.

(7) Reflects the pay off of the Refunded Bonds with the Interim Financing.

(8) Reflects the reduction in long term debt of $25,000,000 related to the GDB debt which will be assumed by Patriot and the addition of the gross proceeds from the Offering.

(9) Reflects the increase in due to affiliated companies of $32,021,172 in connection with the Interim Financing and the reduction of incentive management fees due under the Management Agreement.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR SIX MONTHS ENDED JUNE 30, 1998

                                                                        HISTORICAL     ADJUSTMENTS    PRO FORMA(1)
                                                                        -----------    -----------    ------------
                                                                                       (UNAUDITED)

Revenues:
     Rooms...........................................................   $27,069,963                   $ 27,069,963
     Food and beverage...............................................    18,470,780                     18,470,780
     Casino..........................................................     2,724,059                      2,724,059
     Rental and other income.........................................    16,509,261                     16,509,261
                                                                        -----------    -----------    ------------
                                                                         64,774,063                     64,774,063
     Less casino promotional allowances..............................       388,611                        388,611
                                                                        -----------    -----------    ------------
Net revenues.........................................................    64,385,452                     64,385,452
Costs and expenses:
     Rooms...........................................................     8,612,773                      8,612,773
     Food and beverage...............................................    10,278,211                     10,278,211
     Casino..........................................................     1,736,511                      1,736,511
     Selling, general and administrative.............................     8,244,093                      8,244,093
     Management and incentive management fees........................     4,675,580     (2,920,879)      1,754,701(2)
     Property operation, maintenance and energy costs................     5,539,254                      5,539,254
     Depreciation and amortization...................................     3,865,106         83,333       3,948,439(3)
     Other expenses..................................................     5,263,460                      5,263,460
                                                                        -----------    -----------    ------------
                                                                         48,214,988     (2,837,546)     45,377,442
                                                                        -----------    -----------    ------------
Income (loss) from operations........................................    16,170,464      2,837,546      19,008,010
Interest income......................................................        84,777         15,223         100,000(4)
Interest expense.....................................................    (8,669,671)     3,060,758      (5,608,913)(5)
                                                                        -----------    -----------    ------------
     Net Income......................................................   $ 7,585,570    $ 5,913,526    $ 13,499,096
                                                                        -----------    -----------    ------------
                                                                        -----------    -----------    ------------

------------

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on January 1, 1998. Also assumes that the Management Agreement became effective as of January 1, 1998.

(2) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, the implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% of gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.

(3) Reflects an adjustment for the amortization of the Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $83,333 for the 6 months ended June 30, 1998.

(4) Reflects additional interest income at an assumed rate of 4.0%, or of $100,000 for the 6 months ended June 30, 1998 on the amount deposited in the Reserve Fund.

(5) Reflects an assumed interest rate of 6.35% for the Bonds.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR NINE MONTHS ENDED DECEMBER 31, 1997

                                                                       HISTORICAL     ADJUSTMENTS    PRO FORMA(1)
                                                                      ------------    -----------    ------------
                                                                                      (UNAUDITED)

Revenues:
     Rooms.........................................................   $ 25,129,621                   $ 25,129,621
     Food and beverage.............................................     17,428,549                     17,428,549
     Casino........................................................      3,553,713                      3,553,713
     Rental and other income.......................................     14,473,191                     14,473,191
                                                                      ------------    -----------    ------------
                                                                        60,585,074                     60,585,074
     Less casino promotional allowances............................        458,447                        458,447
                                                                      ------------    -----------    ------------
Net revenues.......................................................     60,126,627                     60,126,627

Costs and expenses:
     Rooms.........................................................      9,603,101                      9,603,101
     Food and beverage.............................................     12,314,635                     12,314,635
     Casino........................................................      2,383,568                      2,383,568
     Selling, general and administrative...........................     11,996,536                     11,996,536
     Management and incentive management fees......................      2,984,995     (1,344,720)      1,640,275(2)
     Property operation, maintenance and energy costs..............      9,094,645                      9,094,645
     Depreciation and amortization.................................      6,886,836        125,000       7,011,836(3)
     Other expenses................................................      6,875,562                      6,875,562
                                                                      ------------    -----------    ------------
                                                                        62,139,878     (1,219,720)     60,920,158
                                                                      ------------    -----------    ------------
Income (loss) from operations......................................     (2,013,251)     1,219,720        (793,531)

Interest income....................................................        127,840         22,160         150,000(4)
Interest expense...................................................    (13,156,711)     4,743,342      (8,413,369)(5)
                                                                      ------------    -----------    ------------
          Net Income...............................................   $(15,042,122)   $ 5,985,222    $ (9,056,900)
                                                                      ------------    -----------    ------------
                                                                      ------------    -----------    ------------

------------

(1) Assumes that the Offering and related transactions, including repayment of the Interim Financing, were completed on April 1, 1997. Also assumes that the Management Agreement became effective as of April 1, 1997.

(2) Reflects the reduction in base management fees from 3.5% to 2.5% of gross revenues of the Resort, implementation of a trade name fee of 0.5% of gross room revenues of the Hotel, and the elimination of incentive fees which were accrued at a rate of 10% of the Resort's gross operating profit, and interest thereon. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the Hotel and 1.0% gross room revenues of Las Casitas Village payable pursuant to the Management Agreement. The Partnership believes that the Hotel's historical marketing expenses will not increase and that a portion of such expenses will be reallocated from a Hotel expense to a fee for marketing services.

(3) Reflects an adjustment for the amortization of Offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the Bonds at a rate of $125,000 for the 9 months ended December 31, 1997.

(4) Reflects additional interest income at an assumed rate of 4.0%, or of $150,000 and $100,000 for the 9 months ended December 31, 1997 and 6 months ended June 30, 1998, respectively on the amount deposited in the Reserve Fund.

(5) Reflects an assumed interest rate of 6.35% for the Bonds.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
EL CONQUISTADOR PARTNERSHIP L.P.

We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of December 31 and March 31, 1997, and the related statements of operations and deficiency in partners' capital, and cash flows for the nine month period ended December 31, 1997 and for each of the two years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at December 31 and March 31, 1997, and the results of its operations and its cash flows for the nine month period ended December 31, 1997 and for each of the two years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 14, El Conquistador Partnership L.P. did not renew or replace, prior to June 9, 1998, a letter of credit collateralizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was repaid partially with the proceeds from a short-term loan due on November 3, 1998 and partially with the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Partnership. This condition raises substantial doubt about the Partnership's ability to continue as a going-concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                            ERNST & YOUNG LLP

San Juan, Puerto Rico
June 12, 1998, except for the third,
fourth and sixth paragraphs of Note 14
as to which the dates are July 13,
August 3, and September 21, 1998,
respectively

                        EL CONQUISTADOR PARTNERSHIP L.P.
                                 BALANCE SHEETS


                                                                       DECEMBER 31,                     JUNE 30,
                                                MARCH 31,      ----------------------------    ----------------------------
                                                   1997            1997            1996        1998              1997
                                               ------------    ------------   -------------  ------------    ------------
                                                                               (UNAUDITED)             (UNAUDITED)
                   ASSETS
Current assets:
    Cash....................................   $  2,380,218    $  1,128,177    $  1,048,357    $  1,606,480    $    937,088
    Restricted cash and investments held by
      bank..................................      3,360,607       3,480,539       3,332,324       1,773,000       3,438,722
    Trade accounts receivable, less
      allowance for doubtful accounts of
      $269,115 in March 31, 1997, $346,436
      and $215,848 in December 31, 1997 and
      1996 and $271,136 and $263,336 in June
      30, 1998 and 1997.....................      4,764,607       5,851,394       4,927,730       5,632,178       5,259,173
    Due from affiliated companies...........        428,987          96,365         415,351           9,702         496,268
    Inventories.............................      1,662,877       1,673,266       1,585,225       1,603,891       1,722,260
    Prepaid expenses and others current
      assets................................      1,020,716       1,723,603       1,207,886       2,301,243       1,506,524
                                               ------------    ------------    ------------    ------------    ------------
        Total current assets................     13,618,012      13,953,344      12,516,873      12,926,494      13,360,035
Due from affiliated company.................        418,957          71,429         421,024          64,286         258,185
Land, building and equipment:
    Land....................................     14,372,707      14,372,707      14,372,707      20,255,500      14,372,707
    Building................................    158,039,190     158,039,190     158,039,190     191,758,790     158,039,190
    Furniture, fixture and equipment........     32,664,796      34,658,913      32,937,874      19,940,526      32,968,909
    Construction in progress................             --              --              --         365,966              --
                                               ------------    ------------    ------------    ------------    ------------
                                                205,076,693     207,070,810     205,349,771     232,320,782     205,380,806
    Less accumulated depreciation...........     21,116,551      25,944,072      19,527,910       2,594,881      22,721,318
                                               ------------    ------------    ------------    ------------    ------------
                                                183,960,142     181,126,738     185,821,861     229,725,901     182,659,488
Operating equipment, net....................      1,592,219       1,488,342       1,467,384       1,600,989       1,463,570
Deferred debt issuance costs, net of
  accumulated amortization of $5,709,747 in
  March 31, 1997, $6,443,252 and $5,465,254
  in December 31, 1997 and 1996, and
  $489,003 and $5,954,253 in June 30, 1998
  and 1997..................................      2,980,622       2,247,117       3,225,115       1,758,114       2,736,120
Deferred pre-opening costs, net of
  accumulated amortization of $10,519,175 in
  March 31, 1997, $11,844,985 and
  $10,077,235 in December 31, 1997 and 1996,
  and $10,961,112 in June 30, 1997..........      2,860,504       1,534,694       3,302,444              --       2,418,567
                                               ------------    ------------    ------------    ------------    ------------
        Total assets........................   $205,430,456    $200,421,664    $206,754,701    $246,075,784    $202,895,965
                                               ------------    ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------    ------------
 LIABILITIES AND (DEFICIENCY IN) PARTNERS'
                  CAPITAL
Current liabilities:
    Trade accounts payable..................   $  5,474,496    $  6,035,380    $  8,332,877    $  5,650,392    $  6,061,114
    Advance deposits........................      5,572,317      10,104,458       6,050,522       2,416,370       2,192,643
    Accrued interest........................      1,785,687       1,597,476       1,598,857       1,163,745       1,701,436
    Other accrued liabilities...............      5,271,335       5,058,633       4,615,158       7,589,888       5,070,540
    Due to affiliated companies.............        545,824         972,686       1,524,068         400,015         768,358
    Note payable to bank....................      1,500,000       6,000,000       6,273,359              --       3,500,000
    Current portion of long-term debt.......    120,000,000     120,000,000              --     120,000,000     120,000,000
    Current portion of chattel mortgages and
      capital lease obligations.............      2,679,819       1,893,063       2,444,993         726,200       2,679,819
                                               ------------    ------------    ------------    ------------    ------------
    Total current liabilities...............    142,829,478     151,661,696      30,839,934     137,946,610     141,973,910
Long-term debt..............................     25,000,000      25,000,000     145,000,000      25,000,000      25,000,000
Chattel mortgages and capital lease
  obligations, net of current portion.......      1,660,040              --       2,625,918              --       1,038,142
Due to affiliated companies.................     11,491,977      10,386,002       9,867,677      15,788,362      12,246,673
Due to partners.............................     37,377,424      41,344,551      36,757,360      15,748,651      37,900,913
(Deficiency in) partners' capital:
    Limited partners........................    (10,989,193)    (23,774,997)    (15,585,675)     43,853,337     (12,974,122)
    General partners........................     (1,939,270)     (4,195,588)     (2,750,413)      7,738,824      (2,289,551)
                                               ------------    ------------    ------------    ------------    ------------
Total (deficiency in) partners' capital.....    (12,928,463)    (27,970,585)    (18,336,088)     51,592,161     (15,263,673)
                                               ------------    ------------    ------------    ------------    ------------
        Total liabilities and deficiency in
          partners' capital.................   $205,430,456    $200,421,664    $206,754,701    $246,075,784    $202,895,965
                                               ------------    ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------    ------------

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                                             NINE MONTH PERIOD ENDED
                               YEAR ENDED MARCH 31,              DECEMBER 31,           JANUARY 1 TO    MARCH 1 TO
                             ---------------------------   ---------------------------   FEBRUARY 28,     JUNE 30,
                                 1997           1996           1997                          1998           1998
                             ------------   ------------   ------------       1996       ------------   ------------
                                                                          ------------   (UNAUDITED)    (UNAUDITED)
                                                                          (UNAUDITED)

Revenues:
    Rooms..................  $ 40,023,903   $ 38,817,160   $ 25,129,621   $ 24,419,749   $ 10,755,530   $ 16,314,433
    Food and beverage......    26,235,365     26,188,693     17,428,549     17,633,438      6,475,176     11,995,604
    Casino.................     6,005,242      6,179,133      3,553,713      4,011,214        931,502      1,792,557
    Rental and other
      income...............    21,959,328     19,165,969     14,473,191     12,954,106      6,749,398      9,759,863
                             ------------   ------------   ------------   ------------   ------------   ------------
                               94,223,838     90,350,955     60,585,074     59,018,507     24,911,606     39,862,457
    Less casino promotional
      allowances...........     1,265,710      1,136,499        458,447        849,206        158,420        230,191
                             ------------   ------------   ------------   ------------   ------------   ------------
        Net revenues.......    92,958,128     89,214,456     60,126,627     58,169,301     24,753,186     39,632,266
Costs and expenses:
    Rooms..................    12,377,694     12,853,157      9,603,101      8,242,928      3,108,760      5,504,013
    Food and beverage......    17,602,484     17,638,186     12,314,635     12,811,291      3,523,059      6,755,152
    Casino.................     3,848,981      3,686,904      2,383,568      2,764,980        740,044        996,467
    Selling, general and
      administrative.......    14,657,312     12,992,841     11,996,536     10,449,921      2,633,989      5,610,104
    Management and
      incentive management
      fees.................     5,680,355      5,394,675      2,984,995      2,969,676      1,944,369      2,731,211
    Property operation,
      maintenance and
      energy costs.........    12,382,577     12,396,063      9,094,645      9,389,203      2,039,404      3,499,850
    Depreciation and
      amortization.........     9,146,664     10,499,296      6,886,836      6,856,179      1,555,516      2,309,590
    Other expenses.........     9,702,212      9,201,228      6,875,562      6,943,646      1,837,481      3,425,979
                             ------------   ------------   ------------   ------------   ------------   ------------
                               85,398,279     84,662,350     62,139,878     60,427,824     17,382,622     30,832,366
                             ------------   ------------   ------------   ------------   ------------   ------------
Income (loss) from
  operations...............     7,559,849      4,552,106     (2,013,251)    (2,258,523)     7,370,564      8,799,900
Interest income............       199,110        228,625        127,840        139,431         43,300         41,477
Interest expense...........   (17,162,132)   (17,021,764)   (13,156,711)   (12,691,706)    (3,300,966)    (5,368,705)
                             ------------   ------------   ------------   ------------   ------------   ------------
Net income (loss)..........    (9,403,173)   (12,241,033)   (15,042,122)   (14,810,798)     4,112,898      3,472,672
(Deficiency in) partners'
  capital at beginning of
  period...................    (3,525,290)     8,715,743    (12,928,463)    (3,525,290)   (27,970,585)   (23,857,687)
Partners' capital
  contribution.............            --             --             --             --             --     71,977,176
                             ------------   ------------   ------------   ------------   ------------   ------------
(Deficiency in) partners'
  capital at end of
  period...................  $(12,928,463)  $ (3,525,290)  $(27,970,585)  $(18,336,088)  $(23,857,687)  $ 51,592,161
                             ------------   ------------   ------------   ------------   ------------   ------------
                             ------------   ------------   ------------   ------------   ------------   ------------



                                  SIX MONTH PERIOD ENDED
                                        JUNE 30,
                              ------------------------------
                                 1998                1997
                              ------------       ------------
                              (UNAUDITED)
Revenues:
    Rooms..................  $ 27,069,963       $ 25,714,358
    Food and beverage......    18,470,780         16,160,989
    Casino.................     2,724,059          3,272,405
    Rental and other
      income...............    16,509,261         14,650,784
                             ------------       ------------
                               64,774,063         59,798,536
    Less casino promotional
      allowances...........       388,611            617,076
                             ------------       ------------
        Net revenues.......    64,385,452         59,181,460
Costs and expenses:
    Rooms..................     8,612,773          7,741,650
    Food and beverage......    10,278,211          9,597,175
    Casino.................     1,736,511          1,987,495
    Selling, general and
      administrative.......     8,244,093          7,997,441
    Management and
      incentive management
      fees.................     4,675,580          4,160,763
    Property operation,
      maintenance and
      energy costs.........     5,539,254          6,056,204
    Depreciation and
      amortization.........     3,865,106          4,597,101
    Other expenses.........     5,263,460          5,205,247
                             ------------       ------------
                               48,214,988         47,343,076
                             ------------       ------------
Income (loss) from
  operations...............    16,170,464         11,838,384
Interest income............        84,777            105,291
Interest expense...........   (8,669,671)         (8,871,260)
                             ------------        -----------
Net income (loss)..........    7,585,570           3,072,415
(Deficiency in) partners'
  capital at beginning of
  period...................  (27,970,585)        (18,336,088)
Partners' capital
  contribution.............   71,977,176                 --
                            ------------         -----------
(Deficiency in) partners'
  capital at end of
  period................... $ 51,592,161        $(15,263,673)
                            ------------        ------------
                            ------------        ------------

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                                 JANUARY 1      MARCH 1
                                            MARCH 31,                   DECEMBER 31,           TO FEBRUARY       TO
                                    -----------------------     ------------------------             28,        JUNE 30,
                                        1997           1996           1997           1996          1998          1998
                                    ------------   ------------   ------------   ------------   -----------   -----------
                                                                                 (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..................  $(9,403,173)  $(12,241,033)  $(15,042,122)  $(14,810,798)  $ 4,112,898   $ 3,472,672
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization...    9,146,664     10,499,296      6,886,836      6,856,179     1,555,516     2,309,590
   Provision for losses on accounts
     receivable....................      205,400        363,245        119,000        115,400        24,567        34,801
   Incentive management fees.......    2,375,526      2,224,381        860,043        899,148     1,072,463     1,330,839
   Deferred interest expense to
     partners and affiliates.......    3,100,085      2,995,431      2,417,475      2,678,051       311,571     1,305,415
   Changes in operating assets and
     liabilities:
       Restricted cash and
         investments held by
         bank......................     (481,252)       503,353       (119,932)      (452,969)    1,633,434        74,105
       Trade accounts receivable...      332,877      1,987,789     (1,205,787)       259,754       440,954      (281,106)
       Inventories.................     (140,414)       529,503        (10,389)       (62,762)     (119,205)      188,580
       Prepaid expenses and other
         current assets............      (74,811)        26,105       (702,887)      (261,981)      211,533      (789,173)
       Trade accounts payable and
         advance deposits..........     (179,123)    (3,663,803)     5,093,025        675,331    (4,835,976)   (3,237,100)
       Accrued interest and other
         accrued liabilities.......      873,753     (1,220,058)      (400,913)     2,512,878       221,161     1,877,709
       Affiliated companies, net...       99,017        (97,985)       690,646      1,604,522       125,779      (595,659)
                                     -----------   ------------   ------------   ------------   -----------   -----------
Net cash provided by (used in)
 operating activities..............    5,854,549      1,906,224     (1,415,005)        12,753     4,754,695     5,690,673
INVESTING ACTIVITIES
Purchases of property and
 equipment.........................   (1,305,594)      (826,611)    (1,994,117)    (1,624,905)     (272,876)   (2,414,679)
(Purchases) usage of operating
 equipment, net....................     (122,869)       (37,454)       103,877          1,966       (49,885)      (62,762)
                                     -----------   ------------   ------------   ------------   -----------   -----------
Net cash used in investing
 activities........................   (1,428,463)      (864,065)    (1,890,240)    (1,622,939)     (322,761)   (2,477,441)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt..............................   (2,429,492)    (2,198,146)    (2,446,796)    (1,698,440)     (387,929)     (778,934)
Proceeds from notes payable to
 bank..............................    9,500,000      7,684,685      4,500,000      3,500,000
Payments of principal on notes
 payable to bank...................  (10,773,359)    (6,549,685)            --             --    (2,000,000)   (4,000,000)
Proceeds from partners', affiliated
 loans, and capital
 contributions.....................      800,000             --             --             --            --            --
                                     -----------   ------------   ------------   ------------   -----------   -----------
Net cash (used in) provided by
 financing activities..............   (2,902,851)    (1,063,146)     2,053,204      1,801,560    (2,387,929)   (4,778,934)
                                     -----------   ------------   ------------   ------------   -----------   -----------
Net increase (decrease) in cash....    1,523,235        (20,987)    (1,252,041)       191,374     2,044,005    (1,565,702)
Cash at beginning of period........      856,983        877,970      2,380,218        856,983     1,128,177     3,172,182
                                     -----------   ------------   ------------   ------------   -----------   -----------
Cash at end of period..............  $ 2,380,218   $    856,983   $  1,128,177   $  1,048,357   $ 3,172,182   $ 1,606,480
                                     -----------   ------------   ------------   ------------   -----------   -----------
                                     -----------   ------------   ------------   ------------   -----------   -----------
Supplemental disclosure of cash
 flow information:
   Interest paid...................  $13,789,097   $ 14,026,453   $ 10,927,447   $  9,924,878            --            --
                                     -----------   ------------   ------------   ------------   -----------   -----------
                                     -----------   ------------   ------------   ------------   -----------   -----------
Supplemental schedule of noncash
 investing activities:
   Equipment transferred from an
     affiliate                                                    $    439,600
                                                                  ------------
                                                                  ------------

                                       SIX MONTH PERIOD ENDED
                                              JUNE 30,
                                     --------------------------
                                         1998          1997
                                     ------------   -----------
OPERATING ACTIVITIES
Net income (loss)..................  $  7,585,570   $ 3,072,415
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization...     3,865,106     4,597,101
   Provision for losses on accounts
     receivable....................        59,368       118,000
   Incentive management fees.......     2,403,302     2,064,329
   Deferred interest expense to
     partners and affiliates.......     1,616,986     1,143,553
   Changes in operating assets and
     liabilities:
       Restricted cash and
         investments held by
         bank......................     1,707,539      (106,398)
       Trade accounts receivable...       159,848      (449,443)
       Inventories.................        69,375      (137,035)
       Prepaid expenses and other
         current assets............      (577,640)     (298,638)
       Trade accounts payable and
         advance deposits..........    (8,073,076)   (6,129,642)
       Accrued interest and other
         accrued liabilities.......     2,098,870       557,961
       Affiliated companies, net...      (469,880)     (358,921)
                                     ------------   -----------
Net cash provided by (used in)
 operating activities..............    10,445,368     4,073,082
INVESTING ACTIVITIES
Purchases of property and
 equipment.........................    (2,687,555)      (61,856)
(Purchases) usage of operating
 equipment, net....................      (112,647)        3,814
                                     ------------   -----------
Net cash used in investing
 activities........................    (2,800,202)      (58,042)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt..............................    (1,166,863)   (1,352,950)
Proceeds from notes payable to
 bank..............................            --            --
Payments of principal on notes
 payable to bank...................    (6,000,000)   (2,773,359)
Proceeds from partners', affiliated
 loans, and capital
 contributions.....................            --            --
                                     ------------   -----------
Net cash (used in) provided by
 financing activities..............    (7,166,863)   (4,126,309)
                                     ------------   -----------
Net increase (decrease) in cash....       478,303      (111,269)
Cash at beginning of period........     1,128,177     1,048,357
                                     ------------   -----------
Cash at end of period..............  $  1,606,480   $   937,088
                                     ------------   -----------
                                     ------------   -----------
Supplemental disclosure of cash
 flow information:
   Interest paid...................  $  6,991,710   $ 7,625,128
                                     ------------   -----------
                                     ------------   -----------
Supplemental schedule of noncash
 investing activities:
   Equipment transferred from an
     affiliate

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% owned by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (the Partners) are both General Partners and Limited Partners in the Partnership (see Note 14). The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

     The Partnership owns and operates a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

CHANGE IN FISCAL YEAR

     The Partnership changed its fiscal year from March 31 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The financial information contained herein relating to the Partnership's statement of operations and cash flows for the six months ended June 30, 1998 is presented separately for the periods through 'February 28 and from March 1' due to the new basis of accounting which resulted from the acquisition of the Partnership.

INTERIM INFORMATION (UNAUDITED)

     The interim financial statements as of June 30, 1998 and 1997, and as of December 31 1996 and for the six month periods ended June 30, 1998 and 1997, and the nine month period ended December 31, 1996, included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheets as of June 30, 1998 and 1997, and as of December 31, 1996 and the results of operations, and cash flows for the six month periods ended June 30, 1998 and 1997, and the nine month period ended December 31, 1996. Due to the seasonality of the Partnership's business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

DEFERRED PRE-OPENING COSTS

     Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.

CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     Pursuant to the terms of the bond agreement (see Note 8), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                               MARCH 31     DECEMBER 31
                                                                                 1997           1997
                                                                              ----------    ------------

Interest due February 1, 1998..............................................                  $1,773,000
Interest due May 1, 1997 and 1998..........................................   $1,778,961      1,707,539
Interest due August 1, 1997................................................    1,581,646             --
                                                                              ----------    ------------
                                                                              $3,360,607     $3,480,539
                                                                              ----------    ------------
                                                                              ----------    ------------

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

3. TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable consisted of the following:

                                                                               MARCH 31     DECEMBER 31
                                                                                 1997           1997
                                                                              ----------    ------------

Trade accounts receivable -- hotel.........................................   $4,559,108     $5,580,876
Less allowance for doubtful accounts.......................................      144,615        234,614
                                                                              ----------    ------------
                                                                               4,414,493      5,346,262
Trade accounts receivable -- casino........................................      474,614        616,954
Less allowance for doubtful accounts.......................................      124,500        111,822
                                                                              ----------    ------------
                                                                                 350,114        505,132
                                                                              ----------    ------------
Trade accounts receivable, net.............................................   $4,764,607     $5,851,394
                                                                              ----------    ------------
                                                                              ----------    ------------

4. TRANSACTIONS WITH RELATED PARTIES

     The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     During each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, basic management fees amounted to $3,305,000, $3,170,000 and $2,125,000, respectively. Incentive management fees amounted to approximately $2,376,000, $2,224,000 and $860,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000, $2,728,000 and $83,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively, for services provided to the Resort.

     In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000, $437,000 and $32,000 during each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively, for services provided to the Resort.

     As of December 31, 1997 each partner had advanced $8,765,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinate to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at December 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

     As of December 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiencies in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

     During 1993, the Partnership advanced approximately $2,000,000 to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. During the nine month period ended December 31, 1997, Williams Hospitality transferred the transportation equipment to the Partnership. The Partnership then sold the transportation equipment at a loss of approximately $70,000 and the proceeds of this transaction remains to be collected from Williams Hospitality.

     In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

5. NOTES PAYABLE TO BANK

     On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility bear interest at 1% over LIBOR. The notes are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land and a lien on accounts receivable (see Note 8). At December 31, 1997 the Partnership had outstanding borrowings of $6,000,000 with an interest rate at December 31, 1997 of 6.80%.

6. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan Associates. Amounts due to affiliated companies consisted of the following:

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1997
                                                                  -----------    ------------
Current:
     Due to Williams Hospitality:
          Basic management fees................................   $   435,309    $    746,659
          Other................................................        83,891         167,314
          Due to Posadas de Puerto Rico........................        26,624          58,713
                                                                  -----------    ------------
                                                                  $   545,824    $    972,686
                                                                  -----------    ------------
                                                                  -----------    ------------

                                                  (table continued on next page)

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

(table continued from previous page)

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1997            1997
                                                                  -----------    ------------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees.......................   $ 5,542,528    $  6,402,571
               Interest at 10% on incentive management fees....       338,405         676,592
               Advances........................................     3,800,000       1,500,000
               Interest on advances............................       856,282         852,076
               Other...........................................       375,528         375,529
                                                                  -----------    ------------
                                                                   10,912,743       9,806,768
     Due to KG Caribbean.......................................       579,234         579,234
                                                                  -----------    ------------
                                                                  $11,491,977    $ 10,386,002
                                                                  -----------    ------------
                                                                  -----------    ------------
Partners:
     Due to WKA El Con:
          Advances.............................................   $12,765,685    $ 15,065,684
          Interest on advances.................................     3,594,886       4,430,554
     Due to Kumagai:
          Advances.............................................    16,565,685      16,565,683
          Interest on advances.................................     4,451,168       5,282,630
                                                                  -----------    ------------
                                                                  $37,377,424    $ 41,344,551
                                                                  -----------    ------------
                                                                  -----------    ------------

7. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                                    MARCH 31,     DECEMBER 31,
                                                                       1997           1997
                                                                    ----------    ------------

Chattel mortgage notes payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through
  October 1998, collateralized with personal property............   $3,868,202     $1,675,855
Capital lease obligations bearing interest at 11.5%, payable in monthly installments of $28,335, including interest, through
  July 1998, collateralized with personal property...............      471,657        217,208
                                                                    ----------    ------------
                                                                     4,339,859      1,893,063
Less current portion.............................................    2,679,819      1,893,063
                                                                    ----------    ------------
                                                                    $1,660,040     $  --
                                                                    ----------    ------------
                                                                    ----------    ------------

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

8. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                 MARCH 31,      DECEMBER 31,
                                                                    1997            1997
                                                                ------------    ------------

Industrial Revenue Bonds Series A............................   $ 90,000,000    $ 90,000,000
Industrial Revenue Bonds Series B............................     30,000,000      30,000,000
Government Development Bank for Puerto Rico..................     25,000,000      25,000,000
                                                                ------------    ------------
                                                                 145,000,000     145,000,000
Less current portion.........................................    120,000,000     120,000,000
                                                                ------------    ------------
                                                                $ 25,000,000    $ 25,000,000
                                                                ------------    ------------
                                                                ------------    ------------

     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Rate Swap Agreement that expires on March 8, 1998 by which the Partnership agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1%.

     The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo -- Mitsubishi Ltd., (formerly The Mitsubishi Bank, Limited) (see Note 14).

     As of December 31, 1997 the Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

     Under the provisions of a term loan agreement with GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

     Commencing on April 1, 1993, the Partnership has been required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through December 31, 1997, there had been no amounts deposited in escrow under this provision.

     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

subordination agreement in favor of the The Bank of Tokyo -- Mitsubishi Ltd., (formerly The Mitsubishi Bank, Limited).

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at March 31 and December 31, 1997. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profits and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

     The Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

11. ADVERTISING COSTS

     The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000, $847,000 and $1,430,000 for each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997, respectively.

12. COMMITMENTS

     The Partnership leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to December 31, 1997:

1998..................................................................   $  210,000
1999..................................................................      210,000
2000..................................................................      210,000
2001..................................................................      210,000
2002..................................................................      240,000
Thereafter............................................................    5,680,000
                                                                         ----------
                                                                         $6,760,000
                                                                         ----------
                                                                         ----------

     On May 4, 1998, the Partnership entered into a $2,993,000 contract for the construction of the spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

     Total rent expense for each of the two years in the period ended March 31, 1997 and the nine month period ended December 31, 1997 amounted to approximately $1,391,000, $985,000, and $982,000, respectively.

13. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, the Partnership adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. The Partnership's contribution is $300 per employee per year and a discretionary additional contribution.

     The Partnership's contribution to the savings plan amounted to approximately $44,000 for the nine month period ended December 31, 1997.

     Effective January 1, 1997, the Partnership adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1l65(e) of the Puerto Rico Income Tax Act of l994, as amended. For the nine month period ended December 31, 1997, the employee's contribution was limited to $7,500 or 10% of their compensation, whichever was less. Under the provisions of the plan, the Partnership makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds the Partnership's annual operating budget as follows:

                                                                           MATCHING
                            G.O.P. EXCEEDS                               CONTRIBUTION
                              BUDGET BY                                   PERCENTAGE
----------------------------------------------------------------------   ------------

Less than 5%..........................................................        25%
5%....................................................................        35%
10%...................................................................        45%
15%...................................................................        55%
20%...................................................................        65%

     The Partnership's contribution to the salary savings plan amounted to approximately $29,100 for the nine month period ended December 31, 1997.

14. SUBSEQUENT EVENTS

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham) merged with and into WHG Resorts & Casinos Inc. (WHG), a 46.54% indirect owner of WKA El Con. As part of the transaction WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     On March 31, 1998, Patriot acquired an additional 50% interest in the Partnership for approximately $22,728,000, which interest was owned by Kumagai, and an additional 37.23% interest in WKA El Con for approximately $16,072,000.

     On July 13, 1998, Patriot acquired the remaining additional interest in WKA El Con for approximately $3,890,000. The purchase transactions were accounted for under the purchase

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997

method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of WHG and its subsidiaries.

     The Bonds amounting to $120,000,000 at December 31, 1997 are collaterized by a letter of credit which expires on September 9, 1998. Under the terms of the loan agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit was not renewed or replaced prior to June 9, 1998 (see Note 8). On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, the Partnership was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, the Partnership made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement.

     As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matures on November 3, 1998, with an additional extension option to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis point up to maturity. The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership. In connection with the repayment of the long-term debt the Partnership recorded an extraordinary loss of approximately $1,700,000 related to the write-off of the unamortized deferred debt issuance costs.

     The Partnership is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern.

     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. While the financial effects of the hurricane are not yet determinable, the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on the Partnership's financial condition.

15. IMPACT OF YEAR 2000 -- UNAUDITED

     The Partnership has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Partnership expects the project to be substantially completed by 1999. The Partnership does not expect this project to have significant effect on its operations.

                             WKA EL CON ASSOCIATES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

ASSETS
Current assets:
     Cash...............................................................................   $  1,610,100
     Restricted cash and investments held by bank.......................................      1,773,000
     Trade accounts receivable, less allowance for doubtful accounts of $271,000........      5,632,200
     Due from affiliated companies......................................................          9,700
     Inventories........................................................................      1,603,900
     Prepaid expenses and others current assets.........................................      2,301,200
                                                                                           ------------
          Total current assets..........................................................     12,930,100
Due from affiliated company.............................................................         64,300
Land, building and equipment:
     Land...............................................................................     20,255,500
     Building...........................................................................    191,758,800
     Furniture, fixture and equipment...................................................     19,940,500
     Construction in progress...........................................................        366,000
                                                                                           ------------
                                                                                            232,320,800
     Less accumulated depreciation......................................................      2,594,900
                                                                                           ------------
                                                                                            229,725,900
Operating equipment, net................................................................      1,601,000
Deferred debt issuance costs and other assets, net of accumulated amortization of
  $495,000..............................................................................      1,858,600
Capitalized interest net of accumulated amortization of $27,000.........................      1,269,500
                                                                                           ------------
          Total assets..................................................................   $247,449,400
                                                                                           ------------
                                                                                           ------------
                           LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.............................................................   $  5,650,400
     Advance deposits...................................................................      2,416,400
     Accrued interest...................................................................      1,163,700
     Other accrued liabilities..........................................................      7,647,400
     Due to affiliated companies........................................................        400,000
     Current portion of long-term debt..................................................    120,000,000
     Current portion of chattel mortgages and capital lease obligations.................        726,200
                                                                                           ------------
          Total current liabilities.....................................................    138,004,100
Long-term note payable..................................................................        896,300
Long-term debt..........................................................................     25,000,000
Due to affiliated companies.............................................................     16,625,400
Due to partners.........................................................................      5,547,400
Minority interest.......................................................................     21,360,400
Partners' capital:
     Contributed........................................................................     36,237,700
     Accumulated Earnings...............................................................      3,778,100
Total partners' capital.................................................................     40,015,800
                                                                                           ------------
          Total liabilities and deficiency in partners' capital.........................   $247,449,400
                                                                                           ------------
                                                                                           ------------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp., a wholly owned subsidiary of Wyndham International, Inc. (Wyndham), 37.23% by Conquistador Holding Inc., a wholly owned subsidiary of, Patriot American Hospitality, Inc. (Patriot) and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement (see Note 14).

     The consolidated balance sheet includes the accounts of El Conquistador Partnership L.P. (El Con), a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). El Con is 50% owned by the Partnership and 50% owned by Conquistador Holding, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership (see Note 14). The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners.

     El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.

BASIS OF PRESENTATION

     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

     The consolidated balance sheet information at June 30, 1998 includes all adjustments (consisting of normal recurring adjustments) management considers necessary for fair presentation of the consolidated balance sheet at June 30, 1998.

     As part of the acquisition by Wyndham and Patriot, accounted for under the purchase method, the Partnership's investment in El Con was increased by approximately $46,422,000 and pre-opening costs were decreased by approximately $636,000.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt. Certain other capital costs related to El Con were incurred by the Partnership and are being amortized over 50 years.

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     Pursuant to the terms of the bond agreement (see Note 8), El Con had cash and investments on deposit amounting to approximately $1,773,000 for the interest due on August 3, 1998.

3. TRADE ACCOUNTS RECEIVABLE

     At June 30, 1998, trade accounts receivable consisted of the following:


Trade accounts receivable -- hotel..............................................   $5,537,100
Less allowance for doubtful accounts............................................      180,600
                                                                                   ----------
                                                                                    5,356,500
Trade accounts receivable -- casino.............................................      366,200
Less allowance for doubtful accounts............................................       90,500
                                                                                   ----------
                                                                                      275,700
                                                                                   ----------
Trade accounts receivable, net..................................................   $5,632,200
                                                                                   ----------
                                                                                   ----------

4. TRANSACTIONS WITH RELATED PARTIES

     El Con has an Operating and Management Agreement (the Management with Agreement) with Williams Hospitality Group Inc. (Williams Hospitality). The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     A subsidiary of Williams Hospitality, a related entity through common ownership, financed certain transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561.

5. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con and other payments made by Williams Hospitality, and for services rendered

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico) and Posadas de San Juan Associates. At June 30, 1998 amounts due to affiliated companies consisted of the following:


Current:
     Due to Williams Hospitality:
          Basic management fees..........................................................   $   240,600
          Other..........................................................................       148,900
     Due to Posadas de Puerto Rico.......................................................        10,500
                                                                                            $   400,000
                                                                                            -----------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees.................................................   $ 8,805,900
               Interest at 10% on incentive management fees..............................       813,300
               Advances..................................................................     1,500,000
               Interest on advances......................................................     1,064,100
               Other.....................................................................       412,500
                                                                                            -----------
                                                                                             12,595,800
               Due to Patriot............................................................     4,029,600
                                                                                            -----------
                                                                                            $16,625,400
                                                                                            -----------
                                                                                            -----------

     At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. The interest rate as of December 31, 1997 was 8.50%.

     The Partnership guaranteed a revolving credit facility from GDB to El Con in the aggregate amount of up to $6,000,000. The revolving credit facility was terminated in May 1998.

6. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     At June 30, 1998, chattel mortgages and capital lease obligations on equipment consisted of the following:


Chattel mortgage notes payable bearing interest at 9%, payable in monthly installments of
  $215,784, including interest, through October 1998, collateralized with personal
  property..................................................................................   $670,300
Capital lease obligations bearing interest at 11.5%, payable in monthly installments of
  $28,335, including interest, through July 1998, collateralized with personal property.....     55,900
                                                                                               --------
                                                                                               $726,200
                                                                                               --------
                                                                                               --------

7. LONG-TERM NOTE PAYABLE

     The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%, interest rate at June 30, 1998 was 7.5%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Con under similar terms (see Note 2).

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by Wyndham, the ultimate owner of WHG El Con Corp.

8. LONG-TERM DEBT

     At June 30, 1998 long-term debt consisted of the following:


Industrial Revenue Bonds Series A.............................................   $ 90,000,000
Industrial Revenue Bonds Series B.............................................     30,000,000
Government Development Bank for Puerto Rico...................................     25,000,000
                                                                                 ------------
                                                                                  145,000,000
Less current portion..........................................................    120,000,000
                                                                                 ------------
                                                                                 $ 25,000,000
                                                                                 ------------
                                                                                 ------------

     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that El Con will pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds were subject to redemption at El Con's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 El Con entered into an Interest Rate Swap Agreement that expired on March 8, 1998 by which El Con agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1%.

     The Loan Agreement provides that El Con will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collaterilized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited). The Loan Agreement required the letter of credit to be renewed or replaced prior to June 9, 1998 or the debt amounting to $120,000,000 would become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advance by CRE matures on November 3, 1998, with an additional extention option to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity. The $30,000,000 used for the partial payment of the letter of credit was obtained from a

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof.

     El Con pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit El Con pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

     Commencing on April 1, 1993, El Con is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through June 30, 1998, there had been no amounts deposited in escrow under this provision.

     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a subordination agreement in favor of The Bank of Tokyo-Mitsubishi Ltd (formerly the Mitsubishi Bank, Limited).

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of El Con's financial instruments at June 30, 1998. The carrying amount of investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of El Con's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

11. COMMITMENTS

     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to June 30, 1998:


1998............................................................................   $  210,000
1999............................................................................      210,000
2000............................................................................      210,000
2001............................................................................      210,000
2002............................................................................      240,000
Thereafter......................................................................    5,575,000
                                                                                   ----------
                                                                                   $6,655,000
                                                                                   ----------
                                                                                   ----------

     On May 4, 1998, El Con entered into a $2,993,000 contract for the construction of spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

12. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.

     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1l65(e) of the Puerto Rico Income Tax Act of l994, as amended.

     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

                                                                                     MATCHING
                                                                                   CONTRIBUTION
G.O.P. EXCEEDS BUDGET BY                                                            PERCENTAGE
--------------------------------------------------------------------------------   ------------

Less than 5%....................................................................         25%
5%..............................................................................         35%
10%.............................................................................         45%
15%.............................................................................         55%
20%.............................................................................         65%

13. SUBSEQUENT EVENTS

     On July 13, 1998, Patriot acquired the remaining additional interest in the Partnership for approximately $3,890,000. The purchase transactions, were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of its subsidiaries.

     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. While the financial effects of the hurricane are not yet determinable, management of the Partnership believes that

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.

14. IMPACT OF YEAR 2000

     El Con has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. El Con expects the project to be substantially completed by 1999. El Con does not expect this project to have significant effect on its financial position.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
WKA EL CON ASSOCIATES

     We have audited the accompanying balance sheet of WKA El Con Associates (a joint venture partnership) as of December 31, 1997. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WKA El Con Associates as of December 31, 1997 in conformity with generally accepted accounting principles.

     The accompanying balance sheet has been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in Note 7, El Conquistador Partnership L.P., a 50% owned partnership, did not renew or replace prior to June 9, 1998 a letter of credit collateralizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was partially repaid with proceeds from a short-term loan due on November 3, 1998 and the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Partnership. This condition raises substantial doubt about the Partnership's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                                 ERNST & YOUNG LLP

San Juan, Puerto Rico
June 11, 1998, except for
the second, third and fifth paragraphs
of Note 7 as to which the dates
are July 13, August 3, and
September 21, 1998, respectively

                             WKA EL CON ASSOCIATES
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                              ASSETS
Cash..............................................................................................   $      3,600
Notes receivable from affiliated company..........................................................     19,096,300
Capitalized interest, less accumulated amortization of $115,000...................................      1,353,500
Deferred debt issuance costs and other assets, less accumulated amortization of $451,300..........        718,500
                                                                                                     ------------
               Total assets.......................................................................   $ 21,171,900
                                                                                                     ------------
                                                                                                     ------------

                         LIABILITIES AND DEFICIENCY IN ASSETS
Liabilities:
     Long-term note payable.......................................................................   $  5,526,200
     Due to affiliated company....................................................................         95,700
     Due to partners..............................................................................     10,832,600
     Losses in excess of equity investment in:
          El Conquistador Partnership L.P.........................................................     19,985,300
          Las Casitas Development Company.........................................................         57,400
                                                                                                     ------------
                                                                                                       20,042,700
                                                                                                     ------------
               Total liabilities..................................................................     36,497,200
Deficiency in assets:
     Contributed..................................................................................     20,286,200
     Deficit......................................................................................    (35,611,500)
                                                                                                     ------------
               Total deficiency in assets.........................................................    (15,325,300)
                                                                                                     ------------
               Total liabilities and deficiency in assets.........................................   $ 21,171,900
                                                                                                     ------------
                                                                                                     ------------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                           NOTES TO THE BALANCE SHEET
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con), the owner of El Conquistador Resort & Country Club (the Resort). The Partnership is owned 46.54% by WHG El Con Corp., which is wholly-owned by WHG Resorts & Casinos Inc. (WHG), 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement (see Note
7). Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to the Resort.

CHANGE IN FISCAL YEAR

     The Partnership changed its fiscal year from June 30 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED COMPANIES

     The investments in affiliated companies are accounted for under the equity method. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the Resort property.

DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs related to the Resort were incurred by the Partnership and are being amortized over 5 to 50 years.

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

2. NOTES RECEIVABLE FROM AFFILIATED COMPANY

     At December 31, 1997 notes receivable from El Con consisted of the following:

Note receivable due on demand..................................................   $   136,000
Note receivable due through May, 2002 (see Note 5).............................     4,000,000
Subordinated notes receivable due in 2003 to 2005 (see Note 4).................     8,229,700
Accrued interest receivable....................................................     4,430,600
Deficiency loan participation..................................................     2,300,000
                                                                                  -----------
                                                                                  $19,096,300
                                                                                  -----------
                                                                                  -----------

     Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

     During the six month period ended December 31, 1997, the Partnership acquired from Williams Hospitality Group Inc. (Williams Hospitality) an additional $300,000 of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con.

3. INVESTMENT IN AFFILIATED COMPANIES

     In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality, a hotel/casino management company that is an affiliated company and the manager of the Resort, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire and develop the Resort property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (see Note 4).

     Summarized financial information for El Con as of December 31, 1997 is as follows:

Total assets..................................................................   $200,422,000
Total liabilities.............................................................    228,393,000
Deficiency in partners' capital...............................................     27,971,000

     The Partnership's investment in Las Casitas amounts to $5,000.

4. DUE TO AFFILIATED COMPANY AND PARTNERS

     At various times, the partners loaned the Partnership $8,229,700 under the terms of various loan agreements. The notes with respect to such loans are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. The interest rate as of December 31, 1997 was 8.50% (see Note 2).

     The Partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $6,000,000 of El Con.

5. LONG-TERM NOTE PAYABLE

     The long-term note payable to a bank includes accrued interest of $1,526,200 at December 31, 1997. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. The interest rate at December 31, 1997 was 7.5%. Under the terms of the Credit Facility Agreement dated May 5, 1992, among the Partnership, Kumagai Caribbean, Inc. and the Government Development Bank for Puerto Rico interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Con under similar terms (see Note 2).

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG, the ultimate owner of WHG El Con Corp.

6. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profits or losses in their respective income tax returns. Profits or losses the Partnership for Federal income tax purposes is reported by the partners.

7. SUBSEQUENT EVENTS

BUSINESS ACQUISITION

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham), merged with and into WHG. As part of the transaction, WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     On March 31 and July 13, 1998, Patriot acquired a 37.23% and 16.23%, respectively, additional interest in the Partnership for approximately $16,072,000 and $3,890,000, respectively. Patriot subsequently transferred such interest to Conquistador Holding, Inc., all of the voting stock and 1% of the equity interest of which is owned by Wyndham and 99% of the equity interest of which is owned by Patriot. As a result of the acquisition transactions, Patriot beneficially owns 53.46% of the Partnership and Wyndham beneficially owns 46.54% of the Partnership. Also, the long-term note payable and due to the partners of the Partnership was paid in full. In connection with the repayment of the long-term debt, the Partnership recorded an extraordinary loss of approximately $99,000 related to the write-off of the unamortized deferred debt issuance costs. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets in the records of WHG and its subsidiaries.

EL CON REFINANCING

     The debt of El Con is collateralized by a letter of credit which expires on September 9, 1998. The loan agreement requires the letter of credit to be renewed or replaced prior to June 9, 1998, or the debt amounting to $120,000,000 will become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advance by CRE matures on November 3, 1998, with an additional extension option to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity. The $30,000,000 used for the partial payment of the

                             WKA EL CON ASSOCIATES
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

letter of credit was obtained from a cash advance received from Posadas de Puerto Rico Associates, Incorporated, an affiliate company through common ownership.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern.

HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. While the financial effects of the hurricane are not yet determinable, management of the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's and the Partnership's financial condition.

8. IMPACT OF YEAR 2000 -- UNAUDITED

     The Partnership has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Partnership expects the project to be substantially completed by 1999. The Partnership does not expect this project to have significant effect on its financial position.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
CONQUISTADOR HOLDING, INC.

     We have audited the accompanying balance sheet of Conquistador Holding, Inc., a Delaware corporation, as of June 30, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Conquistador Holding, Inc. as of June 30, 1998, in conformity with generally accepted accounting principles.

     The accompanying balance sheet has been prepared assuming that Conquistador Holding, Inc. will continue as a going-concern. As more fully described in Note 5, El Conquistador Partnership L.P., did not renew or replace prior to June 9, 1998 a letter of credit collateralizing $120,000,000 of indebtedness and such debt was repaid on August 3, 1998 with proceeds from the letter of credit. The letter of credit issuer was partially repaid with the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador Partnership L.P. with the remaining amount due on November 3, 1998. This condition raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                                 /S/ ERNST & YOUNG LLP

Dallas, Texas
October 16, 1998

                           CONQUISTADOR HOLDING, INC.
                                 BALANCE SHEET
                                 JUNE 30, 1998

                                              ASSETS
Cash...............................................................................................   $       101
Investments in unconsolidated subsidiaries.........................................................    35,219,299
                                                                                                      -----------
               Total assets........................................................................   $35,219,400
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Current income tax liability..................................................................   $   703,207
     Deferred tax liabilities......................................................................       130,582
                                                                                                      -----------
               Total liabilities...................................................................       833,789
Shareholders' equity
     Class A voting common stock, $0.01 par value; 50,000 shares authorized;
       100 shares issued and outstanding...........................................................             1
     Class B non-voting common stock, $0.01 par value; 50,000 shares authorized; 9,900 shares
      issued and outstanding.......................................................................            99
     Additional paid-in capital....................................................................    34,174,946
     Retained earnings.............................................................................     1,548,464
                                                                                                      -----------
                                                                                                       35,723,510
     Less: subscription note receivable............................................................    (1,337,899)
                                                                                                      -----------
               Total shareholders' equity..........................................................    34,385,611
                                                                                                      -----------
               Total liabilities and shareholders' equity..........................................   $35,219,400
                                                                                                      -----------
                                                                                                      -----------

                            See accompanying notes.

                           CONQUISTADOR HOLDING, INC.
                             NOTES TO BALANCE SHEET
                                 JUNE 30, 1998

1. ORGANIZATION

     Conquistador Holding, Inc. (the 'Company') is owned by Patriot American Hospitality, Inc. ('PAH') and a subsidiary of Wyndham International, Inc. The Company was incorporated for the purpose of acquiring partnership interests in El Conquistador Partnership L.P. ('El Con') and WKA El Con Associates ('WKA'). WKA owns the remaining partnership interests in El Con while El Con owns the El Conquistador Resort & Country Club located in Fajardo, Puerto Rico.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Effective March 1, 1998, the Company acquired a 50% interest in El Con and a 37.23% interest in WKA from PAH. The remaining controlling partnership interests of El Con and WKA are owned by a subsidiary of Wyndham International, Inc. ('Wyndham'). Accordingly, the Company accounts for its investments in El Con and WKA under the equity method.

INCOME TAXES

     The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ('SFAS 109'). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years the differences are expected to reverse.

     Deferred tax liabilities are primarily a result of tax over book depreciation.

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Summarized unaudited financial information for El Con as of June 30, 1998 is as follows:

Total assets..................................................................   $246,075,784
Total liabilities.............................................................    194,483,623
Partners' capital.............................................................     51,592,161

     Summarized unaudited financial information for WKA as of June 30, 1998 is as follows:

Total assets..................................................................   $247,449,400
Total liabilities.............................................................    203,641,100
Partners' capital.............................................................     43,808,300

4. SUBSCRIPTION NOTE RECEIVABLE

     Upon incorporation, Wyndham International, Inc., through one of its subsidiaries, contributed cash of $101 and a note payable to the Company in the amount of $1,337,899 in exchange for 100 shares of the Company's Class A common stock.

                           CONQUISTADOR HOLDING, INC.
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

5. SUBSEQUENT EVENTS

     On July 13, 1998, the Company acquired an additional 16.23% interest in WKA for approximately $3,890,000.

     The debt of El Con was collateralized by a letter of credit which expired on September 9, 1998. On August 3, 1998, the letter of credit was honored and drawn on. In accordance with the Letter of Credit and Reimbursement Agreement, El Con is obligated to immediately reimburse the letter of credit issuer the full $120,000,000 drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement. As part of the such agreement, the maturity of the remaining $90,000,000 was extended to November 3, 1998, with an additional extension option to March 15, 1999 available if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points thereafter. The $30,000,000 used for the partial payment of the letter of credit was obtained in a cash advance from Posadas de Puerto Rico Associates, Incorporated, a company affiliated through common ownership. El Con is engaged in the process of refinancing the remaining $90,000,000 through a new bond issue. The Company believes such refinancing will be achieved, but there can be no assurance thereof. This raises substantial doubt about the Company's ability to continue as a going-concern.

     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the hotel owned by El Con. While the financial effects of the hurricane are not yet determinable, the Company believes that the nature of the damage and insurance coverage is such that there will not be a significant impact on the Company's financial condition.

6. IMPACT OF YEAR 2000-UNAUDITED

     The Company's accounting records are processed by Wyndham who is assessing the modifications or replacements of its software that may be necessary for its computer systems to function properly with respect to the dates in the year 2000 and thereafter. Wyndham is presently negotiating with a vendor that is expected to perform this remediation of Wyndham's systems. The scope and cost of this work is not yet known at this time. Wyndham believes that the remediation will be implemented by June 30, 1999.

                                WHG EL CON CORP.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

                                              ASSETS
Current assets:
     Cash.........................................................................................   $  1,610,100
     Restricted cash and investments held by bank.................................................      1,773,000
     Trade accounts receivable, less allowance for doubtful accounts of $271,000..................      5,632,200
     Due from affiliated companies................................................................          9,700
     Inventories..................................................................................      1,603,900
     Prepaid expenses and others current assets...................................................      2,301,200
                                                                                                     ------------
          Total current assets....................................................................     12,930,100
Due from affiliated company.......................................................................      3,190,100
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,758,800
     Furniture, fixture and equipment.............................................................     19,940,500
     Construction in progress.....................................................................        366,000
                                                                                                     ------------
                                                                                                      232,320,800
     Less accumulated depreciation................................................................      2,594,900
                                                                                                     ------------
                                                                                                      229,725,900
Operating equipment, net..........................................................................      1,601,000
Deferred debt issuance costs and other assets, net of accumulated amortization of $495,000........      1,858,600
Capitalized interest, net of accumulated amortization of $27,000..................................      1,269,500
                                                                                                     ------------
               Total assets.......................................................................   $250,575,200
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable.......................................................................   $  5,650,400
     Advance deposits.............................................................................      2,416,400
     Accrued interest.............................................................................      1,163,700
     Other accrued liabilities....................................................................      7,647,400
     Due to affiliated companies..................................................................        400,000
     Current portion of long-term debt............................................................    120,000,000
     Current portion of chattel mortgages and capital lease obligations...........................        726,200
                                                                                                     ------------
          Total current liabilities...............................................................    138,004,100
Long-term note payable............................................................................        896,300
Long-term debt....................................................................................     25,000,000
Deferred income tax liability.....................................................................      2,030,000
Due to affiliated companies.......................................................................     16,625,400
Due to partners...................................................................................        137,000
Minority interest.................................................................................     43,137,800
Shareholder's equity:
Common stock, non par value:
    Authorized shares - 3,000 issued and outstanding shares - 1,000...............................     12,056,100
Additional paid-in capital........................................................................     10,800,000
Retained earnings.................................................................................      1,888,500
                                                                                                     ------------
          Total shareholder's equity..............................................................     24,744,600
                                                                                                     ------------
               Total liabilities and shareholder's equity.........................................   $250,575,200
                                                                                                     ------------
                                                                                                     ------------

                            See accompanying notes.

                                WHG EL CON CORP.
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WHG El Con Corp. (the Company), organized under the laws of the State of Delaware, is a wholly owned subsidiary of Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly owned subsidiary of Wyndham International, Inc. (Wyndham). The Company owns 46.54% of WKA El Con Associates (the Partnership), a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con).

     El Con is a limited partnership organized under the laws of Delaware pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). El Con is 50% owned by WKA El Con Associates and 50% owned by Conquistador Holding, Inc., a wholly-owned subsidiary of Patriot American Hospitality (Patriot). El Con owns and operates a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

     The consolidated balance sheet includes the accounts of the Company, the Partnership and El Con. (see Note 13).

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.

BASIS OF PRESENTATION

     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

     The consolidated balance sheet information at June 30, 1998 includes all adjustments (consisting of normal accounting adjustments) that management considers necessary for a fair presentation of the consolidated balance sheet at June 30, 1998.

     As part of the acquisition by Wyndham and Patriot, accounted for under the purchase method, the Partnership's investment in El Con was increased by approximately $23,570,000 and capitalized interest costs were decreased by approximately $774,000.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt. Certain other capital and costs related to El Con were incurred by the Partnership and are being amortized over 50 years.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     Pursuant to the terms of the bond agreement (see Note 8), El Con had cash and investments on deposit amounting to approximately $1,773,000 for the interest due on August 3, 1998.

3. TRADE ACCOUNTS RECEIVABLE

     At June 30, 1998, trade accounts receivable consisted of the following:


Trade accounts receivable -- hotel........................................................   $5,537,100
Less allowance for doubtful accounts......................................................      180,600
                                                                                             ----------
                                                                                              5,356,500
Trade accounts receivable -- casino.......................................................      366,200
Less allowance for doubtful accounts......................................................       90,500
                                                                                             ----------
                                                                                                275,700
                                                                                             ----------
     Trade accounts receivable, net.......................................................   $5,632,200
                                                                                             ----------
                                                                                             ----------

4. TRANSACTIONS WITH RELATED PARTIES

     El Con has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality). The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flow levels are achieved. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     A subsidiary of Williams Hospitality, a related entity through common ownership, financed certain transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561.

5. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con and other payments made by Williams Hospitality, and for services rendered

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico) and Posadas de San Juan Associates. At June 30, 1998 amounts due to affiliated companies consisted of the following:


Current:
     Due to Williams Hospitality:
          Basic management fees....................................................................   $   240,600
          Other....................................................................................       148,900
     Due to Posadas de Puerto Rico.................................................................        10,500
                                                                                                      -----------
                                                                                                      $   400,000
                                                                                                      -----------
                                                                                                      -----------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees...........................................................   $ 8,805,900
               Interest at 10% on incentive management fees........................................       813,300
               Advances............................................................................     1,500,000
               Interest on advances................................................................     1,064,100
               Other...............................................................................       412,500
                                                                                                      -----------
                                                                                                       12,595,800
          Due to Patriot...........................................................................     4,029,600
                                                                                                      -----------
                                                                                                      $16,625,400
                                                                                                      -----------
                                                                                                      -----------

     At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. Interest rate as of December 31, 1997 was 8.50% (see Note 2).

     The Partnership guaranteed a revolving credit facility from GDB to El Con in the aggregate amount of up to $6,000,000. The revolving credit facility was terminated in May 1998.

6. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     At June 30, 1998, chattel mortgages and capital lease obligations on equipment consisted of the following:

Chattel mortgage notes payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through October 1998,
  collateralized with personal property...........................................   $670,300
Capital lease obligations bearing interest at 11.5%, payable in monthly installments of $28,335, including interest, through July 1998, collateralized
  with personal property..........................................................     55,900
                                                                                     --------
                                                                                     $726,200
                                                                                     --------
                                                                                     --------

7. LONG-TERM NOTE PAYABLE

     The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%, interest rate at June 30, 1998 was 7.5%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by Wyndham, the ultimate owner of WHG El Con Corp.

8. LONG-TERM DEBT

     At June 30, 1998 long-term debt consisted of the following:


     Industrial Revenue Bonds Series A..................................................   $ 90,000,000
     Industrial Revenue Bonds Series B..................................................     30,000,000
     Government Development Bank for Puerto Rico........................................     25,000,000
                                                                                           ------------
                                                                                            145,000,000
Less current portion....................................................................    120,000,000
                                                                                           ------------
                                                                                           $ 25,000,000
                                                                                           ------------
                                                                                           ------------

     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that El Con will pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds were subject to redemption at El Con's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991, El Con entered into an Interest Rate Swap Agreement that expired on March 8, 1998 by which El Con agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94% respectively, of the LIBOR rate minus 1/8th of 1%.

     The Loan Agreement provides that El Con will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collaterilized by a letter of credit, that terminates on September 9, 1998, issued by The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited). The Loan Agreement required the letter of credit to be renewed or replaced prior to June 9, 1998 or the debt amounting to $120,000,000 would become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advance by CRE matures on November 3, 1998, with an additional extention option to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity. The $30,000,000 used for the partial payment of the letter of credit was obtained from a

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

cash advance received from Posadas de Puerto Rico, an affiliate company through common ownership.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof.

     El Con pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit El Con pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

     Commencing on April 1, 1993, El Con was required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through June 30, 1998 there had been no amounts deposited in escrow under this provision.

     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement with Williams Hospitality. The collateral is subject to a subordination agreement in favor of The Bank of Tokyo-Mitsubishi Ltd (formerly The Mitsubishi Bank, Limited).

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments' requires the disclosure of the fair value of El Con's financial instruments at June 30, 1998. The carrying amount of investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of El Con's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Company's operations are included with Wyndham's Federal income tax return. Statement of Financial Accounting Standards No. 109 'Accounting for Income Taxes', (SFAS No. 109) requires that a portion of income tax expense be allocated to the Company. The 'Separate Return Method' was utilized to calculate the Federal income tax provision allocated to the Company.

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return of the Company.

     The deferred tax liability as of June 30, 1998 relates to the depreciation method used for book and tax purposes.

11. COMMITMENTS

     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to June 30, 1998:


1998............................................................................   $  210,000
1999............................................................................      210,000
2000............................................................................      210,000
2001............................................................................      210,000
2002............................................................................      240,000
Thereafter......................................................................    5,575,000
                                                                                   ----------
                                                                                   $6,655,000
                                                                                   ----------
                                                                                   ----------

     On May 4, 1998, El Con entered into a $2,993,000 contract for the construction of spa facilities at an existing building. Monthly progress payments are due by the fifteenth of each month, with a final payment upon substantial completion of the construction.

12. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.

     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1l65(e) of the Puerto Rico Income Tax Act of l994, as amended.

     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

                                                                                     MATCHING
                                                                                   CONTRIBUTION
G.O.P. EXCEEDS BUDGET BY                                                            PERCENTAGE
--------------------------------------------------------------------------------   ------------

Less than 5%....................................................................        25%
5%..............................................................................        35%
10%.............................................................................        45%
15%.............................................................................        55%
20%.............................................................................        65%

13. SUBSEQUENT EVENTS

     On July 13, 1998, Patriot acquired the remaining additional interest in the Partnership for approximately $3,890,000. The purchase transactions, were accounted for under the purchase

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 JUNE 30, 1998

method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of its subsidiaries.

     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. While the financial effects of the hurricane are not yet determinable, management of the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.

14. IMPACT OF YEAR 2000

     El Con has developed a plan to modify its information technology systems to be ready for the year 2000 and has begun converting critical data processing systems. El Con expects the project to be substantially completed by 1999. El Con does not expect this project to have a significant effect on its financial position.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
WHG EL CON CORP.

     We have audited the accompanying balance sheet of WHG El Con Corp. as of December 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also 0includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WHG El Con Corp. as of December 31, 1997 in conformity with generally accepted accounting principles.

     The accompanying balance sheet has been prepared assuming that WHG El Con Corp. will continue as a going-concern. As more fully described in Note 6, El Conquistador Partnership L.P., a 23.27% indirectly owned partnership, did not renew or replace prior to June 9, 1998 a letter of credit collaterizing $120,000,000 of indebtedness and the debt was required to be repaid on August 3, 1998. The debt was partially repaid with proceeds from a short-term loan due on November 3, 1998 and the proceeds of an advance from Posadas de Puerto Rico Associates, Incorporated, an affiliate of the Company. This condition raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                                 ERNST & YOUNG LLP

San Juan, Puerto Rico
October 2, 1998

                                WHG EL CON CORP.
                                 BALANCE SHEET
                               DECEMBER 31, 1997


                                              ASSETS
Cash..............................................................................................   $  3,106,400
Interest receivable...............................................................................         15,200
Notes receivable from affiliated companies........................................................      5,228,300
                                                                                                     ------------
               Total assets.......................................................................   $  8,349,900
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND DEFICIENCY IN ASSETS
Liabilities:
     Deferred income taxes........................................................................   $  1,978,000
     Losses in excess of equity investment in WKA El Con Associates...............................      7,090,200
                                                                                                     ------------
               Total liabilities..................................................................   $  9,068,200
Deficiency in Assets:
     Common stock, non par value:
          Authorized shares -- 3,000, issued and outstanding shares -- 1,000......................   $ 12,056,100
          Accumulated deficit.....................................................................    (12,774,400)
                                                                                                     ------------
               Total Deficiency in Assets.........................................................       (718,300)
                                                                                                     ------------
               Total liabilities and Deficiency in Assets.........................................   $  8,349,900
                                                                                                     ------------
                                                                                                     ------------

                            See accompanying notes.

                                WHG EL CON CORP.
                           NOTES TO THE BALANCE SHEET
                               DECEMBER 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WHG El Con Corp. (the Company), organized under the laws of Delaware, is a wholly-owned subsidiary of WHG Resorts & Casinos, Inc. (WHG). The Company owns 46.54% of WKA El Con Associates (WKA), a joint venture organized under the General Partnership Law of the State of New York for the purpose of becoming a general and a limited partner of El Conquistador Partnership L.P. (El Con). El Con owns the El Conquistador Resort & Country Club (the Resort), a luxury resort hotel and casino in Fajardo, Puerto Rico.

CHANGE IN FISCAL YEAR

     The Company changed its fiscal year from June 30 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVESTMENT IN WKA

     The investment in WKA is accounted for under the equity method. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the Resort property.

2. NOTES RECEIVABLE FROM AFFILIATED COMPANIES

     Notes receivable from WKA and El Con at December 31, 1997 consisted of the following:

Note receivable due through May, 2002 from El Con...............................   $  186,160
Subordinated notes receivable due in 2003 to 2005 from WKA......................    3,830,094
Accrued interest receivable.....................................................    1,212,046
                                                                                   ----------
                                                                                   $5,228,300
                                                                                   ----------
                                                                                   ----------

     Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

3. INVESTMENT IN WKA

     The Company owns a 46.54% general partnership interest in WKA. Summarized financial information for WKA as of December 31, 1997 is as follows:

Total assets...................................................................   $21,171,900
Total liabilities..............................................................    36,497,200
Deficiency in partners' capital................................................    15,325,300

4. INCOME TAXES

     The Company's operations are included with WHG's Federal income tax return. Statement of Financial Accounting Standards No. 109 'Accounting for Income Taxes', (SFAS No. 109) requires that a portion of income tax expense be allocated to the Company. The 'Separate Return Method' was utilized to calculate the Federal income tax provision allocated to the Company.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return.

     The defered tax liability as of December 31, 1997 relates to the depreciation method used for book and tax purposes.

                                WHG EL CON CORP.
                   NOTES TO THE BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1997

5. SUBSEQUENT EVENTS

BUSINESS ACQUISITION

     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham), merged with and into WHG. As part of the transaction, WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot American Hospitality, Inc. (Patriot), a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets in the records of WHG and its subsidiaries.

EL CON REFINANCING

     The debt of El Con is collateralized by a letter of credit which expires on September 9, 1998. The loan agreement requires the letter of credit to be renewed or replaced prior to June 9, 1998, or the debt amounting to $120,000,000 will become due on August 3, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit Agreement with Citicorp Real Estate, Inc. (CRE). CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. As part of the Assignment and Modification Agreement, the remaining $90,000,000 advance by CRE matures on November 3, 1998, with an additional extension option to March 15, 1999, if certain conditions are met. Interest on the $90,000,000 is payable at a rate equal to 7.91% per annum up to September 1, 1998 and at a rate equal to LIBOR plus 225 basis points up to maturity. The $30,000,000 used for the partial payment of the letter of credit was obtained from a cash advance received from Posadas de Puerto Rico Associates, Incorporated, an affiliate company through common ownership.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond issue by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. Based on operating history of El Con Resort, the Company's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the El Con, WKA and the Company's ability to continue as a going-concern.

HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges caused certain damage to the Resort. While the financial effects of the hurricane are not yet determinable, management of the Company believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's or the Company's financial condition.

6. IMPACT OF YEAR 2000 -- UNAUDITED

     The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company expects the project to be substantially completed by 1999. The Company does not expect this project to have significant effect on its financial position.

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFICIAL STATEMENT AND PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AFICA, THE PARTNERSHIP OR THE UNDERWRITERS. THIS OFFICIAL STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE BONDS OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS OFFICIAL STATEMENT AND PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AFICA OR THE PARTNERSHIP SINCE THE DATE HEREOF OR THAT THE OTHER INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------
                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Available Information......................................................................................      1
Disclosure Regarding Forward-Looking Statements............................................................      1
Summary....................................................................................................      2
Risk Factors...............................................................................................      9
Use of Proceeds............................................................................................     17
The Resort.................................................................................................     18
The Partnership............................................................................................     24
Security Ownership of Management and Certain Beneficial Owners.............................................     25
Management of the Partnership..............................................................................     28
Selected Financial Data....................................................................................     31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations............................................................................................     33
Legal Proceedings..........................................................................................     39
Policy with Respect to Certain Activities..................................................................     39
Investment Objectives and Policies.........................................................................     40
Policies with Respect to Certain Transactions..............................................................     40
Certain Relationships and Related Transactions.............................................................     40
The Bonds..................................................................................................     42
Summary of the Loan Agreement..............................................................................     49
Summary of the Trust Agreement.............................................................................     53
AFICA......................................................................................................     57
Government Development Bank for
  Puerto Rico..............................................................................................     59
Tax Matters................................................................................................     59
Rating.....................................................................................................     60
Legal Investment...........................................................................................     60
Underwriting...............................................................................................     60
Legal Matters..............................................................................................     61
Continuing Disclosure Covenant.............................................................................     61
Reports to Bondholders.....................................................................................     63
Experts....................................................................................................     63
Miscellaneous..............................................................................................     63
Index to Financial Statements..............................................................................    F-1
Form of Opinion of Bond Counsel............................................................................    A-1

                            ------------------------

     UNTIL                      ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

_____________________________                      _____________________________

_____________________________                      _____________________________

                                  $100,000,000

                                     AFICA
                             TOURISM REVENUE BONDS,
                                 1998 SERIES A
                                (EL CONQUISTADOR
                                RESORT PROJECT)

                     --------------------------------------
                               OFFICIAL STATEMENT
                                 AND PROSPECTUS
                     --------------------------------------

                               CITICORP FINANCIAL
                              SERVICES CORPORATION

_____________________________                      _____________________________

                                                                      APPENDIX A

                        FORM OF OPINION OF BOND COUNSEL

                                                         [               ,] 1998

Puerto Rico Industrial, Tourist, Educational,
Medical and Environmental Control Facilities
Financing Authority
San Juan, Puerto Rico

Gentlemen:

     We have examined Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the 'Act'), creating Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the 'Authority'), a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico ('Puerto Rico').

     We have also examined certified copies of the proceedings of the Board of Directors of the Authority in authorizing the execution and delivery of the Trust Agreement and the Loan Agreement hereinafter referred to, and certified copies of the proceedings and other proofs submitted relative to the authorization, issuance, and sale of the following bonds (the 'Bonds'):

                                  $100,000,000
             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
                           AND ENVIRONMENTAL CONTROL
                         FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1998 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)

     Said Bonds are issued under and pursuant to a Deed of Trust Agreement (the 'Trust Agreement'), dated the date hereof, by and between the Authority and Banco Santander Puerto Rico, Trustee (the 'Trustee').

     The proceeds of the sale of the Bonds are to be used for the purpose of repaying the principal of and interest on an interim loan provided by Citicorp Real Estate, Inc. to El Conquistador Partnership L.P. (the 'Borrower'), funding certain reserves and paying certain costs and expenses of issuing the Bonds. The proceeds of said interim financing were used to pay Borrower's obligations under a certain reimbursement agreement resulting from the redemption of bonds issued by the Authority for the financing, in part, of the purchase, renovation, development, construction, equipping and operation of a hotel in Fajardo, Puerto Rico, known as El Conquistador Resort & Country Club.

     The Authority has entered into a Loan Agreement, dated the date hereof (the 'Loan Agreement'), with the Borrower providing for the loan of the proceeds of the sale of the Bonds to the Borrower and for repayment by the Borrower of the loan in amounts sufficient to pay the principal of and interest on the Bonds as the same will become due and payable. The Loan Agreement provides that the loan repayments will be paid directly to the Trustee and will be deposited to the credit of a special fund created by the Trust Agreement and designated 'Tourism Revenue Bonds 1998 Series A (El Conquistador Resort Project) Bonds Fund' (the 'Bond Fund'), which special fund is charged with the payment of the principal of and interest on the Bonds. In addition, the Loan Agreement, except for certain rights of the Authority, and the repayments thereunder, has been assigned to the Trustee.

     The Bonds are subject to redemption as provided in the Trust Agreement.

     As to any questions of fact material to our opinion, we have relied upon representations of the Authority and the Borrower contained in the Trust Agreement and the Loan Agreement, the certified proceedings and other certifications by officials of the Authority and the Borrower, without undertaking to verify the same by independent investigation.

     We have also examined one of the Bonds as executed and authenticated.

     All capitalized terms used in this opinion letter and not otherwise defined herein will have the meanings ascribed to them in the Trust Agreement.

     From such examination, we are of the opinion that:

          1. The Act is valid.

          2. The proceedings of the Board of Directors of the Authority required in connection with the authorization, issuance and sale of the Bonds and the authorization, execution, and delivery of the Loan Agreement and the Related Documents to which the Authority is a party and the Trust Agreement have been validly and legally taken.

          3. The Trust Agreement and the Related Documents to which the Authority is a party have been duly authorized, executed and delivered by the Authority and assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid, binding and enforceable obligations of the Authority in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The Bonds have been duly authorized by the Authority and constitute legal, valid, and binding obligations of the Authority, payable solely from the Bond Fund and entitled to the benefit of the Trust Agreement.

          5. All right, title and interest of the Authority in and to the Related Documents (except certain rights of the Authority including its rights to payment of expenses indemnity) have been validly assigned to the Trustee.

          6. The Bonds do not constitute an indebtedness of either Puerto Rico or any of its principal subdivisions, other than the Authority, and neither Puerto Rico nor any of such political subdivisions, other than the Authority, will be liable thereon.

          7. The Bonds and the transfer of the Bonds, including gain derived upon the sale of the Bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of the Act.

          8. Interest on the Bonds is (i) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1994, as amended (the 'PR-Code'); (ii) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the PR-Code, Article 8(b) of the Act and Section 3 of the Puerto Rico Federal Relations Act ('PRFRA') and; (iii) exempt from Puerto Rico municipal license tax pursuant to
     Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the PRFRA.

          9. The Bonds are exempt from Puerto Rico personal property tax pursuant to Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the PRFRA.

          10. The Bonds are exempt from Puerto Rico (i) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (ii) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.

          11. Assuming that the Partnership complies with the source of income representations, warranties and covenants contained in the Loan Agreement, then:

             a. Interest received or accrued on the Bonds is excludable from gross income pursuant to Section 933(1) of the Code if the holder of the Bonds is an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which the interest is received or accrued.

             b. Interest received or accrued on the Bonds is not subject to United States federal income tax if the holder of the Bonds is a corporation organized under the laws of Puerto Rico or any foreign country and such interest is not effectively connected with the conduct of a trade or business in the United States by such corporation.

          12. Interest on the Bonds is not excluded from the gross income of the recipient thereof for United States federal income tax purposes under
     Section 103(a) of the Code.

          United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, may be subject to United States federal income tax on gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40, 1989-1 CB 681, gain on the sale of the Bonds (not including original issue discount accruing under the Code as of the date of such sale or exchange) by an individual who is bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute income from sources within Puerto Rico and will qualify for the exclusion provided in Section 933(1) of the Code, provided that the Bonds do not constitute inventory property in such individual's hands.

          Ownership of the Bonds may result in having a portion of the interest expense allocable to interest on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.

     This opinion is limited to the above, and we express no other opinion regarding Puerto Rico or United States tax consequences arising from ownership or disposition of the Bonds.

     This letter is furnished by us solely for the benefit of the Authority and the holders from time to time of the Bonds and may not be relied upon by any other person.

                                          Respectfully submitted,

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting commissions. All of the amounts shown are estimates except for the Securities and Exchange Commission (the 'Commission') registration fee.

                                       ITEM                                           AMOUNT
----------------------------------------------------------------------------------   --------

Commission registration fee.......................................................   $ 29,500
Printing expenses.................................................................
Accounting fees and expenses......................................................
Legal fees and expenses...........................................................
Trustee fees......................................................................
AFICA fees........................................................................    500,000
Miscellaneous expenses............................................................
                                                                                     --------
     TOTAL........................................................................   $
                                                                                     --------
                                                                                     --------

ITEM 32. SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Partnership Agreement of the El Conquistador Partnership L.P. (the 'Partnership') provides that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner, a member of the Development Committee (as defined in the Partnership Agreement) or otherwise, has any liability to the Registrant or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of the Registrant in its capacity as such except for gross negligence or willful misconduct. The Partnership Agreement of the Registrant also provides that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, the Registrant, nor is any limited partner as such personally liable for any obligations of the Registrant except as otherwise provided by law.

     Each of the general and limited partners (the 'Partners') of the Partnership will be a Delaware corporation at the time of the Offering.

     Each Partner's authority to indemnify its respective officers and directors will be governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the 'DGCL') and by the Certificate of Incorporation of such Partner. The Certificate of Incorporation of each Partner will provide that it shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons, and that such indemnification and advances shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of each Partner will provides for the elimination of personal liability of directors of such Partner to such Partner or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36. FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial Statements.


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of June 30, 1998.................................................   F-3
     Pro Forma Condensed Balance Sheet as of December 31, 1997.............................................   F-5
     Pro Forma Condensed Statement of Operations for Six Months Ended June 30, 1998........................   F-7
     Pro Forma Condensed Statements of Operations for Nine Months Ended December 31, 1997..................   F-8
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-9
     Balance Sheet as of June 30, 1998 and 1997 and at December 31, 1997 and 1996 and March 31, 1997.......   F-10
     Statements of Operations and (Deficiency in) Partners' Capital for Six Months Ended June 30, 1998 and
      1997, for the Period of January 1, 1998 to February 28, 1998, for the Period of March 1, 1998 to
      June 30, 1998, for the Nine Months Ended December 31, 1996 and for Fiscal Years Ended December 31,
      1997 (9 Months), March 31, 1997 and 1996.............................................................   F-11
     Statements of Cash Flows for Six Months Ended June 30, 1998 and 1997, for the Period of January 1,
      1998 to February 28, 1998, for the Period of March 1, 1998 to June 30, 1998, for the Nine Months
      Ended December 31, 1996 and for Fiscal Years Ended December 31, 1997 (9 Months), March 31, 1997 and
      1996.................................................................................................   F-12
     Notes to Financial Statements.........................................................................   F-13

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of June 30, 1998........................................................   F-22
     Notes to Consolidated Balance Sheet...................................................................   F-23
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-30
     Balance Sheet as of December 31, 1997.................................................................   F-31
     Notes to Balance Sheet................................................................................   F-32

CONQUISTADOR HOLDING, INC.
     Report of Independent Auditors........................................................................   F-36
     Balance Sheet as of June 30, 1998.....................................................................   F-37
     Notes to Balance Sheet................................................................................   F-38


WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of June 30, 1998........................................................   F-40
     Notes to Consolidated Balance Sheet...................................................................   F-41
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-48
     Balance Sheet as of December 31, 1997.................................................................   F-49
     Notes to Balance Sheet................................................................................   F-50

     (b) Exhibits.

 *1      -- Bond Purchase Agreement between the Partnership and Citicorp Financial Services Corporation.
  3.1    -- El Conquistador Partnership L.P. Venture Agreement dated January 12, 1990 between WKA El Con Associates
           ('WKA') and Kumagai Caribbean, Inc. ('Kumagai'), as amended May 4, 1992, March 31, 1998 and April 29,
           1998.
  3.2    -- Certificate of Limited Partnership, as amended, of the Partnership.
 *4.1    -- Form of Loan Agreement between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental
           Control Facilities Authority ('AFICA') and the Partnership.
 *4.2    -- Form of Trust Agreement between AFICA and Banco Santander Puerto Rico, as Trustee (the 'Trustee').
 *4.3    -- Form of Serial Bond (included in Exhibit 4.2 hereof).
 *4.4    -- Form of Term Bond (included in Exhibit 4.2 hereof).
 *4.5    -- Continuing Disclosure Agreement between the Partnership and the Trustee.
 *5      -- Opinion of Shack & Siegel, P.C. with respect to the legality of the securities being registered.
 *8      -- Opinion of Fiddler Gonzalez & Rodriguez with respect to certain tax matters.
 10.1    -- El Conquistador Partnership L.P. Development Services and Management Agreement dated January 12, 1990 between the Partnership and Williams Hospitality Management Corporation (now known as Williams Hospitality
           Group Inc. ('WHGI')), as amended as of September 30, 1990 and January 31, 1991.
 10.2    -- Deed of Lease dated December 15, 1990 by Alberto Bachman Umpierre and Lilliam Bachman Umpierre to the
           Partnership.
 10.3    -- Letter of Credit and Reimbursement Agreement dated as of February 7, 1991 between the Partnership and The
           Mitsubishi Bank, Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi,
           Ltd.) (the 'Bank') and the Irrevocable Transferable Standby Letter of Credit dated February 7, 1991 issued pursuant thereto.
 10.4    -- First Amendment to the Letter of Credit and Reimbursement Agreement dated as of May 5, 1992 between the
           Partnership, WKA, Kumagai and the Bank.
 10.5    -- Assignment and Modification Agreement dated as of August 3, 1998 among the Partnership, Citicorp Real
           Estate, Inc. ('CRE'), Banco Popular de Puerto Rico, as trustee, AFICA and the Bank.
 10.6    -- Replacement Reserve Agreement dated as of August 3, 1998 between the Partnership and CRE.
 10.7    -- Debt Service Reserve Agreement (CRE) dated as of August 3, 1998 between the Partnership and CRE.
 10.8    -- Debt Service Reserve Agreement (GDB) dated as of August 3, 1998 between the Partnership and CRE.
 10.9    -- Environmental Indemnity Agreement dated as of August 3, 1998 by the Partnership and Patriot American
           Hospitality, Inc. in favor of CRE.
 10.10   -- Security Agreement dated as of August 3, 1998 between the Partnership and CRE.

 10.11   -- Assignment of Leases and Rents dated as of August 3, 1998 by the Partnership to CRE.
 10.12   -- Assignment of Licenses, Permits and Contracts dated as of August 3, 1998 by the Partnership to CRE.
 10.13   -- Assignment of Management Agreement and Subordination of Management Fees dated as of August 3, 1998 by the
           Partnership to CRE and acknowledged and consented to by WHGI.
 10.14   -- Promissory Note dated August 3, 1998 in the aggregate principal amount of $32,021,172 made by Posadas de
           Puerto Rico Associates, Incorporated in favor of the Partnership.
 10.15   -- Loan Agreement dated February 7, 1991 between The Government Development Bank for Puerto Rico ('GDB') and
           the Partnership.
 10.16   -- First Amendment to GDB Loan Agreement dated May 5, 1992 between GDB and the Partnership.
 10.17   -- Second Amendment to GDB Loan Agreement dated as of October 4, 1996 between GDB and the Partnership.
 10.18   -- Management Agreement Subordination and Attornment Agreement dated as of February 7, 1991 between Williams
           Hospitality Management Corporation (now knows as WHGI) and the Bank.
 10.19   -- Collateral Pledge Agreement dated as of February 7, 1991 among the Partnership, AFICA and the Bank.
 10.20   -- Mortgage dated February 7, 1991 by the Partnership in favor of AFICA.
 10.21   -- Deed of Mortgage dated February 7, 1991 by the Partnership in favor of GDB.
 10.22   -- Leasehold Mortgage dated February 7, 1991 by the Partnership in favor of AFICA.
 10.23   -- Deed of Leasehold Mortgage dated February 7, 1991 by the Partnership in favor of GDB.
 12      -- Statement with respect to computation of ratios.
 23.1    -- Consent of Ernst & Young LLP with respect to the Partnership, WKA and WHG El Con Corp.
 23.2    -- Consent of Ernst & Young LLP with respect to Conquistador Holding, Inc.
*23.3    -- Consent of Shack & Siegel, P.C. (contained in their opinion filed as Exhibit 5 hereto).
*23.4    -- Consent of Fiddler Gonzalez & Rodriguez (contained in their opinion filed as Exhibit 8 hereto).
 24      -- Powers of Attorney (included on the signature page hereto).
*25      -- Statement of Eligibility of Trustee (separately bound).
 27      -- Financial Data Schedule (filed with EDGAR version only).

     -----------------

*  To be filed by amendment.

ITEM 37. UNDERTAKINGS.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on the 19th day of October, 1998.

                                          EL CONQUISTADOR PARTNERSHIP L.P.
                                          (Registrant)

                                          By: CONQUISTADOR HOLDING, INC.

                                          By:        /s/ JAMES D. CARREKER
                                             ...................................
                                                  NAME: JAMES D. CARREKER
                                               TITLE: CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Larry Vitale and Noel Vera-Ramirez and each of them, each with full power to act without the other, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary and appropriate.

     Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                            CAPACITIES IN WHICH SIGNED                   DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ JAMES D. CARREKER             Chief Executive Officer (Principal Executive    October 19, 1998
 .........................................    Officer) of the Registrant and Director of
            JAMES D. CARREKER                 Conquistador Holding, Inc.

          /s/ LAWRENCE S. JONES             Executive Vice President and Treasurer          October 19, 1998
 .........................................    (Principal Financial Officer and Principal
            LAWRENCE S. JONES                 Accounting Officer) of the Registrant and
                                              Director of Conquistador Holding, Inc.

                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as ................ 'r'
The section symbol shall be expressed as.............................. 'SS'